Exhibit 10.1

Published CUSIP Number: ____________
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of July 8, 2011
among
SONIC AUTOMOTIVE, INC.,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and an L/C Issuer,
THE OTHER LENDERS PARTY HERETO
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as
Sole Lead Arranger and Sole Book Manager

v

SCHEDULES

Schedule 1.01A	Silo Subsidiaries
Schedule 1.01B	Dual Subsidiaries
Schedule 1.01C	Certain ERISA Information
Schedule 2.01	Commitments and Applicable Percentages
Schedule 2.03	Existing Letters of Credit
Schedule 2A.03(a)	Information Regarding Collateral
Schedule 4.01	Good Standing Jurisdictions and Foreign Qualifications
Schedule 5.05	Material Indebtedness and Other Liabilities
Schedule 5.06	Litigation
Schedule 5.13	Subsidiaries; Equity Interests
Schedule 5.19	Franchise Agreements and Framework Agreements
Schedule 6.13	Location of Collateral
Schedule 7.01	Existing Liens
Schedule 7.03	Existing Indebtedness
Schedule 10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS	Form of:

Exhibit A	Committed Loan Notice
Exhibit B	Swing Line Loan Notice
Exhibit C	Note
Exhibit D	Assignment and Assumption
Exhibit E	Second Amended and Restated Subsidiary Guaranty
Exhibit F	Compliance Certificate
Exhibit G	Joinder Agreement
Exhibit H-1	Second Amended and Restated Pledge Agreement
Exhibit H-2	Second Amended and Restated Escrow and Security Agreement
Exhibit H-3	Second Amended and Restated Sonic Financial Pledge Agreement
Exhibit I	Revolving Borrowing Base Certificate
Exhibit J	Second Amended and Restated Security Agreement
Exhibit K	Opinion Matters
Exhibit L	Master Intercreditor Agreement
Exhibit M	Letters of Credit Reports
Exhibit N	Ford Motor Credit Consent
Exhibit O	Maturity Date Test Amount Certificate
Exhibit P	Repurchase Test Amount Certificate

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of July 8, 2011, among SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as an L/C Issuer.
     The Company, certain of the Lenders (the “Existing Lenders”) and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of January 15, 2010, as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of February 25, 2010, (as amended, supplemented or otherwise modified prior to (but excluding) the date hereof, the “Existing Credit Agreement”), pursuant to which certain of the Existing Lenders agreed to make a revolving credit facility available to the Company in accordance with the terms thereof.
     The Company has requested that the Lenders amend and restate the Existing Credit Agreement in order to continue to provide a revolving credit facility and extend the maturity thereof and the Lenders are willing to do so on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Assignments and Allocations; Amendment and Restatement.
     (a) Simultaneously with the Closing Date, the parties hereby agree that (i) the initial Aggregate Commitments are $175,000,000, the initial Commitment of each of the Lenders hereunder shall be as set forth in Schedule 2.01, the outstanding amount of the Revolving Loans (as defined in and under the Existing Credit Agreement, without giving effect to any Borrowings of Loans under this Agreement on the Closing Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and from each Lender to each other Lender (including from Lenders who increase or reduce their Commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement but without the payment of any related assignment fee, and no other documents or instruments, shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived), (ii) the Revolving Swing Line (as defined under the Existing Credit Agreement) shall continue as the swing line subfacility hereunder, with the Swing Line Sublimit set out herein, and the Revolving Swing Line Loans (as defined in the Existing Credit Agreement), if any, shall continue as and deemed to be Swing Line Borrowings hereunder and

(iii) the letter of credit subfacility provided in the Existing Credit Agreement shall continue as the Letter of Credit facility hereunder with the Letter of Credit Sublimit set forth herein.
     (b) On the Closing Date, the applicable Lenders shall make full cash settlement with one another and with any lender under the Existing Credit Agreement that may not be a Lender under this Agreement, in each case through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements, each Lender’s Applicable Percentage of the Aggregate Commitments equals (with customary rounding) its Applicable Percentage of (x) the Outstanding Amount of all Loans and (y) the Outstanding Amount of all L/C Obligations.
     (c) The Company, each Subsidiary Guarantor, the Administrative Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement that in any manner govern or evidence the Obligations, the rights and interests of the Administrative Agent and the Lenders, in any of their respective capacities, and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.
     (d) Notwithstanding this amendment and restatement of the Existing Credit Agreement, including anything in this Section 1.01, and certain of the related “Loan Documents” as defined in the Existing Credit Agreement (the “Prior Loan Documents”), (i) after giving effect to any repayments, commitment reductions and commitment terminations on the date hereof, all of the indebtedness, liabilities and obligations owing by the Company under the Existing Credit Agreement and other Prior Loan Documents shall continue as Obligations hereunder, as amended, supplemented or otherwise modified by the terms of this Agreement, (ii) each of this Agreement and the Notes and the other Loan Documents is given as a substitution or supplement of, as the case may be, and not as a payment of, the indebtedness, liabilities and obligations of the Company and the Subsidiary Guarantors (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or any Prior Loan Document and is not intended to constitute a novation thereof or of any of the other Prior Loan Documents, and (iii) certain of the Prior Loan Documents will remain in full force and effect, as set forth in this Agreement or in such Prior Loan Document. Upon the effectiveness of this Agreement, all Revolving Loans (as defined in the Existing Credit Agreement) owing by the Company and outstanding under the Existing Credit Agreement shall continue as Loans hereunder subject to the terms hereof. Revolving Loans which are Base Rate Loans, each as defined and outstanding under the Existing Credit Agreement on the Closing Date, shall continue to accrue interest at the Base Rate hereunder, and Revolving Loans which are Eurodollar Rate Loans, each as defined and outstanding under the Existing Credit Agreement on the Closing Date, shall continue to accrue interest at the Eurodollar Rate hereunder; provided, that, on and after the Closing Date, the margin applicable to any Loan or Letter of Credit hereunder shall be as set forth in the definition of Applicable Rate below, without regard to any margin applicable thereto under the Existing Credit Agreement prior to the Closing Date. All accrued but unpaid interest and fees owing under the Existing Credit Agreement as of the date hereof shall be repaid on the date hereof at the applicable rates set forth in the Existing Credit Agreement.

     1.02 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Account Debtor” means each Person obligated in any way on or in connection with an Account, chattel paper or general intangibles (including a payment intangible).
     “Accounts” means, collectively, all of the following property of the Company or any Grantor, whether now owned or hereafter acquired or arising, all accounts, as defined in the UCC, including any rights to payment for the sale, lease or license of goods or rendition of services, whether or not they have been earned by performance.
     “Acquisition” means the acquisition of (i) a controlling equity interest or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by or a vehicle franchise or vehicle brand licensed or owned by such Person, or (iii) assets constituting a vehicle dealership.
     “Additional Indebtedness” means Additional Unsecured Indebtedness or Additional Unsecured Subordinated Indebtedness.
     “Additional Unsecured Indebtedness” means Indebtedness of the Company (which may be guaranteed by the Subsidiaries of the Company on an unsecured basis); provided that, (i) such Indebtedness is (A) not secured by any property of the Company or any Subsidiary, (B) does not have a maturity, and does not require any principal payments (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right), earlier than six (6) months following the Maturity Date, and (C) has terms (including terms of maturity and amortization) that are typical for indebtedness of such type issued at such time and such terms (other than applicable rates of interest) are otherwise no more restrictive, or less advantageous to the Lenders, than the Loan Documents or are otherwise on terms satisfactory to the Administrative Agent, and (ii) after giving effect to the issuance of such Indebtedness, (A) no Event of Default shall have occurred and be continuing or would occur as a result therefrom and (B) all other requirements set forth in Section 7.03(k) shall have been met. “Additional Unsecured Indebtedness” does not include the 2003-8.625% Indenture Indebtedness, the 2009-5.0% Indenture Indebtedness, 2010-9.0% Indenture Indebtedness or any related Permitted Indenture Refinancing Indebtedness.
     “Additional Unsecured Subordinated Indebtedness” means Indebtedness of the Company (which may be guaranteed by the Subsidiaries of the Company on an unsecured, subordinated basis); provided that, (i) such Indebtedness is (A) not secured by any property of the Company or any Subsidiary, (B) does not have a maturity, and does not require any principal payments (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right), earlier than six (6) months following the Maturity Date, (C) has terms (including terms of maturity and amortization) that are typical for indebtedness of such type issued at such time and such terms (other than applicable rates of interest) are otherwise no more restrictive, or less advantageous to the Lenders, than the Loan Documents or are otherwise on terms satisfactory to the Administrative Agent, (D) is subordinated to the Obligations in a manner reasonably acceptable to the Administrative Agent or has subordination terms substantially similar to those in the 2010-9.0% Indenture and (E) has customary standstill and blockage provisions with regard to payments and enforcement actions and (ii) after giving effect to the issuance of such Indebtedness, (A) no Event of Default shall have occurred and be continuing or would occur as a result therefrom and (B) all other requirements set forth in Section 7.03(l) shall have been met. “Additional Unsecured Subordinated Indebtedness” does not include the 2003-8.625% Indenture Indebtedness, the 2009-5.0% Indenture Indebtedness, 2010-9.0% Indenture Indebtedness or any related Permitted Indenture Refinancing Indebtedness.
     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Aggregate Commitments” means the Commitments of all the Lenders.
     “Agreement” means this Second Amended and Restated Credit Agreement.
     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans or the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a)(i):

Applicable Rate

			Eurodollar
			Rate Loans +
Pricing	Consolidated Total Lease	Commitment	Letter of	Base Rate
Level	Adjusted Leverage Ratio	Fee	Credit Fee	Loans +
1	Less than 4.00:1.00	0.30%	2.00%	1.00%
2	Less than 4.50:1.00 but greater than or equal to 4.00:1.00	0.35%	2.25%	1.25%
3	Less 5.00:1.00 but greater than or equal to 4.50:1.00	0.35%	2.50%	1.50%
4	Greater than or equal to 5.00:1.00	0.50%	2.75%	1.75%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day of the calendar month immediately succeeding the date a Compliance Certificate is delivered pursuant to Section 6.02(a)(i); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered and (ii) the Applicable Rate in effect from the Closing Date through the first Business Day of the calendar month immediately succeeding the date the Compliance Certificate with respect to the fiscal quarter ended June 30, 2011 is delivered pursuant to Section 6.02(a)(i) shall be Pricing Level 3.
     Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book manager.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
     “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
     “Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
     “Autoborrow Advance” shall have the meaning specified in Section 2.04(b).
     “Autoborrow Agreement” shall have the meaning specified in Section 2.04(b).
     “Automatic Debit Date” means the fifth day of a calendar month, provided that if such day is not a Business Day, the respective Automatic Debit Date shall be the next succeeding Business Day.
     “Availability Period” means, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Bank of America Letter” means the letter agreement, dated May 18, 2011, among the Company, the Administrative Agent and the Arranger.
     “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
     “Buyer Notes” means those promissory notes received by the Company or any Subsidiary as partial or full payment consideration for Dispositions of vehicle dealerships or Subsidiaries by the Company or such Subsidiary to the obligors of such promissory notes.
     “Cancellation of Acceleration” means, with respect to any Trigger Date, that no Springing Maturity Date has resulted from such Trigger Date because either (a) the Required Lenders have agreed (in their sole discretion) not to accelerate the Maturity Date as a result of such Trigger Date or (b) in the case of a Springing Maturity Date described in clause (y) of the definition of “Maturity Date,” the Springing Maturity Date Exception has occurred and remained in effect through the date the respective Indenture Indebtedness, other Indebtedness or Put Option giving rise to such Trigger Date has been paid in full.
     “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the respective L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the respective L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
     “Cash Management Arrangement” means any arrangement or agreement to provide cash management products and services, including treasury products, depository products and services, overdrafts, credit or debit cards, merchant card processing exposure, ACH and other electronic funds transfer products, immediate credit facilities on deposited dealer drafts, check guarantee letters and other cash management arrangements.
     “Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Arrangement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) became (or becomes) a Lender, was (or is) a party to a Cash Management Arrangement, in each case in its capacity as a party to such Cash Management Arrangement.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
     “Change of Control” means an event or series of events by which:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than (i) Sonic Financial, O. Bruton Smith or B. Scott Smith; (ii) any spouse or immediate family member of O. Bruton Smith and B. Scott Smith (collectively with O. Bruton Smith and B. Scott Smith, a “Smith Family Member”); or (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners and owners of which are Smith Family Members, (the persons and entities in “i”, “ii”, and “iii” being referred to, collectively and individually, as the “Smith Group”) so long as in the case of clause (ii) and (iii) O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such ownership) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
     (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);
     (c) any Person or two or more Persons (excluding members of the Smith Group so long as O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such equity securities) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or
     (d) the Company fails to own, directly or indirectly, 100% of the Equity Interests of any Subsidiary other than as a result of the sale of all Equity Interests in a Subsidiary pursuant to a Permitted Disposition.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means, collectively, the assets and rights and interests in property of any Person in which the Administrative Agent, on behalf of the Secured Parties, is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.
     “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Company pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type made by each of the Lenders pursuant to Section 2.01.
     “Committed Loan” has the meaning specified in Section 2.01.
     “Committed Loan Notice” means a notice of (a) a Borrowing or (b) a conversion of Committed Loans from one Type to the other, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
     “Company” has the meaning specified in the introductory paragraph hereto.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit F.
     “Consolidated Current Assets” means, as of any date of determination, the current assets of the Company and its Subsidiaries on a consolidated basis as of such date (but excluding in any event (i) any long-term assets of discontinued operations held for sale, other than such assets which (x) are the subject of an executed non-cancelable purchase and sale agreement between the applicable Loan Party and a Person which is not an Affiliate of any Loan Party and (y) the applicable Loan Party intends, in good faith, to Dispose of within 60 days of such date of determination and (ii) any Investment described in Section 7.02(i)).

     “Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Company and its Subsidiaries on a consolidated basis as of such date.
     “Consolidated EBITDAR” means for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Consolidated Net Income, plus (b) to the extent deducted in computing Consolidated Net Income for such period: (i) Consolidated Interest Expense with respect to non-floorplan Indebtedness (including interest expense not payable in cash), (ii) charges against income for foreign, Federal, state and local income taxes, (iii) depreciation expense, (iv) amortization expense, including, without limitation, amortization of other intangible assets and transaction costs, (v) non-cash charges, (vi) all extraordinary losses, (vii) legal fees, broker fees and other transaction expenses incurred in connection with any Permitted Acquisition (not to exceed $1,000,000 in the aggregate for each such Acquisition), (viii) Consolidated Rental Expense, and (ix) non-cash lease termination charges, net of any amortization of such charges minus (c) to the extent included in computing Consolidated Net Income for such period, (i) extraordinary gains and (ii) all gains on repurchases of long-term Indebtedness.
     “Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense with respect to non-floorplan Indebtedness for such period (excluding any interest expense not payable in cash and not payable as a result of any default), plus (b) Consolidated Principal Payments for such period, plus (c) Consolidated Rental Expenses for such period, plus (d) Federal, state, local and foreign income taxes paid in cash by the Company and its Subsidiaries on a consolidated basis during such period, plus (e) Restricted Payments permitted by Section 7.06(d) for such period, minus (f) cash refunds of Federal, state, local and foreign income taxes received by the Company and its Subsidiaries on a consolidated basis during such period. The calculation of “Consolidated Fixed Charges” is further described in Section 1.04(e).
     “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated EBITDAR for the four fiscal quarter period ending on such date minus (ii) an amount equal to $100,000 (representing assumed maintenance capital expenditures) multiplied by the average daily number of physical dealership locations at which the Subsidiaries operated franchised vehicle dealerships during such period to (b) Consolidated Fixed Charges for such period.
     “Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a)

through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.
     “Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest (before factory assistance or subsidy), premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
     “Consolidated Liquidity Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated Current Assets (excluding Temporary Excess Cash) plus the Revolving Facility Liquidity Amount to (b) the sum of (i) Consolidated Current Liabilities (but excluding, without duplication and only to the extent such amounts would otherwise have been included in this clause (b)(i), (A) such Consolidated Current Liabilities consisting of any holder put right, balloon, bullet or similar final scheduled principal payment that would repay any Indebtedness permitted by Section 7.03 in full, other than any such holder put right, balloon, bullet or final payment which is due within ninety (90) days following such date of determination, and (B) any Temporary Indebtedness) plus (ii) without duplication, Indebtedness (whether or not reflected as a Consolidated Current Liability) under all floorplan financing arrangements.
     “Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries for such period.
     “Consolidated Principal Payments” means, for any period, for the Company and its Subsidiaries on a consolidated basis, all scheduled payments of principal and amortization of the Company and its Subsidiaries in connection with Indebtedness for money borrowed (including Permitted Real Estate Indebtedness) or in connection with the deferred purchase price of assets which payments are made or are required to be made during such period, in each case to the extent treated as principal in accordance with GAAP (other than any balloon, bullet or similar final scheduled principal payment that repays such Indebtedness in full). It is acknowledged that payments permitted under Section 7.15 shall not be deemed to be scheduled payments of principal for purposes of determining “Consolidated Principal Payments”.
     “Consolidated Rental Expense” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the aggregate amount of fixed and contingent rentals payable in cash by the Company and its Subsidiaries with respect to leases of real and personal property (excluding capital lease obligations) determined in accordance with GAAP for such period (subject to Section 1.04(b)).
     “Consolidated Total Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Outstanding Indebtedness (excluding (w) Indebtedness under the New Vehicle Floorplan Facility, (x) Permitted Silo Indebtedness for New

Vehicle or Used Vehicle inventory, (y) Indebtedness under the Used Vehicle Floorplan Facility and (z) Temporary Indebtedness) as of such date plus (ii) eight (8) times Consolidated Rental Expense for the period of four fiscal quarters most recently ended (excluding Consolidated Rental Expense relating to any real property acquired during the period of four fiscal quarters most recently ended but including as Consolidated Rental Expense the “rental payments” for any real property Disposed of and leased back to the Company or its Subsidiaries during the period of four fiscal quarters most recently ended as if such sale-leaseback transaction had occurred on and such “rental payments” began on the first day of such applicable four fiscal quarter period) to (b) Consolidated EBITDAR for the period of four fiscal quarters most recently ended.
     “Consolidated Total Outstanding Indebtedness” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Company and its Subsidiaries (including any such Indebtedness that would otherwise be deemed to be equity solely because of the effect of FASB ASC 470-20) for such period.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Conversion Price” means, with respect to any Indenture Indebtedness and the Put Option thereunder, the effective per share price of each share of Class A Common Stock of the Company that the holder of such Indebtedness would obtain by exercising such Put Option. The Conversion Price shall be rounded to the nearest cent, with one-half (1/2) cent being rounded down. By way of example, if the conversion rate for the Put Option under the 2009-5.0% Indenture Notes as set forth in the documentation related thereto on the date hereof is 74.7245 shares of the Company’s Class A Common Stock per $1,000 principal amount of 2009-5.0% Indenture Notes, then, the “Conversion Price” with respect to such Put Option is $13.38 (i.e. $1,000 divided by 74.7245 shares).
     “Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the Equity Interests of the Company or any Subsidiary to be transferred in connection with such Acquisition, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Company or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (vi) the aggregate fair market value of all other consideration given by the Company or any Subsidiary in connection with such Acquisition; provided that (x) the Cost of Acquisition shall not include the purchase price of floored vehicles acquired in connection with such Acquisition, (y) in the event a Subsidiary which operates a franchised vehicle dealership purchases real property located at or related to such dealership (and so long as such Subsidiary operated such dealership prior to such purchase), the consideration described above attributable to such real property shall be excluded from the calculation of Cost of Acquisition for purposes of determining the $50,000,000 threshold set forth in Section 7.12, and (z) amounts under clause (iv) above shall be excluded from the calculation of Cost of Acquisition to the extent that such amounts as of the date of entering into any agreement with respect to such Acquisition are not reasonably expected to exceed $5,000,000 in the aggregate (each such determination for each applicable year of earnouts and other contingent obligations with respect to the applicable Acquisition to be based on the reasonably expected operations and financial condition of the Company and its Subsidiaries during the first year after the date of the applicable Acquisition). For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of the Company shall be valued in accordance with GAAP.
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
     “Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder including in respect of its Loans hereunder or participations in respect of Letters of Credit or Swing Line Loans, or has failed to perform any of its funding obligations under the Floorplan Credit Agreement including in respect of its Used Vehicle Floorplan Loans or New Vehicle Floorplan Loans (each as defined in the Floorplan Credit Agreement) thereunder, in each case within three Business Days of the date required to be funded by it hereunder or thereunder, (b) has notified the Company or the Administrative Agent that it does not intend to comply with any such funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, thereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent, that it will comply with such funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Dollar” and “$” mean lawful money of the United States.
     “Dual Subsidiary” means a Subsidiary which (i) operates more than one franchised vehicle dealership and (ii) has entered into separate floorplan financing arrangements with either (A) more than one Silo Lender or (B) the Floorplan Lenders and at least one Silo Lender. The Dual Subsidiaries as of the Closing Date are set forth on Schedule 1.01B. The Company may designate other Subsidiaries as Dual Subsidiaries from time to time in accordance with Section 7.17.
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
     “Eligible Accounts” means the Accounts, other than contracts-in-transit, of the Company and the Grantors arising from the sale, lease or license of goods or rendition of services in the ordinary course of business of the Company and the Grantors, which the Administrative Agent, in the exercise of its reasonable discretion, determines to be Eligible Accounts. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Accounts shall not (unless otherwise agreed to by the Administrative Agent) include any Account:
     (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;
     (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Loan Documents are incorrect or have been breached;
     (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;
     (d) which represents a progress billing (as hereinafter defined) or as to which the Company or any Grantor has extended the time for payment without the consent of the Administrative Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the Company’s or the applicable Subsidiary’s completion of any further performance under the contract or agreement;
     (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under Debtor Relief Laws; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code of the United States; the institution by or against the Account Debtor of any other type of insolvency proceeding (under Debtor Relief Laws or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;
     (f) owed by an Account Debtor if twenty-five percent (25%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (a) above;
     (g) owed by an Account Debtor which: (1) does not maintain its chief executive office in the United States or Canada; (2) is not organized under the laws of the United States, Canada or any state or province thereof; (3) is not, if a natural person, a citizen of the United States or Canada residing therein; or (4) is a Governmental Authority of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof;
     (h) owed by an Account Debtor which is an Affiliate, officer, director or employee of the Company or any Grantor;
     (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Administrative Agent’s Liens in such Account, or the Administrative Agent’s right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

     (j) owed by an Account Debtor to which the Company or any Grantor is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor (including, without limitation, all Accounts that are subject to any agreement encumbering or limiting in any manner the Company’s or any Grantor access to such Accounts), unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;
     (k) owed by any Governmental Authority, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Administrative Agent’s Liens therein, have been complied with to the Administrative Agent’s satisfaction with respect to such Account;
     (l) owed by any Governmental Authority and as to which the Administrative Agent determines that its Lien therein is not or cannot be perfected;
     (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;
     (n) which is evidenced by a promissory note or other instrument or by chattel paper;
     (o) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Company or any Grantor to seek judicial enforcement in such state of payment of such Account, unless the Company or any Grantor has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;
     (p) which arises out of a sale not made in the ordinary course of the Company’s or the applicable Grantor’s business or out of finance or similar charges;
     (q) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Company or the applicable Grantor’s and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;
     (r) owed by an Account Debtor which is obligated to the Company or the applicable Grantor’s respecting Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25%) of the aggregate unpaid balance of all Accounts owed to the Company or the applicable Grantor at such time by all of the Company’s or the applicable Grantor’s Account Debtors, but only to the extent of such excess;
     (t) which is not subject to the Administrative Agent’s Liens, which are perfected as to such Accounts, or which are subject to any other Lien whatsoever, other than Liens permitted by Section 7.01(j) or (m) so long as such Liens are subject to the Master Intercreditor Agreement;
     (s) in which the payment thereof has been extended, the Account Debtor has made a partial payment, or such Account arises from a sale on a cash-on-delivery basis; or
     (t) which includes a billing for interest, fees or late charges, provided that ineligibility shall be limited to the extent of such billing.
The Company, by including an Account in any computation of the Revolving Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that such Account is not of the type described in any of (a) through (t) above, and if any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded by the Company from the calculation of Eligible Accounts.
     “Eligible Equipment” means Equipment of the Company or a Grantor which the Administrative Agent, in the exercise of its reasonable commercial discretion, determines to be Eligible Equipment. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Equipment shall not (unless otherwise agreed to by the Administrative Agent) include any Equipment:
     (a) that is not legally owned by the Company or a Grantor;
     (b) that is not subject to the Administrative Agent’s Liens, which are perfected as to such Equipment, or that are subject to any other Lien whatsoever, other than Liens permitted by Section 7.01(j) or (m) so long as such Liens are subject to the Master Intercreditor Agreement, and (without limiting the generality of the foregoing) in no event shall “Eligible Equipment” include any Permitted Real Estate Indebtedness Collateral;
     (c) that is not in good working condition for its intended use or for sale;
     (d) that is located outside the United States or at a location other than a place of business of the Company or a Grantor; or
     (e) that is located in a facility leased by the Company or the applicable Grantor, if the lessor has not delivered to the Administrative Agent, if requested by the Administrative Agent, a Landlord Waiver in form and substance satisfactory to the Administrative Agent.
The Company, by including Equipment in any computation of the Revolving Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent that such Equipment is not of the type described in any of (a) through (e) above, and if any Equipment at any time ceases to be Eligible Equipment, then such Equipment shall promptly be excluded by the Company from the calculation of Eligible Equipment.

     “Eligible Inventory” means Inventory consisting of parts and accessories which the Administrative Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Inventory shall not (unless otherwise agreed to by the Administrative Agent) include any Inventory:
     (a) that is not owned by the Company or a Grantor;
     (b) that is not subject to the Administrative Agent’s Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever, other than Liens permitted by Section 7.01(j) or (m) so long as such Liens are subject to the Master Intercreditor Agreement, and (without limiting the generality of the foregoing) in no event shall “Eligible Inventory” include any Permitted Real Estate Indebtedness Collateral;
     (c) that does not consist of finished goods;
     (d) that consists of raw materials, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;
     (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;
     (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Company’s or the applicable Grantor business, or that is slow moving or stale;
     (g) that is obsolete or returned or repossessed or used goods taken in trade;
     (h) that is located outside the United States of America or Canada (or that is in-transit from vendors or suppliers);
     (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by the Company or the applicable Grantor, if the warehouseman, or the bailee, or the lessor has not delivered to the Administrative Agent, if requested by the Administrative Agent, a subordination agreement in form and substance satisfactory to the Administrative Agent;
     (j) that contains or bears any IP Rights licensed to the Company or the applicable Grantor by any Person, if the Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.10 without infringing the rights of the licensor of such IP Rights or violating any contract with such licensor, and, as to which the Company or the applicable Grantor has not delivered to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent if requested; or
     (k) that is Inventory placed on consignment.

The Company, by including Inventory in any computation of the Revolving Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that such Inventory is not of the type described in any of (a) through (k) above, and if any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded by the Company from the calculation of Eligible Inventory.
     “Eligible Used Vehicle Inventory” has the meaning specified for such term in the Floorplan Credit Agreement.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equipment” means all of the Company’s and the Grantor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, trade fixtures, and other tangible personal property (except Inventory), including computer equipment, embedded software, construction in progress, parts and accessories, motor vehicles (which are not Inventory) with respect to which a certificate of title has been issued, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by the Company or any Grantor and all of the Company’s and Grantors’ rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974.

     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA in excess of $1,000,000; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, in either case that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA in excess of (i) in the case of the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001, the Threshold Amount and (ii) in all other cases, $1,000,000; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan, Multiemployer Plan or Multiple Employer Plan; (f) any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan of the Company or any ERISA Affiliate; (g) except as set forth on Schedule 1.01C, the determination that any Pension Plan, Multiemployer Plan or Multiple Employer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate in excess of (i) in the case of the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001, the Threshold Amount and (ii) in all other cases, $1,000,000.
     “Escrow and Security Agreement” means that certain Second Amended and Restated Escrow and Security Agreement dated as of the Closing Date made by the Company and certain Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit H-2 attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14, and as otherwise supplemented, amended, or modified from time to time.
     “Eurodollar Rate” means,
     (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and
     (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.
     A Loan bearing interest at the Eurodollar Rate may be (a) borrowed on a day other than the first day of the applicable Interest Period and (b) repaid or converted to a different Type of Loan on a day other than the last day of an Interest Period without giving rise to any additional payment for “break funding” losses.
     “Eurodollar Rate Committed Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
     “Eurodollar Rate Loan” means a Eurodollar Rate Committed Loan or a Swing Line Loan which bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.
     “Event of Default” has the meaning specified in Section 8.01.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Company is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 3.01(a)(ii) or Section 3.01(c).

     “Existing Credit Agreement” has the meaning specified in the recitals hereto.
     “Existing Letters of Credit” means those Letters of Credit described on Schedule 2.03.
     “Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Company shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit and (ii) all letter of credit fees relating thereto accruing after such date (which fees shall be payable solely for the account of the applicable L/C Issuer and shall be computed (based on interest rates and the Applicable Rate then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit), that have, in each case, been fully Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and such L/C Issuer shall have been made; (b) all Commitments shall have terminated or expired; (c) the obligations and liabilities of the Company and each other Loan Party under all Related Swap Contracts and Secured Cash Management Arrangements shall have been fully, finally and irrevocably paid and satisfied in full and the Related Swap Contracts and Secured Cash Management Arrangements shall have expired or been terminated, or other arrangements satisfactory to the Lender or Affiliate of a Lender party to a Related Swap Contract or the Cash Management Bank, as applicable and in each case in its sole discretion, shall have been made with respect thereto; and (d) the Company and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all of their respective Obligations and liabilities arising under the Loan Documents, (except for future obligations consisting of continuing indemnities and other contingent Obligations of the Company or any Loan Party that may be owing to the Administrative Agent, any of its Related Parties or any Lender pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or any other Loan Document).
     “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Floorplan Administrative Agent” means, as applicable, Bank of America (in its capacity as the administrative agent under the Floorplan Credit Agreement or any successor administrative agent under the Floorplan Credit Agreement).
     “Floorplan Credit Agreement” means the Amended and Restated Syndicated New and Used Floorplan Credit Agreement dated as of the date hereof among the Company, the

Subsidiaries of the Company party thereto from time to time, the Floorplan Administrative Agent and the Floorplan Lenders (as amended, supplemented or otherwise modified from time to time).
     “Floorplan Facility” means, collectively or individually, as the context may require, the New Vehicle Floorplan Facility or the Used Vehicle Floorplan Facility.
     “Floorplan Default” has the meaning specified for the term “Default” in the Floorplan Credit Agreement.
     “Floorplan Event of Default” has the meaning specified for the term “Event of Default” in the Floorplan Credit Agreement.
     “Floorplan Lenders” means the lenders party from time to time to the Floorplan Credit Agreement.
     “Floorplan Loan Documents” has the meaning specified for the term “Loan Documents” in the Floorplan Credit Agreement.
     “Floorplan Secured Parties” has the meaning specified for the term “Secured Parties” in the Floorplan Credit Agreement.
     “Foreign Lender” means with respect to the Company, any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Person” means any Person that is organized under the laws of any jurisdiction other than the District of Columbia or any of the states of the United States.
     “Framework Agreement” means a framework agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.
     The term “franchise” when used with respect to any vehicle manufacturer or distributor shall be deemed to include each dealership that is authorized by a Franchise Agreement to sell New Vehicles manufactured or distributed by such manufacturer or distributor, whether or not such dealership is expressly referred to as a franchise in the respective Franchise Agreement or Framework Agreement.
     “Franchise Agreement” means a franchise agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which (i) such Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.16(a)(iv), or (ii) Cash Collateral or other credit support acceptable to such L/C Issuer shall have been provided in accordance with Section 2.04, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which (i) such Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.16(a)(iv), or (ii) Cash Collateral or other credit support acceptable to the Swing Line Lender shall have been provided in accordance with Section 2.05.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Grantor” has the meaning specified in Section 2A.03.
     “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) capital leases and Synthetic Lease Obligations;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning specified in Section 10.04(b).
     “Indenture Indebtedness” means, collectively or individually, as the context may require, 2003-8.625% Indenture Indebtedness, 2009-5.0% Indenture Indebtedness, 2010-9.0% Indenture Indebtedness and the related Permitted Indenture Refinancing Indebtedness, if any.
     “Indenture Prepayments” has the meaning specified in Section 7.15.
     “Information” has the meaning specified in Section 10.07.
     “Interest Payment Date” means the Automatic Debit Date of each calendar month.
     “Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.
     “Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting, in each case as described in the Securities Laws.
     “Inventory” has the meaning given such term in Section 9-102 of the UCC.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IP Rights” has the meaning specified in Section 5.17.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the respective L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.

     “Joinder Agreement” means each Revolving Joinder Agreement, substantially in the form of Exhibit G, executed and delivered by a Subsidiary or any other Person to the Administrative Agent, for the benefit of the Secured Parties, pursuant to Section 6.14.
     “Landlord Waiver” means, as to any leasehold interest of a Loan Party, a landlord waiver and consent agreement executed by the landlord of such leasehold interest, in each case in form and substance satisfactory to the Administrative Agent.
     “Last Reported Sale Price” of the Company’s Class A Common Stock on any date means, so long as the Company’s Class A Common Stock is listed for trading on a U.S. national or regional securities exchange on the relevant date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Class A Common Stock is traded.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C Issuer” means Bank of America or Wells Fargo, each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. All singular references to the L/C Issuer shall mean any L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit or all L/C Issuers, as the context may require.
     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
     “Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is fifteen days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.03(i).
     “Letter of Credit Sublimit” means an amount equal to $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” means an extension of credit by a Lender to the Company under Article II in the form of a Committed Loan or a Swing Line Loan.
     “Loan Documents” means, collectively, this Agreement, each Note, each Issuer Document, the Security Agreement, the Escrow and Security Agreement, the Pledge Agreement, the Sonic Financial Pledge Agreement, each Joinder Agreement, each other Security Instrument, the Subsidiary Guaranty, the Bank of America Letter, any Autoborrow Agreement and any agreement creating or perfecting rights in Cash Collateral or other credit support pursuant to the provisions of Section 2.15 of this Agreement.
     “Loan Parties” means, collectively, the Company, each Subsidiary Guarantor, and each Person (other than the Administrative Agent, the Floorplan Administrative Agent, any Lender, any Silo Lender or any landlord executing a Landlord Waiver) executing a Security Instrument.
     “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Master Intercreditor Agreement” means that certain Amended and Restated Master Intercreditor Agreement dated as of the date hereof among the Administrative Agent, the

Floorplan Administrative Agent and the Silo Lenders and acknowledged by the Company on behalf of itself and its Subsidiaries substantially in the form of Exhibit L, and the exhibits thereto, as such agreement may be supplemented from time to time by execution and delivery of joinder agreements thereto and revised exhibits in accordance with the terms thereof, and as otherwise supplemented, amended or modified from time to time.
     “Material Adverse Effect” means (a) a material adverse effect on (i) the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company, the Subsidiary Guarantors and the other Loan Parties, taken as a whole, to perform their respective obligations under any Loan Document to which any of them is a party (unless such Company, Subsidiary Guarantor or other Loan Party has repaid in full all of its respective Obligations and is no longer a Loan Party in accordance with the terms of this Agreement and the other Loan Documents) or (b) an adverse effect on the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.
     “Maturity Date” means August 15, 2016; provided that, in the event of a Trigger Date (unless otherwise agreed to by the Required Lenders in their sole discretion), the “Maturity Date” shall be accelerated to be the later of (x) such Trigger Date and (y) the date which is ninety-two (92) days prior to the applicable Other Indebtedness Maturity Date or Put Option Date giving rise to such Trigger Date (any such later date described in clause (x) or (y), a “Springing Maturity Date” and any such ninety-two (92) day period referenced in clause (y), a “92 Day Period”), except that, in the case of clause (y), if the Maturity Date Test Amount is equal to or greater than $100,000,000 at any time after such initial Trigger Date but prior to the start of such 92 Day Period (and for so long as such Maturity Date Test Amount is equal to or greater than $100,000,000), the Springing Maturity Date shall not apply (the “Springing Maturity Date Exception”), provided further that if any date determined to be a “Maturity Date” or “Springing Maturity Date”, as the case may be, is not a Business Day, such Maturity Date or Springing Maturity Date shall be the next preceding Business Day.
     “Maturity Date Test Amount” means, as of any date of measurement thereof, the sum of: (a) the sum of (without duplication): (i) cash, cash equivalents and short-term marketable securities reflected on the books of the Company and its Subsidiaries as of such date, in each case not subject to any Lien (other than Liens created under the Loan Documents, the Floorplan Facility, Permitted Silo Indebtedness or Permitted Third Party Service Loaner Indebtedness), (ii) the Net Book Value of contracts-in-transit as of such date, in each case not subject to any Lien (other than Liens created under the Loan Documents, the Floorplan Facility or Permitted Silo Indebtedness), (iii) the Net Book Value of New Vehicles (other than Service Loaner Vehicles) as of such date, (iv) the Net Book Value of Service Loaner Vehicles as of such date, (v) 75% of the Net Book Value of Used Vehicles (net of Lien payoffs and purchases) as of such date, and (vi) the Revolving Facility Liquidity Amount as of such date (without giving effect to any Revolving Advance Limit L/C Reduction), minus (b) the sum of (without duplication) (i) the total outstanding amount of Indebtedness under the New Vehicle Floorplan Facility (other than Indebtedness related to the financing of Service Loaner Vehicles) as of such date, (ii) the total outstanding amount of Permitted Silo Indebtedness for New Vehicle Inventory (other than Indebtedness related to the financing of Service Loaner Vehicles) as of such date, (iii) the total outstanding amount of Used Vehicle floorplan Indebtedness as of such date, and (iv) the total outstanding amount of Indebtedness related to the financing of Service Loaner Vehicles under the New Vehicle Floorplan Facility, Permitted Silo Indebtedness or Permitted Third Party Service Loaner Indebtedness as of such date, minus (without duplication) (c) the outstanding principal amount of the applicable Indenture Indebtedness or other Indebtedness subject to such Other Indebtedness Maturity Date or Put Option Date.
     “Maturity Date Test Amount Certificate” means a certificate of a Responsible Officer of the Company substantially in the form of Exhibit O setting forth a calculation of the Maturity Date Test Amount.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
     “Net Book Value” means, (i) for any Eligible Account, the gross amount of such Eligible Account less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Account, (ii) for any Eligible Inventory, the lower of cost (on a first-in, first-out basis) or market, (iii) for any Eligible Equipment, the then-current book value of such Eligible Equipment (giving effect to any adjustments to such book value on or prior to the date of measurement thereof) less all accumulated depreciation and amortization of such Equipment through the date of measurement, (iv) for any contract-in-transit, the net book value of such contract-in-transit as reflected on the books of the Company in accordance with GAAP, and (v) with respect to any calculation of Maturity Date Test Amount or Repurchase Test Amount, for any New Vehicle or Used Vehicle, the net book value of such Vehicle as reflected on the books of the Company in accordance with GAAP; provided that, in no event shall “Net Book Value” of any asset described herein exceed the value of such asset reflected on the books of the Company and its Subsidiaries.
     “Net Cash Proceeds” means, with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of:
     (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over
     (ii) the sum of
     (A) (1) any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (including any new or used vehicle floorplan loans or any Permitted Real Estate Indebtedness required to be repaid in connection therewith) and (2)

any net obligations of such Person under any Swap Contract that relates to such Indebtedness and is also required by the terms of such Swap Contract to be repaid,
     (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and
     (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds.
     “New Vehicle” means a Vehicle which has never been owned except by a manufacturer, distributor or dealer and (except in the case of Service Loaner Vehicles) has never been registered, and (notwithstanding clause (c) of the definition of “Vehicle”) includes Rental Vehicles and Demonstrators (each as defined in the Floorplan Credit Agreement) and Service Loaner Vehicles, in each case whether or not held for sale.
     “New Vehicle Borrower” has the meaning specified for such term in the Floorplan Credit Agreement.
     “New Vehicle Floorplan Facility” means the new vehicle floorplan facility described in Section 2.01 through 2.05 of the Floorplan Credit Agreement providing for revolving loans to certain Subsidiaries of the Company by the lenders party thereto.
     “New Vehicle Floorplan Lender” has the meaning specified for such term in the Floorplan Credit Agreement.
     “New Vehicle Floorplan Loan” has the meaning specified for such term in the Floorplan Credit Agreement.
     “Note” means a promissory note made by the Company, in favor of a Lender evidencing Loans made by such Lender to the Company, as applicable, substantially in the form of Exhibit C.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Arrangement or any Related Swap Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Indebtedness Maturity Date” means, (a) the maturity date of any Indenture Indebtedness or (b) the maturity date of any Indebtedness of the Company or any of its Subsidiaries which Indebtedness is in an outstanding principal amount greater than $35,000,000 on a consolidated basis (other than Indebtedness under the Loan Documents).
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
     “Participant” has the meaning specified in Section 10.06(d).
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Act” shall mean the Pension Protection Act of 2006.
     “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
     “Pension Plan” means any employee pension benefit plan (other than a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
     “Permitted Acquisition” means any Acquisition permitted by Section 7.12.
     “Permitted Disposition” means any Disposition permitted by Section 7.05.

     “Permitted Indenture Refinancing Indebtedness” means any refinancings, replacements, refundings, renewals or extensions of the 2003-8.625% Indenture Indebtedness, the 2009-5.0% Indenture Indebtedness, the 2010-9.0% Indenture Indebtedness or any Permitted Indenture Refinancing Indebtedness, provided, that (i) the amount of such Indebtedness is not increased at the time of such refinancing, replacement, refunding, renewal or extension (other than for the reasonable fees, premiums or transaction costs incurred in connection with any such refinancing, replacement, refunding, renewal or extension), (such refinancing, replacement, refunding, renewal or extension being referred to hereafter as the “Applicable Refinancing”), (ii) such Indebtedness, after giving effect to the Applicable Refinancing, (A) is not secured by any property of the Company or any Subsidiary, (B) does not have any obligor or guarantor other than the obligors or guarantors of such Indebtedness prior to the Applicable Refinancing, (C) does not have a maturity, and does not require any principal payments (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right), earlier than two (2) years following the Maturity Date, (D) has terms (including terms of maturity and amortization) that are typical for indebtedness of such type issued at such time and such terms (other than applicable rates of interest) are otherwise no more restrictive, or less advantageous to the Lenders, than the Loan Documents or are otherwise on terms satisfactory to the Administrative Agent, (E) in the case of the 2010-9.0% Indenture Indebtedness or any Permitted Indenture Refinancing Indebtedness thereof, (1) is subordinated to the Obligations in a manner reasonably acceptable to the Administrative Agent or has subordination terms substantially similar to those in the 2010-9.0% Indenture and (2) has customary standstill and blockage provisions with regard to payments and enforcement actions, and (iii) after giving effect to the issuance of such Indebtedness, (A) no Event of Default shall have occurred and be continuing or would occur as a result thereof and (B) all other requirements set forth in Section 7.03(h), (i) or (j), as applicable, shall have been met.
     “Permitted Real Estate Indebtedness” means Indebtedness of the Company or a Subsidiary owing to non-Affiliated Persons secured solely by Liens on Permitted Real Estate Indebtedness Collateral so long as the amount of such Indebtedness (as measured for any specified real property parcel and improvements (if any) financed thereby) is no greater than eighty-five percent (85%) of the value of such parcel and improvements set forth in an appraisal thereof prepared by a member of the Appraisal Institute and an independent appraisal firm satisfactory to the Administrative Agent and commissioned in connection with such financing, a copy of which such appraisal has been provided to the Administrative Agent upon its request.
     “Permitted Real Estate Indebtedness Collateral” means, with respect to any particular Permitted Real Estate Indebtedness, the applicable real property used (at the time of the incurrence of such Permitted Real Estate Indebtedness) by a Subsidiary of the Company for the operation of a vehicle dealership or a business ancillary thereto, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof.
     “Permitted Silo Guaranty” means, with respect to any Permitted Silo Indebtedness provided by any Silo Lender, the guaranty of such Indebtedness by (a) the Company or (b) any Subsidiary that operates one or more dealerships at which New Vehicle floorplan financing is provided by such Silo Lender.

     “Permitted Silo Indebtedness” means Indebtedness (including Permitted Silo Guaranties but excluding Indebtedness provided pursuant to the Floorplan Credit Agreement) incurred from time to time by any of the Company’s current or future Subsidiaries consisting of floorplan financing for New Vehicles or Used Vehicles provided by financial institutions or manufacturer- affiliated finance companies (“Silo Lenders”) to such Subsidiaries, provided that (i) with respect to financing of Used Vehicles, the proceeds of such financing are used for purchasing and carrying Used Vehicles, (ii) such indebtedness is secured by, in the case of Silo Lenders providing New Vehicle floorplan financing or New Vehicle and Used Vehicle floorplan financing, a lien on certain assets of such Subsidiaries (including New Vehicles and Used Vehicles financed (including related contracts-in-transit) and the proceeds thereof and certain general intangibles, but excluding real property and fixtures (other than trade fixtures)), and (iii) such Silo Lender is a party to and bound by the Master Intercreditor Agreement; provided that, Permitted Silo Indebtedness provided by a Silo Lender may be cross-collateralized with other Permitted Silo Indebtedness provided by such Silo Lender.
     “Permitted Third Party Service Loaner Indebtedness” means Indebtedness incurred from time to time by any of the Company’s current or future Subsidiaries consisting of financing for Service Loaner Vehicles, which financing is provided by manufacturers, manufacturer affiliated finance companies or other Persons (excluding Floorplan Lenders and Silo Lenders) to the Company or such Subsidiary (“Service Loaner Lenders”) so long as (i) such indebtedness is secured solely by a Lien on said Service Loaner Vehicles so financed by the respective Service Loaner Lenders and the proceeds of such Service Loaner Vehicles, and (ii) in the event any Uniform Commercial Code financing statement related to such Indebtedness reflects any assets of such Subsidiary other than said Service Loaner Vehicles so financed by the respective Service Loaner Lenders and the proceeds of such Service Loaner Vehicles, the Company has used commercially reasonable efforts to obtain an intercreditor agreement executed by such applicable Service Loaner Lender, which intercreditor agreement (x) is in form and substance reasonably satisfactory to the Administrative Agent, (y) acknowledges that such Indebtedness is secured solely by a Lien on said Service Loaner Vehicles so financed and the proceeds thereof and (z) does not conflict with or violate the terms of the Master Intercreditor Agreement.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (generally including a Pension Plan, but excluding a Multiemployer Plan and Multiple Employer Plan), maintained by the Company or, in the case of a Pension Plan, by an ERISA Affiliate, for employees of the Company or any ERISA Affiliate.
     “Platform” has the meaning specified in Section 6.02.
     “Pledge Agreement” means that certain Second Amended and Restated Securities Pledge Agreement dated as of the Closing Date made by the Company and certain Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit H-1 attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.

     “Pro Forma Compliance” means, (i) with respect to any event other than as set forth in clause (ii) below, that the Company and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.11 and the Revolving Borrowing Base, as applicable, in each case calculated as if the event with respect to which Pro Forma Compliance is being tested had occurred on the first day of each relevant period with respect to which current compliance with such financial covenant and Revolving Borrowing Base would be determined (for example, in the case of a financial covenant based on Consolidated EBITDAR, as if such event had occurred on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 6.01(a) or (b)) and (ii) with respect to any Restricted Payment or Indenture Prepayment to be made on any date (any such date, an “Applicable Date”) as contemplated by Section 7.06(e), Section 7.06(f) or Section 7.15, that the Company and its Subsidiaries will be in pro forma compliance with the financial covenants set forth in Section 7.11 and the Repurchase Test Amount requirements set forth in Section 7.06(f) and 7.15, in each case as of the last day of the fiscal quarter which includes the Applicable Date as well as the last day of each of the three fiscal quarters succeeding the fiscal quarter containing the Applicable Date, in each case (x) calculated as if such Restricted Payment or Indenture Prepayment had occurred on the first day of the fiscal quarter which includes the Applicable Date and (y) based on projected financial statements delivered to the Administrative Agent and approved by the Administrative Agent in its sole discretion and which do not reflect material changes in growth or turnover assumptions of trading assets or accounts payable as compared to the most recent financial statements delivered pursuant to Sections 6.01(a) or (b). Pro forma calculations made pursuant to this definition that require calculations of Consolidated EBITDAR on a pro forma basis will be made in accordance with Section 1.04(d).
     “Pro Forma Revolving Borrowing Base Certificate” means, with respect to any event, a duly completed Revolving Borrowing Base Certificate demonstrating Pro Forma Compliance for such event.
     “Pro Forma Compliance Certificate” means, with respect to any event, a duly completed Compliance Certificate demonstrating Pro Forma Compliance for such event.
     “Public Lender” has the meaning specified in Section 6.02.
     “Put Option” means an option of the holders of any Indenture Indebtedness to require the Company to purchase such Indenture Indebtedness.
     “Put Option Date” means the date the holders of any Indenture Indebtedness have the right to exercise a Put Option.
     “Register” has the meaning specified in Section 10.06(c).
     “Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed in the Securities Laws.

     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
     “Related Swap Contract” means all Swap Contracts that are entered into or maintained with a Lender or Affiliate of a Lender that are not prohibited by the express terms of the Loan Documents.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Repurchase Test Amount” means, as of any date of measurement thereof, (a) the sum of (without duplication): (i) cash, cash equivalents and short-term marketable securities reflected on the books of the Company and its Subsidiaries as of such date, in each case not subject to any Lien (other than Liens created under the Loan Documents, the Floorplan Facility, Permitted Silo Indebtedness or Permitted Third Party Service Loaner Indebtedness), (ii) the Net Book Value of contracts-in-transit as of such date, in each case not subject to any Lien (other than Liens created under the Loan Documents, the Floorplan Facility or Permitted Silo Indebtedness), (iii) the Net Book Value of New Vehicles (other than Service Loaner Vehicles) as of such date, (iv) the Net Book Value of Service Loaner Vehicles as of such date, (v) 75% of the Net Book Value of Used Vehicles (net of Lien payoffs and purchases) as of such date, and (vi) the Revolving Facility Liquidity Amount as of such date, minus (b) the sum of (without duplication) (i) the total outstanding amount of Indebtedness under the New Vehicle Floorplan Facility (other than Indebtedness related to the financing of Service Loaner Vehicles) as of such date, (ii) the total outstanding amount of Permitted Silo Indebtedness for New Vehicle Inventory (other than Indebtedness related to the financing of Service Loaner Vehicles) as of such date, (iii) the total outstanding amount of Used Vehicle floorplan Indebtedness as of such date, and (iv) the total outstanding amount of Indebtedness related to the financing of Service Loaner Vehicles under the New Vehicle Floorplan Facility, Permitted Silo Indebtedness and Permitted Third Party Service Loaner Indebtedness as of such date, minus (c) the aggregate amount of (x) the outstanding principal amount of the applicable Indenture Prepayments the Company intends in good faith to make in the fiscal quarter that includes such date of measurement and (y) the amount of Restricted Payments described in Section 7.06(f) the Company intends in good faith to make in the fiscal quarter that includes such date of measurement, in each case, as evidenced to the reasonable satisfaction of the Administrative Agent.
     “Repurchase Test Amount Certificate” means a certificate of a Responsible Officer of the Company substantially in the form of Exhibit P setting forth a calculation of the Repurchase Test Amount.
     “Request for Credit Extension” means (a) with respect to a Borrowing, or conversion of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, or conversion of Swing Line Loans, a Swing Line Loan Notice.
     “Required Financial Information” has the meaning specified in the definition of “Restricted Subsidiary”.

     “Required Floorplan Lenders” has the meaning specified for the term “Required Lenders” in the Floorplan Credit Agreement.
     “Required Lenders” means, as of any date of determination, Lenders whose Applicable Percentages aggregate more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans or the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or assistant treasurer (or in the case of Sonic Financial, a vice president) of a Loan Party and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Company or any Subsidiary.
     “Restricted Subsidiary” means each direct or indirect Subsidiary of the Company that (i) has total assets (including Equity Interests in other Persons) of equal to or greater than $2500 (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements) (the “Required Financial Information”)), or (ii) has revenues (on a consolidated basis with its Subsidiaries) equal to or greater than $2500 for a period of four consecutive fiscal quarters (calculated for the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term “Restricted Subsidiaries” shall also include any Subsidiaries designated as “Restricted Subsidiaries” pursuant to the definition of “Unrestricted Subsidiaries”.
     “Revolving Advance Limit” means, as of any date of a Borrowing or other date of determination, calculated as of the most recent date for which a Revolving Borrowing Base Certificate has been delivered pursuant to the terms hereof, an amount equal to the lesser of (i) the Aggregate Commitments and (ii) the Revolving Borrowing Base; provided that, the

Revolving Advance Limit will be reduced by the then Outstanding Amount of all L/C Obligations which have not been Cash Collateralized as of the date of determination (any such reduction, a “Revolving Advance Limit L/C Reduction”) during any of the following periods:
     (x) any period commencing one hundred and ten (110) days prior to any Other Indebtedness Maturity Date, and ending on the date such applicable Indenture Indebtedness or other Indebtedness is repaid in full, or
     (y) any period (1) commencing on any date on which each of the following conditions are met: (A) such date is less than one hundred eleven (111) days prior to any Put Option Date, (B) on at least twenty (20) of the thirty (30) Trading Days immediately preceding such date, the average Last Reported Sale Price of the Company’s Class A Common Stock was less than 130% of the Conversion Price set forth in the applicable documentation related to the Indebtedness subject to such Put Option, and (C) the Maturity Date Test Amount on such day is less than $100,000,000, and (2) ending on the date the Company’s obligations under such Put Option are paid in full.
     “Revolving Advance Limit L/C Reduction” has the meaning specified in the definition of “Revolving Advance Limit.”
     “Revolving Borrowing Base” means as of any date of calculation, the lesser of (1) the Aggregate Commitments and (2) the sum of:
(A) the sum of (i) 80% of the Net Book Value of Eligible Accounts which constitute factory receivables, net of holdback, (ii) 80% of the Net Book Value of Eligible Accounts which constitute current finance receivables, provided that in no event shall Buyer Notes or the rights or obligations thereunder be considered finance receivables or otherwise be included in the calculation of the Revolving Borrowing Base, (iii) 80% of the Net Book Value of Eligible Accounts which constitute receivables for parts and services (after netting any amounts payable in connection with such parts and services), (iv) 65% of the Net Book Value of Eligible Inventory which constitutes parts and accessories, and (v) 40% of the Net Book Value of Eligible Equipment,
plus (B) 50% of the fair market value (determined using the average daily share price for the five (5) Business Days immediately preceding the date of calculation) of the 5,000,000 shares of common stock of Speedway Motorsports, Inc. that are pledged as Collateral under the Sonic Financial Pledge Agreement.
     “Revolving Borrowing Base Certificate” means a certificate by a Responsible Officer of the Company, substantially in the form of Exhibit I (or another form acceptable to the Administrative Agent) setting forth the calculation of the Revolving Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Revolving Borrowing Base in connection with the preparation of any Revolving Borrowing Base Certificate shall originally be made by the Company and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement.
     “Revolving Facility Liquidity Amount” means, as of any date of determination, the lesser of:
     (a) the difference of the Revolving Advance Limit minus Total Outstandings, and
     (b) the largest principal amount of Loans that may then be borrowed hereunder without resulting in an Event of Default under Section 7.11(c) (on a pro forma basis as of the last day of the most recent fiscal quarter for which a Compliance Certificate was delivered or required to be delivered), after giving pro forma effect to such Loans.
     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Cash Management Arrangement” means any Cash Management Arrangement that is entered into by and between any Loan Party and any Cash Management Bank, in each case, in such Cash Management Bank’s sole discretion.
     “Secured Parties” means, collectively, with respect to each of the Security Instruments, the Administrative Agent, the Lenders, the Cash Management Banks, and each Affiliate of any Lender, which Affiliate is party to a Related Swap Contract.
     “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
     “Security Agreement” means that certain Second Amended and Restated Security Agreement dated as of the Closing Date among the Company, each other Loan Party, the Administrative Agent and the Floorplan Administrative Agent, substantially in the form of Exhibit J attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14, and as otherwise supplemented, amended, or modified from time to time.
     “Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, the Pledge Agreement, the Escrow and Security Agreement, the Sonic Financial Pledge Agreement, any Joinder Agreement, the Master Intercreditor Agreement, any Landlord Waiver, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Company, any other Loan Party, or any other Person shall grant or convey to the Administrative Agent, for the benefit of the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, any other obligation under any Loan Document and any obligation or liability arising under any Related Swap Contract.

     “Service Loaner Lenders” has the meaning specified in the definition of “Permitted Third Party Service Loaner Indebtedness.”
     “Service Loaner Vehicles” means vehicles which are provided as service loaner vehicles for customers of a Subsidiary that are having their vehicles serviced by such Subsidiary.
     “Silo Lenders” has the meaning specified in the definition of “Permitted Silo Indebtedness.”
     “Silo Subsidiaries” means, those Subsidiaries (other than Dual Subsidiaries) from time to time obligated pursuant to Permitted Silo Indebtedness as permitted pursuant to the terms of this Agreement, which such Subsidiaries as of the Closing Date are set forth on Schedule 1.01A. The Company may designate other Subsidiaries as Silo Subsidiaries from time to time in accordance with Section 7.16.
     “Solvent” means, when used with respect to any Person, that at the time of determination:
     (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; and
     (b) it is then able and expects to be able to pay its debts as they mature; and
     (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
     “Sonic Financial” means Sonic Financial Corporation, a North Carolina corporation.
     “Sonic Financial Pledge Agreement” means that certain Second Amended and Restated Securities Pledge Agreement dated as of the Closing Date made by Sonic Financial in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit H-3 attached hereto, as supplemented, amended, or modified from time to time.
     “Springing Maturity Date” has the meaning specified in the definition of “Maturity Date.”
     “Springing Maturity Date Exception” has the meaning specified in the definition of “Maturity Date.”
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company and shall include, without limitation, the Unrestricted Subsidiaries.

     “Subsidiary Guarantors” means, collectively, all Restricted Subsidiaries executing a Subsidiary Guaranty on the Closing Date and all other Subsidiaries that enter into a Joinder Agreement.
     “Subsidiary Guaranty” means the Second Amended and Restated Subsidiary Guaranty Agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E as supplemented from time to time by execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
     “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor revolving swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.04(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

     “Swing Line Sublimit” means an amount equal to the lesser of (a) $35,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Temporary Excess Cash” means cash proceeds received by the Company from the issuance of Additional Indebtedness permitted by Section 7.03(k) or (l) or Permitted Indenture Refinancing Indebtedness permitted by Section 7.03(h), (i) or (j), which cash (as set forth in a notice delivered by the Company to the Administrative Agent within five (5) Business Days of the Company’s receipt of such cash proceeds) is intended by the Company to be applied to the prepayment or purchase (whether by open market purchase or pursuant to a tender offer) of Indenture Indebtedness, but has not yet been so applied solely because the Company has not completed such prepayment, repurchase or refinancing, so long as such cash is so applied within six (6) months of receipt thereof.
     “Temporary Indebtedness” means Indenture Indebtedness the Company intends to repay (whether by open market purchase or pursuant to a tender offer) using cash proceeds received by the Company from the issuance of Additional Indebtedness permitted by Section 7.03(k) or (l) or Permitted Indenture Refinancing Indebtedness permitted by Section 7.03(h), (i) or (j); provided that, such applicable Indenture Indebtedness shall only qualify as “Temporary Indebtedness” for so long as such cash proceeds qualify as “Temporary Excess Cash”.
     “Threshold Amount” means $20,000,000.
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
     “Trading Day” means, so long as the Class A Common Stock (or other security for which a closing sale price must be determined) is listed or traded, a day on which (i) (A) if the Class A Common Stock is listed on the New York Stock Exchange, trading in the Class A Common Stock generally occurs on The New York Stock Exchange, or (B) if the Class A Common Stock is not then listed on The New York Stock Exchange, trading in the Class A Common Stock generally occurs on the principal other United States national or regional securities exchange on which the Class A Common Stock is then listed, and (ii) a Last Reported Sale Price for the Class A Common Stock is available on such securities exchange or market.
     “Trigger Date” means any date upon which either the conditions in clause (a) or (b) below are met:

     (a) any day on which both of the following are met:
     (i) such day occurs during the six (6) month period prior to any Other Indebtedness Maturity Date, and
     (ii) the Maturity Date Test Amount on such day is less than $100,000,000, or
     (b) any day on which all of the following are met:
     (i) such day occurs during the six (6) month period prior to any Put Option Date,
     (ii) on at least twenty (20) of the thirty (30) Trading Days immediately preceding such day the average Last Reported Sale Price of the Company’s Class A Common Stock was less than 130% of the Conversion Price set forth in the applicable documentation related to the Indenture Indebtedness subject to such Put Option, and
     (iii) the Maturity Date Test Amount on such day is less than $100,000,000.
     “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     “UCC” means the Uniform Commercial Code then in effect in the state of North Carolina or, if the context so indicates, another applicable jurisdiction.
     “Uncollateralized Amount” has the meaning specified in Section 2.15(b)(ii).
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
     “Unrestricted Subsidiaries” means all Subsidiaries of the Company other than the Restricted Subsidiaries; provided that in no event shall the Unrestricted Subsidiaries as a whole have more than $100,000 in total assets or more than $100,000 in total revenues for a period of four consecutive fiscal quarters (in each case) calculated as of the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information; and if either such threshold is exceeded, the Company shall immediately designate one or more such Subsidiaries to be “Restricted Subsidiaries” and deliver to the Administrative Agent all documents specified in Section 6.14 for such Subsidiaries, so that after giving effect to such designation, the remaining Unrestricted Subsidiaries shall satisfy such requirements.
     “Used Vehicle” means a Vehicle other than a New Vehicle.
     “Used Vehicle Floorplan Facility” means the used vehicle floorplan facility described in Sections 2.06 through 2.08 of the Floorplan Credit Agreement providing for revolving loans to the Company by the lenders party thereto.

     “Used Vehicle Floorplan Lender” has the meaning specified for such term in the Floorplan Credit Agreement.
     “Used Vehicle Floorplan Loan” has the meaning specified for such term in the Floorplan Credit Agreement.
     “Vehicle” means an automobile or truck with a gross vehicle weight of less than 16,000 pounds which satisfies the following requirements: (a) the vehicle is owned by a Grantor free of any title defects or any liens or interests of others except (i) the security interest in favor of the Administrative Agent for the benefit of the Secured Parties, (ii) the security interest in favor of the Administrative Agent for the benefit of the Floorplan Secured Parties, (iii) the security interests subject to the Master Intercreditor Agreement and (iv) other Liens to which the Administrative Agent consents in writing in its sole discretion; (b) except as set forth in Section 6.13, the vehicle is located at one of the locations identified in Schedule 6.13; (c) the vehicle is held for sale in the ordinary course of a Grantor’s business and is of good and merchantable quality and (d) the vehicle is not a commercial truck designated as Class 4 or above by the U.S. Department of Transportation, Federal Highway Administration.
     “Wells Fargo” means Wells Fargo Bank, National Association and its successors.
     “Wells Fargo Letter” means any agreement among the Company and Wells Fargo regarding the payment of fronting fees with respect to Letters of Credit issued by Wells Fargo.
     “92 Day Period” has the meaning specified in the definition of “Maturity Date.”
     “2003-8.625% Indenture” means the Indenture dated as of August 12, 2003 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.
     “2003-8.625% Indenture Indebtedness” means, collectively or individually, as the context may require, Indebtedness of the Company or any of its Subsidiaries incurred or outstanding under the 2003-8.625% Indenture and any 2003-8.625% Indenture Notes.
     “2003-8.625% Indenture Notes” means (i) the 8.625% Senior Notes due 2013 issued by the Company prior to the date hereof in (i) an initial aggregate principal amount of $200,000,000 and (ii) an additional principal amount of $75,000,000, in each case issued under the 2003-8.625% Indenture. The aggregate outstanding principal amount of the 2003-8.625% Indenture Notes as of the Closing Date is $42,900,000.
     “2009-5.0% Indenture” means the Indenture dated as of September 23, 2009 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.
     “2009-5.0% Indenture Indebtedness” means, collectively or individually, as the context may require, Indebtedness of the Company or any of its Subsidiaries incurred or outstanding under the 2009-5.0% Indenture and the 2009-5.0% Indenture Notes.
     “2009-5.0% Indenture Notes” means (i) the 5.0% Convertible Senior Notes due 2029 issued by the Company prior to the date hereof pursuant to the First Supplemental Indenture to the 2009-5.0% Indenture in an aggregate principal amount not to exceed $172,500,000. The aggregate outstanding principal amount of the 2009-5.0% Indenture Notes as of Closing Date is $172,500,000.
     “2010-9.0% Indenture” means the Indenture dated as of March 12, 2010 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.
     “2010-9.0% Indenture Indebtedness” means, collectively or individually, as the context may require, Indebtedness of the Company or any of its Subsidiaries incurred or outstanding under the 2010-9.0% Indenture and the 2010-9.0% Indenture Notes.
     “2010-9.0% Indenture Notes” means the 9.0% Senior Subordinated Notes due 2018 issued by the Company prior to the date hereof in an initial aggregate principal amount of $210,000,000. The aggregate outstanding principal amount of the 2010-9.0% Indenture Notes as of the Closing Date is $210,000,000.
     1.03 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), provided that, any reference to a defined term in any such agreement, instrument or other document (including the Floorplan Credit Agreement) which has been terminated shall have the meaning set forth in such document immediately prior to such termination, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     1.04 Accounting Terms.
     (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that, all calculations of financial covenants shall reflect the results of both continuing operations and discontinued operations of the Company and its Subsidiaries, and in the event of any such discontinued operations, the Company shall provide subtotals for each of “continuing operations”, “discontinued operations” and “consolidated operations”. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. In connection with the Company’s delivery of financial statements hereunder, the Company shall deliver a reconciliation of the calculations of the financial covenants before and after giving effect to the adjustments from FASB ASC 825 and FASB ASC 470-20 described in this Agreement.
     (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     (c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
     (d) Calculation of Consolidated EBITDAR, Consolidated Fixed Charges and Consolidated Rental Expense. Consolidated EBITDAR shall be calculated for any period by including the actual amount for such period, including the Consolidated EBITDAR attributable to Acquisitions permitted hereunder and occurring during such period and (to the extent otherwise included in Consolidated Net Income) excluding the Consolidated EBITDAR attributable to Permitted Dispositions of assets occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each such permitted Acquisition or Permitted Disposition, utilizing (i) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Company’s reasonable judgment or (ii) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Company, broken down in the Company’s reasonable judgment; provided, however, that (x) any such pro forma adjustment of Consolidated EBITDAR shall reflect the Company’s and the Subsidiaries’ pro forma rental payments related to the assets acquired in any applicable Acquisition (and shall not reflect any rental expense payments of the applicable seller), and (y) any such pro forma adjustment of Consolidated EBITDAR shall not result in an increase of more than 10% of Consolidated EBITDAR prior to such adjustment, unless the Company provides to the Administrative Agent (A) the supporting calculations for such adjustment and (B) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations. For purposes of determining “Consolidated Fixed Charges” for any period, the Consolidated Interest Expense, Consolidated Principal Payments and Consolidated Rental Expenses attributable to such Permitted Dispositions described above during such period may, at the option of the Company and subject to the consent of the Administrative Agent (which shall not be unreasonably withheld), be excluded therefrom.
     1.05 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
     1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Company from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Outstandings shall not exceed the Revolving Advance Limit, and (iii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     2.02 Borrowings, Conversions and Continuations of Committed Loans.
     (a) Each Committed Borrowing and each conversion of Committed Loans from one Type to the other, shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed or converted, and (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted. If the Company fails to provide a timely Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice, then the applicable Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.
     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans. Each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by crediting the account of the Company on the books of Bank of America with the amount of such funds; provided, however, that if, on the date the Committed Loan Notice with respect to such

Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Company as provided above.
     (c) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     2.03 Letters of Credit.
     (a) The Letter of Credit Commitment.
     (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Aggregate Commitments, (x) the Total Outstandings shall not exceed the Revolving Advance Limit, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
     (ii) No L/C Issuer shall issue any Letter of Credit, if:
     (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

     (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
     (iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer;
     (C) such Letter of Credit is to be denominated in a currency other than Dollars;
     (D) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
     (E) any Lender is at such time a Defaulting Lender, unless (x) such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure with respect to such Defaulting Lender as to either the Letter of Credit then proposed to be issued or (y) each L/C Issuer having actual or potential Fronting Exposure with respect to issued Letters of Credit has entered into arrangements satisfactory to each such L/C Issuer as to Letters of Credit issued by it (in its sole discretion) with the Company or such Defaulting Lender to eliminate such actual or potential risk.
     (iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
     (v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of

Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least ten Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Company shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
     (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application, in its final form, from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one

Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
     (iii) If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is ten Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Committed Borrowing of Eurodollar Rate Loans bearing interest at the Eurodollar Rate (or, if converted in accordance herewith, at the Base Rate) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Eurodollar Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (including the application of available Cash Collateral and other credit support provided for this purpose pursuant to Section 2.03(a)(iii)(E)) to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Eurodollar Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03. The obligations of the Lenders to make such payments shall not be affected by, and shall survive, any Springing Maturity Date or any termination (pursuant to Section 8.02) of the commitment of any Lender to make Loans.
     (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.

     (v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (and such Lender has also paid such interest and fees as aforesaid), such amount (other than any such interest and fees as aforesaid) so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
     (d) Repayment of Participations.
     (i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Obligations Absolute. The obligation of the Company to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
     The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (g) Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit
     (h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral or other credit support arrangements satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to such L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears, (ii) due and payable on the Automatic Debit Date after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (iii) automatically debited from a deposit account maintained by the Company with Bank of America (provided that if there are not sufficient funds in such account to pay such Letter of Credit Fees, then the Company shall pay such fees in cash when due). If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
     (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified (in the case of Bank of America) in the Bank of America Letter and (in the case of Wells Fargo) in the Wells Fargo Letter, in each case computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee (i) shall be due and payable on the Automatic Debit Date after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, (ii) in the case of fronting fees owing to Bank of America, may be automatically debited from a deposit account maintained by the Company with Bank of America (provided that if there are not sufficient funds in such account to pay such fronting fees, then the Company shall pay such fees in cash when due) and (iii) in the case of fronting fees owing to Wells Fargo, shall be separately invoiced by Wells Fargo. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Company shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     (k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
     (l) Letters of Credit Reports. For so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent a report in the form of Exhibit M hereto (appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer) on the last Business Day of each fiscal quarter (or, at the request of the Administrative Agent, on the last Business Day of each calendar month), on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, and on each date there is a change to the information set forth on such report. The Administrative Agent shall deliver to the Lenders on a quarterly basis a report of all outstanding Letters of Credit.
     2.04 Swing Line Loans.
     (a) The Swing Line. Subject to the terms and conditions set forth herein and in any Autoborrow Agreement, if any, the Swing Line Lender may, in its sole discretion and in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Outstandings shall not exceed the Revolving Advance Limit and (iii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company, may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
     (b) Borrowing Procedures. At any time an Autoborrow Agreement is not in effect, each Swing Line Borrowing and each conversion of Swing Line Loans from one type to the other shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day and (iii) the Type of Swing Line Loan to be borrowed or to which existing Swing Line Loans are to be converted. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in immediately available funds. If the Company fails to provide a timely Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Swing Line Loan in a Swing Line Loan Notice, then the applicable Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.
     In order to facilitate the borrowing of Swing Line Loans, the Swing Line Lender may, in its sole discretion, agree with the Company to, (and the Swing Line Lender and the Company are hereby authorized to) enter into an Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the Swing Line Lender (the “Autoborrow Agreement”) providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein (each such advance, an “Autoborrow Advance”); provided that, (i) in no event shall the Company be entitled to Autoborrow Advances pursuant to an Autoborrow Agreement at any time an autoborrow arrangement is in effect under the Used Vehicle Floorplan Facility (any such arrangement, a “Used Vehicle Autoborrow Arrangement”) and (ii) subject to the Administrative Agent’s consent, the Company may, upon 30 days advance notice to the Administrative Agent and the Swing Line Lender, alternate between the autoborrow arrangement described herein and a Used Vehicle Autoborrow Arrangement no more frequently than once in any calendar year. At any time such an Autoborrow Agreement is in effect, the requirements for Swing Line Borrowings set forth in the immediately preceding paragraph shall not apply, and all Swing Line Borrowings shall be made in accordance with the Autoborrow Agreement, until the right to such Swing Line Borrowings is suspended or terminated hereunder or in accordance with the terms of the Autoborrow Agreement. For purposes of determining the Outstanding Amount at any time during which an Autoborrow Agreement is in effect, the Outstanding Amount of all Swing Line Loans shall be deemed to be the amount of the Swing Line Sublimit. For purposes of any Swing Line Borrowing pursuant to the Autoborrow Agreement, all references to Bank of America shall be deemed to be a reference to Bank of America, in its capacity as Swing Line Lender hereunder.

     (c) Refinancing of Swing Line Loans.
     (i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Eurodollar Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available (including for this purpose Cash Collateral and other credit support made available with respect to the applicable Swing Line Loan) to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Eurodollar Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (and such Lender has also paid such interest and fees as aforesaid), such amount (other than any such interest and fees as aforesaid) so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any

Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations.
     (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.05 Prepayments.
     (a) The Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. on the date of prepayment of such Loans; (ii) any prepayment of Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.16, each such prepayment of Committed Loans of the Lenders shall be applied in accordance with their respective Applicable Percentages.
     (b) At any time during which an Autoborrow Agreement is not in effect, the Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
     (c) If for any reason the Total Outstandings at any time exceed the Revolving Advance Limit then in effect (including (i) the Revolving Borrowing Base in effect after giving pro forma effect to any Disposition required to be reported pursuant to Sections 6.02(c) and 6.03(g) or (ii) any adjustment to the Revolving Advance Limit as a result of any Revolving Advance Limit L/C Reduction), the Company shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Revolving Advance Limit then in effect.
     (d) If for any reason the aggregate Outstanding Amount of Swing Line Loans exceeds the Swing Line Sublimit, the Company shall immediately prepay Swing Line Loans in an aggregate amount at least equal to such excess.
     2.06 Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Revolving Advance Limit and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender in accordance with (x) its respective Applicable Percentage. All fees and interest accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
     2.07 Repayment of Loans.
     (a) The Company shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.
     (b) The Company shall repay each Swing Line Loan (i) at any time on demand by the Swing Line Lender and (ii) on the Maturity Date.
     2.08 Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
     (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (ii) If any amount (other than principal of any Loan) payable by the Company under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Company shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:
     (a) Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The commitment fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the Automatic Debit Date after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fees shall be calculated quarterly in arrears, and if there is any change in the respective Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Swing Line Loans shall not be included in calculating the Outstanding Amount of Committed Loans used in determining the commitment fees set forth above.
(b) Other Fees. (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Bank of America Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     (ii) The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
     (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i)(A) the Consolidated Total Lease Adjusted Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (B) a proper calculation of the Consolidated Total Lease Adjusted Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii)(A) the Consolidated Total Lease Adjusted Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (B) a proper calculation of the Consolidated Total Lease Adjusted Leverage Ratio would have resulted in lower pricing for such period, the Applicable Rate shall be adjusted as of the date of receipt by the Administrative Agent of a Compliance Certificate reflecting such proper calculation. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii) or 2.03(i) or under Article VIII. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
     2.11 Evidence of Debt.
     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     2.12 Payments Generally; Administrative Agent’s Clawback.
     (a) General. All payments to be made by the Company shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage, (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may (but shall be under no obligation to), in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Company jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Committed Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (ii) Payments by Company; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Company will not make such payment, the

Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may (but shall be under no obligation to), in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Company as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase from the other applicable Lenders (for cash at face value) participations in the applicable Committed Loans and subparticipations in L/C Obligations or Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral in respect of obligations relating to Letters of Credit or Swing Line Loans provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans, as the case may be to any assignee or participant, other than an assignment, participation or subparticipation to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).
     The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
     2.14 Increase in Commitments.
     (a) Request for Increase. Provided there exists no Default nor any Floorplan Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an amount (i) for all such requests, not exceeding $50,000,000 in the aggregate; provided that the Company may make a maximum of five (5) such requests. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
     (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its respective Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
     (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuers (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
     (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.
     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists and (C) no Floorplan Default exists. The Company shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
     (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.
     2.15 Cash Collateral and Other Credit Support.
     (a) Certain Credit Support Events. Upon the request of the Administrative Agent or an L/C Issuer, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of (A) any date that is less than one hundred eleven (111) days prior to any Other Indebtedness Maturity Date or Put Option Date or (B) the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
     (b) Funding of Cash Collateral for Letters of Credit in connection with Springing Maturity Date.

     (i) Without limiting the generality of clause (a)(ii) above, in the event a Trigger Date has occurred (and no Cancellation of Acceleration has occurred with respect to such Trigger Date), then not later than 11:00 a.m. on the Letter of Credit Expiration Date with respect to the Springing Maturity Date resulting from such Trigger Date, the Company shall, upon the request of the Administrative Agent or an L/C Issuer, Cash Collateralize the then Outstanding Amount of all L/C Obligations. If the Administrative Agent or an L/C Issuer has made such request and the Company fails to so Cash Collateralize such L/C Obligations by such time, the Administrative Agent will promptly notify each Lender of such Letter of Credit Expiration Date, the Outstanding Amount of all L/C Obligations that have not been Cash Collateralized (the “Uncollateralized Amount”), and the amount of such Lender’s Applicable Percentage thereof. If the Administrative Agent delivers such notice to each Lender, the Company shall be deemed to have requested a Committed Borrowing of Eurodollar Rate Loans bearing interest at the Eurodollar Rate (or, if converted in accordance herewith, at the Base Rate) to be disbursed on such Letter of Credit Expiration Date in an amount equal to the Uncollateralized Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Eurodollar Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than (i) the condition to deliver a Committed Loan Notice or (ii) the condition that there be no Default or Event of Default if such Default or Event of Default results solely from the Company’s failure to provide such Cash Collateral described in this Section 2.15(b)(i)). Any notice given by the Administrative Agent pursuant to this Section 2.15(b)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Lender shall upon any notice pursuant to Section 2.15(b)(i) make funds available to the Administrative Agent at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Uncollateralized Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, each Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall hold the funds so received as Cash Collateral for the L/C Obligations.
     (iii) Each Lender’s obligation to make Committed Loans to fund the Uncollateralized Amount, as contemplated by this Section 2.15(b), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.15(b) is subject to the conditions set forth in Section 4.02 (other than (i) the condition to deliver a Committed Loan Notice or (ii) the condition that there be no Default or Event of Default if such Default or Event of Default results solely from the Company’s failure to provide Cash Collateral described in Section 2.15(b)(i)). No such making of such Committed Loans shall relieve or otherwise impair the obligation of the Company to Cash

Collateralize any L/C Obligations or to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (iv) If any Lender fails to make available to the Administrative Agent any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.15(b) by the time specified in Section 2.15(b)(ii), then, without limiting other provisions of this Agreement, the Administrative Agent shall be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Administrative Agent at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (and such Lender has also paid such interest and fees as aforesaid), such amount (other than any such interest and fees as aforesaid) shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.
     (c) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company, and to the extent provided by any Lender, such Lender, hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), a security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(d). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than that required to eliminate the applicable Fronting Exposure, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate the applicable Fronting Exposure.
     (d) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans or obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, interest accrued on such obligation) for which the Cash Collateral or other credit support was so provided, prior to any other application of such property as may be provided for herein.
     (e) Release. Cash Collateral provided pursuant to any of the Sections referred to in Section 2.15(d) shall be released from the Lien granted under Section 2.15(c) (but without prejudice to any other Liens granted in such property under any other Loan Document) (except (i) as may be agreed to among the parties posting, and the applicable L/C Issuer or Swing Line

Lender benefitting from, such Cash Collateral and (ii) Cash Collateral provided by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default) promptly following (x) the payment, satisfaction or (as to Letters of Credit) expiration of the obligations giving rise to delivery of such Cash Collateral, (y) as to Cash Collateral provided pursuant to Sections 2.03 or 2.04, such earlier date as (A) the status of the applicable Lender as a Defaulting Lender shall be terminated or (B) the Administrative Agent shall determine in good faith that there remain outstanding no actual or potential Defaulting Lender funding obligations as to which the benefitted L/C Issuer or Swing Line Lender desires to maintain Cash Collateral or (z) as to Cash Collateral provided pursuant to Sections 2.15(b), with respect to a Trigger Date, promptly following any Cancellation of Acceleration with respect to such Trigger Date.
     2.16 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
     (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
     (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.08), shall be applied by the Administrative Agent as follows; first, as to any payment made in respect of principal of Loans, ratably to the principal amount of Committed Loans of other Lenders as if such Defaulting Lender had no Loans outstanding, until such time as the Outstanding Amount of Committed Loans of each Lender shall equal its pro rata share thereof based on its Applicable Percentage (without giving effect to Section 2.16(a)(iv)); second, to any amounts (including interest thereon) owed hereunder by such Defaulting Lender to the Administrative Agent; third, to any amounts (including interest thereon) owed hereunder by such Defaulting Lender to an L/C Issuer or Swing Line Lender (to the extent the Administrative Agent has received notice thereof), ratably to the Persons entitled thereto, fourth, to the posting of Cash Collateral (or funding of participations, as applicable) in respect of its Applicable Percentage (without giving effect to Section 2.16(a)(iv)) of L/C Obligations and Swing Line Loans, (x) ratably to all L/C Issuers and the Swing Line Lender in accordance with their respective applicable Fronting Exposures and (y) thereafter, to reduce ratably any reallocation of Applicable Percentages of other Lenders previously effected under Section 2.16(a)(iv); and fifth, to the Defaulting Lender or otherwise as required by applicable Law. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
     (iii) Certain Fees. Such Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which such Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).
     (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender as to which an L/C Issuer or Swing Line Lender (as applicable) has not received Cash Collateral pursuant to Section 2.03 or 2.04, then upon the request of an L/C Issuer or Swing Line Lender (as applicable) to the Administrative Agent, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the initial date thereof, no Default or Event of Default shall have occurred and be continuing; and (ii) in all cases, the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans shall not exceed the positive difference, if any, between (1) the Commitment of such non-Defaulting Lender and (2) the aggregate Outstanding Amount of the Committed Loans of such Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all other L/C Obligations (prior to giving effect to such reallocation), plus such Lender’s Applicable Percentage of the Outstanding Amount of all other Swing Line Loans (prior to giving effect to such reallocation).
     (b) Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their reasonable discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender (and the Applicable Percentages of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
ARTICLE IIA
SECURITY
     2A.01 Security. As security for the full and timely payment and performance of all Obligations, the Company shall, and shall cause all other Loan Parties to, on or before the

Closing Date, do or cause to be done all things reasonably necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the Secured Parties a duly perfected security interest in all Collateral subject to no prior Lien or other encumbrance except as expressly permitted hereunder or under the other Loan Documents and with the priority identified in the Security Instruments. Without limiting the foregoing, the Company shall deliver, and shall cause each other applicable Loan Party to deliver, to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (a) the Security Agreement, the Pledge Agreement, the Escrow and Security Agreement and the Master Intercreditor Agreement, or (b) in the case of Sonic Financial, the Sonic Financial Pledge Agreement and (c) in either case, UCC financing statements in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Administrative Agent for the benefit of the Secured Parties on the Collateral. In addition, and without limiting the foregoing, the Company shall take and cause each other Loan Party to take such further action, and deliver or cause to be delivered such further documents and instruments, as required by the Security Instruments or otherwise as the Administrative Agent may reasonably request to create, perfect and maintain the effectiveness and priority of the Liens contemplated by this Article IIA and each of the Security Instruments.
     2A.02 Further Assurances. At the request of the Administrative Agent from time to time, the Company will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any certificate, instrument, statement or document or to take such other action (and pay all related costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Administrative Agent for the benefit of the Secured Parties contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Company or any other Loan Party after the Closing Date and all Collateral moved to or from time to time located at locations owned by third parties, including all leased locations, bailees, warehousemen and third party processors. The Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Company or any Loan Party appearing thereon, all UCC financing statements reflecting the Company or any other Loan Party as “debtor” and the Administrative Agent as “secured party”, and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.
     2A.03 Information Regarding Collateral. The Company represents, warrants and covenants that Schedule 2A.03(a) contains a true and complete list of (i) the exact legal name, jurisdiction of formation and location of the chief executive office of the Company and each other Person providing Collateral pursuant to a Security Instrument on the Closing Date (such Persons, together with any other Persons that provide Collateral at any time pursuant to a Security Instrument, being referred to collectively as the “Grantors”), (ii) each trade name, trademark or other trade style used by such Grantor on the Closing Date, (iii) (as to each Grantor other than Sonic Financial) each location in which goods constituting Collateral having an aggregate value in excess of $100,000 are located as of the Closing Date, whether owned, leased or third-party locations, and (iv) with respect to each leased or third party location, the name of each owner of such location and a summary description of the relationship between the applicable Grantor and such Person. The Company further covenants that it shall not change, and shall not permit any other Grantor to change, its name, type of entity, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than 15 days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at the Company’s or such other Grantor’s expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01 Taxes.
     (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If applicable Laws require the Company or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Company or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
     (ii) If the Company or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Company shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or the applicable L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
     (b) Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
     (c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Company shall, and does hereby, indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Company or the Administrative Agent or paid by the Administrative Agent, such Lender or an L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Company shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.
     (ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and each L/C Issuer shall, and does hereby, indemnify the Company and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Company or the Administrative Agent) incurred by or asserted against the Company or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C Issuer, as the case may be, to the Company, any Lender or the Administrative Agent pursuant to subsection (e). Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
     (d) Evidence of Payments. Upon request by the Company or the Administrative Agent, as the case may be, after any payment of Taxes by the Company or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.
     (e) Status of Lenders; Tax Documentation. (i) Each Lender and each L/C Issuer shall deliver to the Company and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s or such L/C Issuer’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender or such L/C Issuer by the Company pursuant to this Agreement or otherwise to establish such Lender’s or such L/C Issuer’s status for withholding tax purposes in the applicable jurisdiction.
     (ii) Without limiting the generality of the foregoing, if the Company is resident for tax purposes in the United States,
     (A) any Lender or any L/C Issuer that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent, as the case may be, to determine whether or not such Lender or such L/C Issuer is subject to backup withholding or information reporting requirements; and
     (B) each Foreign Lender, and each L/C Issuer that is a Foreign Lender, that is entitled under the Code, any Law or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or such L/C Issuer becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender or such L/C Issuer is legally entitled to do so), whichever of the following is applicable:
(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II) executed originals of Internal Revenue Service Form W-8ECI,
(III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV) in the case of a Foreign Lender or L/C Issuer claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender or such L/C Issuer is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation”

described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.
     (iii) Each Lender and each L/C Issuer shall promptly (A) notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender or such L/C Issuer, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Company or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender or such L/C Issuer.
     (f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or an L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.
     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), immediately prepay or, if applicable, convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate) immediately and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted.
     3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion thereto that (a) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Eurodollar Rate with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of or conversion to Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into (i) in the case of a Committed Loan, a request for a Committed Borrowing of Base Rate Loans and (ii) in the case of a Swing Line Loan, a request for a Swing Line Borrowing of Base Rate Loans, in each case in the amount specified therein.
     3.04 Increased Costs.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;
     (ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made or participated in by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except, in each case, for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or
     (iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made or participated in by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining or participating in any Loan the interest of which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make or participated in any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Loans or Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of a Lender or such L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender or such L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender or such L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine- month period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) Reserves on Eurodollar Rate Loans. The Company shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
     3.05 Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Company is required to pay any additional amount to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
     (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

     3.06 Survival. All of the Company’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT
     4.01 Amendment and Restatement. The effectiveness of this Agreement and the amendment and restatement of the Existing Credit Agreement is subject to satisfaction or waiver of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
     (i) executed counterparts of (A) this Agreement, (B) the Security Agreement, (C) the Pledge Agreement, (D) the Escrow and Security Agreement, (E) the Sonic Financial Pledge Agreement and (F) the Subsidiary Guaranty, in each case, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;
     (ii) a Note executed by the Company in favor of each Lender requesting a Note;
     (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
     (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.01, which includes each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
     (v) a favorable opinion of Parker Poe Adams & Bernstein LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit K (which shall include matters of Delaware, North Carolina, South Carolina and Federal Law) and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

     (vi) a favorable opinion of local counsel to the Loan Parties in Florida, Texas, California, Alabama, and Tennessee, addressed to the Administrative Agent and each Lender in form and substance satisfactory to the Administrative Agent;
     (vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
     (viii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
     (ix) a certificate signed by the chief executive officer, chief financial officer, treasurer or chief accounting officer (or in the case of Sonic Financial, a president or vice president) of each Loan Party certifying that each Loan Party is Solvent, after giving effect to this Agreement and the other Loan Documents and the Indebtedness pursuant hereto and thereto;
     (x) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended on March 31, 2011, signed by a Responsible Officer of the Company;
     (xi) a duly completed Revolving Borrowing Base Certificate dated as of the Closing Date certifying as to the Revolving Borrowing Base as of March 31, 2011, signed by a Responsible Officer of the Company;
     (xii) to the extent not otherwise delivered prior to the date hereof, a copy of (A) each standard form of Franchise Agreement for each vehicle manufacturer or distributor and (B) each executed Framework Agreement;
     (xiii) duly executed consents and waivers required pursuant to any Franchise Agreement or Framework Agreement;
     (xiv) executed counterparts of the Master Intercreditor Agreement, including all Silo Lender exhibits thereto;
     (xv) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Administrative Agent (on behalf of the Secured Parties) as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to properties of the Company or any Loan Party constituting part of the Collateral;

     (xvi) consolidating balance sheets (including a separate line item for Eligible Used Vehicle Inventory) for the Company and each Subsidiary as at the end of March 31, 2011, and the related consolidating statements of income or operations, together with copies of such financial statements giving pro forma effect to a transition of Permitted Silo Indebtedness with Ally Bank (or its Affiliates) to the Floorplan Facility, all in reasonable detail prepared by management of the Company or such Subsidiary, in each case with subtotals for (a) each Subsidiary, (b) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries) and (c) all Silo Subsidiaries grouped by each Silo Lender, and in each case prior to intercompany eliminations;
     (xvii) forecasts (including assumptions) prepared by the management of the Company of consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent for each of the first three years following the Closing Date;
     (xviii) if required by the Administrative Agent in its sole discretion, satisfactory results of audits of the Collateral, provided that, whether or not any such audit is performed, the Administrative Agent shall be entitled to rely on information provided by any existing lender of the Company or its Subsidiaries as to any Vehicles and existing new vehicle facilities being refinanced or paid down on the Closing Date;
     (xix) to the extent not otherwise delivered prior to the date hereof, (x) delivery by the Company and each applicable Loan Party owning any Equity Interests required to be pledged pursuant to this Agreement, the Pledge Agreement or the Sonic Financial Pledge Agreement of all stock certificates evidencing such pledged Equity Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto and (y) delivery by the Company and each other applicable Loan Party owning any Equity Interests required to be delivered in escrow pursuant to the Escrow and Security Agreement of all stock certificates evidencing such Equity Interests;
     (xx) UCC financing statements or amendments to previously filed UCC financing statements for filing in all places required by applicable law to perfect the Liens of the Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a valid and perfected Lien (with the priority described therein) as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a valid and perfected Lien in and to such other Collateral as the Administrative Agent may require;
     (xxi) UCC search results with respect to the Company and the Loan Parties showing only Liens acceptable to the Administrative Agent (or pursuant to which arrangements satisfactory to the Administrative Agent shall have been made to remove any unacceptable Liens promptly after the Closing Date);

     (xxii) such duly executed Landlord Waivers for locations of the New Vehicle Borrowers not already in effect pursuant to the Existing Credit Agreement, as may be requested by the Administrative Agent in its sole discretion;
     (xxiii) a certificate signed by a Responsible Officer of the Company certifying as to the status of the Unrestricted Subsidiaries;
     (xxiv) evidence that the principal amount of Indebtedness for both New Vehicles and Used Vehicles under floorplan financing arrangements among Ally Bank (or its Affiliates) and any Subsidiary outstanding as of the Effective Date has been repaid; and
     (xxv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.
     (b) Any fees required to be paid on or before the Closing Date shall have been paid.
     (c) Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
     (d) The Floorplan Facility shall have been amended and restated substantially simultaneously with the consummation of this Agreement.
     Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than pursuant to a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type) is subject to the following conditions precedent:
     (a) The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

     (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
     (c) No Floorplan Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
     (d) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof; provided that, with respect to Swing Line Borrowings, for purposes of this Section 4.02(d) and the last sentence of Section 4.02, while an Autoborrow Agreement is in effect, the Company shall be deemed to have given a Swing Line Loan Notice (and reaffirmed the representations and warranties described herein and satisfied all other conditions to funding hereunder) as of each day on which an Autoborrow Advance is made.
     (e) The Total Outstandings after giving effect to such Request for Credit Extension shall not exceed the Revolving Advance Limit on such date.
     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     The Company represents and warrants to the Administrative Agent and the Lenders that:
     5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all franchises and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clauses (b) and (c), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than (i) any such filing necessary or advisable to perfect in favor of the Administrative Agent, for the benefit of the Secured Parties, the Liens on the Collateral and (ii) any such approval, consent, exemption, authorization, other action, notice or filing that has been obtained, taken, given or made and is in full force and effect), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
     5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
     (b) The unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries dated March 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows, and consolidating statements of income or operations, in each case for the fiscal quarter ended on that date, and in each case prior to intercompany eliminations (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the consolidated financial condition of the Company and its Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries not included in such financial statements, including liabilities for taxes, material commitments and Indebtedness.

     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     (d) To the Company’s best knowledge, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (x) covenant compliance calculations provided hereunder or (y) the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.
     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect. Schedule 5.06 (as supplemented by any written notices provided by the Company after the Closing Date pursuant to Section 6.02(a)) sets forth all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount or which if determined adversely, could reasonably be expected to have a Material Adverse Effect.
     5.07 No Default. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
     5.08 Ownership of Property; Liens. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
     5.09 Environmental Compliance. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and any material claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.10 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as (i) are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates and (ii) satisfy the requirements of the Security Instruments.
     5.11 Taxes. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
     5.12 ERISA Compliance.
     (a) Each Plan, and to the knowledge of the Company, each Multiemployer Plan and Multiple Employer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code with respect to all plan document qualification requirements for which the applicable remedial amendment period has closed and that the trust related thereto has been determined to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
     (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has engaged in any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, Multiemployer Plan or Multiple Employer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred with respect to any Pension Plan, or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances which would cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA

Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.
     5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or its Subsidiaries in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable.
     5.14 Margin Regulations; Investment Company Act.
     (a) The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
     (b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.15 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     5.16 Compliance with Laws. Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.17 Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     5.18 Books and Records. Each of the Company and each Subsidiary maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.
     5.19 Franchise Agreements and Framework Agreements. The Company has provided to the Administrative Agent true, correct and complete copies of (a) a standard form of Franchise Agreement for each vehicle manufacturer or distributor and (b) each Framework Agreement, in each case in effect as of the Closing Date. Except as set forth on Schedule 5.19 or with respect to any Franchise Agreement entered into after the Closing Date and delivered to the Administrative Agent and each Lender pursuant to Section 6.03(f), there is no material deviation in any Franchise Agreement from the standard form of Franchise Agreements for the applicable vehicle manufacturer or distributor delivered as of the Closing Date. Each Franchise Agreement and Framework Agreement is, other than as disclosed in writing to the Administrative Agent and the Lenders, in full force and effect and is enforceable by the applicable Loan Party in accordance with its terms. To the knowledge of the Company, (a) no party to any Franchise Agreement or Framework Agreement is in material breach of, or has failed to perform in any material respect or is in material default under, such Franchise Agreement or Framework Agreement and (b) no party to any Franchise Agreement or Framework Agreement has given or received any notice of any proposed or threatened termination of such Franchise Agreement or Framework Agreement (except any such notice that has been disclosed to the Administrative Agent and each Lender, as the case may be, pursuant to Section 6.03(f)).
     5.20 Collateral.
     (a) The provisions of each of the Security Instruments are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable, perfected security interest (with the priority described therein) in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder.
     (b) No Contractual Obligation to which any Loan Party is a party or by which the property of any Loan Party is bound prohibits the filing or recordation of any of the Loan

Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on Collateral evidenced and created by any of the Loan Documents.
     5.21 Solvency. Both before and after giving effect to the Loans hereunder, each Loan Party is Solvent. On the Closing Date, both before and after giving effect to the Loans hereunder, each Loan Party is Solvent.
     5.22 Labor Matters. As of the date hereof, to the Company’s and its Subsidiaries’ knowledge, there are no material labor disputes to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities.
     5.23 Acquisitions. As of the Closing Date and as of the date of each Permitted Acquisition, all material conditions precedent to, all consents from applicable Governmental Authorities, and all other material consents necessary to permit, such Permitted Acquisition will have been obtained, satisfied, or waived (except that (i) no conditions imposed by the Loan Documents are so waivable other than with the consent of the Required Lenders and (ii) no other conditions shall be waived if such waiver would materially adversely affect the benefits to be obtained by the Company or the Secured Parties from such Acquisition), as the case may be.
     5.24 Real Estate Indebtedness. The amount of any Indebtedness of the Company and its Subsidiaries secured by Liens on the real property and improvements financed thereby is no greater than eighty-five percent (85%) of the value of such real property and improvements as set forth in an appraisal of such real property and improvements prepared by an independent Member of the Appraisal Institute certified appraiser in connection with such Indebtedness (which appraisal shall be delivered to Administrative Agent upon its request).
     5.25 Permitted Third Party Service Loaner Indebtedness. All Indebtedness for the financing of Service Loaner Vehicles provided by Service Loaner Lenders is secured solely by a Lien on said Service Loaner Vehicles so financed by the respective Service Loaner Lenders and the proceeds of such Vehicles.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:
     6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (or if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):

     (i) an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in comparative form the figures for the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
     (ii) a consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender (including for such consolidating balance sheet, a separate line item for used vehicle inventory for such Subsidiary groups, or in the case of New Vehicle Borrowers (other than Dual Subsidiaries) Eligible Used Vehicle Inventory of such New Vehicle Borrowers), in each case prior to intercompany eliminations (and, upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP;
     (iii) the related audited consolidated statement of income or operations for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
     (iv) the related consolidating statements of income or operations for such fiscal year with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender, in each case prior to intercompany eliminations (and, upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP; and
     (v) the related audited consolidated statements of stockholders’ equity and cash flows for such fiscal year setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
such consolidated financial statements to be audited and accompanied by (x) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders as to whether such financial statements are free of material misstatement, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement; and (y) (A) management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of the end of such fiscal year of the Company as required in accordance with Item 308 of SEC Regulation S-K expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object, and (B) an attestation report of such Registered Public Accounting Firm on management’s assessment of, and the opinion of the Registered Public Accounting Firm independently assessing the effectiveness of, the Company’s internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2 and Section 404 of Sarbanes-Oxley and expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weakness as to which the Required Lenders do not object, and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;
     (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
     (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
     (ii) a consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender (including for such consolidating balance sheet, a separate line item for used vehicle inventory for such Subsidiary groups, or in the case of New Vehicle Borrowers (other than Dual Subsidiaries) Eligible Used Vehicle Inventory of such New Vehicle Borrowers), in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP;
     (iii) the related unaudited consolidated statement of income or operations for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in each case in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
     (iv) the related consolidating statements of income or operations for such fiscal quarter (and the portion of the Company’s fiscal year then ended) with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender, in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP; and
     (v) the related unaudited consolidated statements of stockholders’ equity and cash flows for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

such consolidated and consolidating financial statements described in this Section 6.01(b) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
     (c) if requested by the Administrative Agent, as soon as available, but in any event within thirty (30) days after the end of each calendar month (including December, but excluding the last month of the fiscal quarter periods described in Section 6.01(b)) of each fiscal year of the Company (or if earlier than such 30th day, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
     (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such calendar month, setting forth in comparative form the figures for the corresponding calendar month of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
     (ii) a consolidating balance sheet of the Company and its Subsidiaries as at the end of such calendar month, with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender (including for such consolidating balance sheet, a separate line item for used vehicle inventory for such Subsidiary groups, or in the case of New Vehicle Borrowers (other than Dual Subsidiaries) Eligible Used Vehicle Inventory of such New Vehicle Borrowers), in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding calendar month of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP;
     (iii) the related unaudited consolidated statement of income or operations for such calendar month (and the portion of the Company’s fiscal year then ended) setting forth in each case in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
     (iv) the related consolidating statements of income or operations for such calendar month (and the portion of the Company’s fiscal year then ended) with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender, in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP; and
     (v) the related unaudited consolidated statements of stockholders’ equity and cash flows for such calendar month (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
such consolidated and consolidating financial statements described in this Section 6.01(c) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02(g), the Company shall not be separately required to furnish such information under clause (a), (b) or (c) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a), (b) and (c) above at the times specified therein.
     6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) Concurrently with:
     (i) the delivery of the financial statements referred to in Section 6.01(a) and (b) and (if such monthly financial statements are requested by the Administrative Agent) Section 6.01(c), (A) a duly completed Compliance Certificate signed by a Responsible Officer of the Company, including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c) and (B) a schedule (which such schedule may be included in the Compliance Certificate delivered with respect to such period) describing all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount;
     (ii) the delivery of the financial statements referred to in Section 6.01(c) (with respect to each January, February, April, May, July, August, October and November), if requested by the Administrative Agent, a duly completed Compliance Certificate signed by a Responsible Officer of the Company, but only including the calculation of the financial covenant set forth in Section 7.11(a);
     (iii) the delivery of the financial statements referred to in Section 6.01(a), financial projections for the 12 months succeeding the date of such financial statements, such projections to be prepared by management of the Company, in form satisfactory to the Administrative Agent; and
     (iv) any event described herein requiring Pro Forma Compliance, a duly completed Pro Forma Compliance Certificate (including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c)) or Pro Forma Revolving Borrowing Base Certificate, as applicable, signed by a Responsible Officer of the Company;

     (b) concurrently with (and in no event later than the time required for) the delivery of the financial statements referred to in Sections 6.01(a) and (b), and if requested by the Administrative Agent, Section 6.01(c)), a duly completed Revolving Borrowing Base Certificate as of the end of the respective fiscal year, fiscal quarter or calendar month, signed by a Responsible Officer of the Company; provided that, if any Event of Default shall have occurred and be continuing, the Company shall deliver such Revolving Borrowing Base Certificates, each signed by a Responsible Officer of the Company, at any other time requested by the Administrative Agent;
     (c) in the event of any Disposition resulting in Net Cash Proceeds in an amount greater than $25,000,000 (excluding the value of New Vehicles sold in such Disposition) and concurrently with the delivery of a notice of Disposition required pursuant to Section 6.03(g), a duly completed Pro Forma Revolving Borrowing Base Certificate giving pro forma effect to such Disposition, based on the prior quarter or month’s Revolving Borrowing Base Certificate, as applicable, and subtracting sold assets but reflecting prepayments of Loans required pursuant to Section 2.05(c) in connection with such Disposition and delivery of such certificates;
     (d) in the event of any Acquisition, the certificates and information required by Section 7.12;
     (e) within a reasonable period of time after any request by the Administrative Agent, detailed information regarding assets in the Revolving Borrowing Base, including without limitation receivables ageing reports, inventory and equipment listings for all Vehicles, in each case in form and substance and containing such details as may be reasonably requested by the Administrative Agent;
     (f) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;
     (g) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (h) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

     (i) promptly after any request by the Administrative Agent, copies of any non-cancelable purchase and sale agreement referenced in the definition of “Consolidated Current Assets”;
     (j) on the Business Day closest to any date which is six (6) months prior to any Other Indebtedness Maturity Date or Put Option Date and within ten (10) Business Days of (x) the calendar month containing such initial Business Day and (y) the last day of each calendar month after such initial Business Day, a Maturity Date Test Amount Certificate setting forth a calculation of the Maturity Date Test Amount as of such date; and
     (k) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
     Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Company hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.
     6.03 Notices. Promptly notify the Administrative Agent and each Lender:
     (a) of the occurrence of any Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any notice or correspondence from or on behalf of the applicable franchisor, distributor or manufacturer, the Company or any Subsidiary alleging that any such event has occurred with respect to any Franchise Agreement or Framework Agreement, (iii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority which such dispute, litigation, investigation, proceeding or suspension arising under this clause (iii) has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, where the result of such event arising under this clause (iv) has resulted or could reasonably be expected to result in a Material Adverse Effect;
     (c) of the occurrence of any ERISA Event with respect to a Pension Plan, and subject to notification to the Company, with respect to a Multiemployer Plan or Multiple Employer Plan;
     (d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;
     (e) of the Registered Public Accounting Firm’s determination (in connection with its preparation of any report under Section 6.01(a)(ii)) or the Company’s determination at any time of the occurrence or existence of any Internal Control Event;
     (f) of (i) any Franchise Agreement entered into after the Closing Date (and a copy of such Franchise Agreement) which deviates in any material respect from the Franchise Agreements for the applicable vehicle manufacturer or distributor delivered on or prior to the Closing Date, (ii) any Framework Agreement (and a copy of such Framework Agreement) entered into after the Closing Date (including the subject matter and term of such Framework Agreement), (iii) the termination or expiration of any Franchise Agreement or Framework Agreement, including the expiration of a Franchise Agreement which has expired as described in Section 8.01(l) and has not been renewed within 30 days, (iv) any amendment or other modification (and a copy of such amendment or modification) of any Framework Agreement, and (v) any material adverse change in the relationship between the Company or any Subsidiary and any vehicle manufacturer or distributor, including the written threat of loss of a new vehicle franchise or the written threat of termination of a Franchise Agreement or Framework Agreement;
     (g) of the occurrence of any Disposition of property or assets resulting in Net Cash Proceeds greater than $25,000,000 (such amount to exclude the value of New Vehicles sold in such Disposition), such notice pursuant to this clause (g) to be given on the date of such Disposition and to include (i) a statement of the date of the Disposition and the property or assets Disposed of, and (ii) an itemized calculation of the Net Cash Proceeds from such Disposition (including showing as a separate line item each category of payments, expenses or taxes that are deducted as part of such calculation; and
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, including Vehicles, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
     6.05 Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) if applicable, preserve and maintain, in accordance with its standard policies and procedures, all manufacturer statements of origin, certificates of origin, certificates of title or ownership and other customary vehicle title documentation necessary or desirable in the normal conduct of its business and maintain records evidencing which Vehicles are being used as Demonstrators and Rental Vehicles (each as defined in the Floorplan Credit Agreement).
     6.06 Maintenance of Properties; Repairs. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.07 Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and otherwise as required by the Security Instruments; (b) maintain general public liability insurance at all times with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, against liability on account of damage to persons and property; and (c) maintain insurance to the extent required under all applicable workers’ compensation laws and against loss by reason of business interruption with such insurance policies to be in form reasonably satisfactory to the Administrative Agent. Each of the policies described in this Section 6.07 shall provide that the insurer shall give the Administrative Agent not less than thirty (30) days’ (or ten (10) days’ in the case of termination for non-payment) prior written notice before any material amendment to any such policy by endorsement or any lapse, termination or cancellation thereof, each such policy of liability insurance shall list the Administrative Agent as an additional insured, and each such policy of casualty insurance shall list the Administrative Agent as loss payee pursuant to a loss payee clause in form and substance satisfactory to the Administrative Agent.
     6.08 Compliance with Laws and Contractual Obligations. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees and all Contractual Obligations applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be, including, if applicable, books and records specifying the year, make, model, cost, price, location and vehicle identification number of each Vehicle owned by the Company or such Subsidiary.
     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties (including inspecting Vehicles and conducting random samples of the Net Book Value of the Used Vehicles), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.
     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for acquisitions, working capital, capital expenditures and other lawful corporate purposes, in each case not in contravention of any Law or any Loan Document; provided that no proceeds of any Credit Extension shall be paid to any Unrestricted Subsidiary.

     6.12 [Intentionally Omitted].
     6.13 Location of Collateral. Keep the Collateral only at the locations set forth on Schedule 6.13, as such schedule may be revised from time to time as set forth in the Compliance Certificate delivered pursuant to Section 6.02(a), except that (a) Vehicles may, in the ordinary course of business, (i) be temporarily in transit to or between such locations or (ii) be temporarily removed from such locations (x) for repair or (y) when being test driven by potential customers or (b) in the case of vehicle chassis that have an aggregate invoice price of no more than $1,500,000 at any time and purchased for sale in connection with the conversion of such chassis, such vehicle chassis may be located at, or in transit to or from, locations of converters or purchasers of such chassis.
     6.14 Additional Subsidiaries. As soon as practicable but in any event within thirty (30) days following the acquisition, creation or designation of any Restricted Subsidiary (or the date a Subsidiary otherwise qualifies as a Restricted Subsidiary) cause to be delivered to the Administrative Agent each of the following:
     (i) a Joinder Agreement duly executed by such Restricted Subsidiary with all schedules and information thereto appropriately completed (including appropriate indications if such Restricted Subsidiary is a Dual Subsidiary or a Silo Subsidiary);
     (ii) a Joinder Agreement (or an amendment to a Joinder Agreement or a supplement to the Pledge Agreement or Escrow and Security Agreement, as applicable) by the direct owner of the Equity Interests in such Restricted Subsidiary, which Joinder Agreement (or amendment or supplement) effects the pledge of the Equity Interests of such Restricted Subsidiary pursuant to the Pledge Agreement or the escrow of the Equity Interests of such Restricted Subsidiary pursuant to the Escrow and Security Agreement, as the case may be;
     (iii) UCC financing statements naming such Subsidiary as “Debtor” and naming the Administrative Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its counsel to be filed in all UCC filing offices in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Liens on the Collateral conferred under such Joinder Agreement and other Security Instruments to the extent such Lien may be perfected by UCC filings;
     (iv) unless the Required Lenders expressly waive such requirement in accordance with Section 10.01, in the case of any single Acquisition or any related series of Acquisitions with an aggregate Cost of Acquisition of $25,000,000 or more, an opinion or opinions of counsel to such Restricted Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 6.14 and addressed to the Administrative Agent, in form and substance acceptable to the Administrative Agent;
     (v) the documents described in Sections 4.01(a)(iii), (iv), (vii), (xii), (xiii), (xx), (xxi) and (xxii) with respect to such Restricted Subsidiary; and

     (vi) evidence satisfactory to the Administrative Agent that all taxes, filing fees, recording fees and other related transaction costs have been paid; provided that, Sonic FFC 1, Inc., Sonic FFC 2, Inc. and Sonic FFC 3, Inc. shall be excluded from the requirements in this Section 6.14 so long as such Persons have no operations other than serving as special purpose entities for the repayment of Indebtedness identified on Schedule 7.03 as of the Closing Date as “Falcon Indebtedness” with proceeds of rental payments received by such Persons in the amount of such payments.
     In addition, such Subsidiary shall also comply with Section 7.16 (in the case of a Silo Subsidiary), Section 7.17 (in the case of a Dual Subsidiary) and Section 7.20.
     6.15 Further Assurances. Execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, to protect the Liens granted in this Agreement or the Loan Documents to which any Loan Party is a party and against the rights or interests of third Persons, and the Company will pay all reasonable costs connected with any of the foregoing.
     6.16 Landlord Waivers. With respect to any real property leased by the Company or any Loan Party, where requested by the Administrative Agent, the Company and each Loan Party shall use commercially reasonable efforts (and shall deliver to the Administrative Agent satisfactory evidence of such efforts) to deliver a Landlord Waiver (to the extent not previously delivered to the Administrative Agent) duly executed by the applicable landlord in form and substance reasonably satisfactory to the Administrative Agent.
     6.17 Notices regarding Indebtedness.
     (a) At the time the Company or any Loan Party enters into any Permitted Indenture Refinancing Indebtedness, the Company shall deliver to the Administrative Agent a certificate, in form and substance acceptable to the Administrative Agent, attaching copies of all material documentation relating to such Permitted Indenture Refinancing Indebtedness, stating the amount of such Permitted Indenture Refinancing Indebtedness and certifying that (i) such Permitted Indenture Refinancing Indebtedness complies with the requirements of Sections 7.15 and 7.09 and the definition of “Permitted Indenture Refinancing Indebtedness” and (ii) no Event of Default shall have occurred and be continuing or would occur as a result thereof.
     (b) At the time the Company or any Loan Party enters into any Additional Indebtedness, the Company shall deliver to the Administrative Agent a certificate, in form and substance acceptable to the Administrative Agent, attaching copies of all material documentation relating to such Additional Indebtedness, stating the amount of such Additional Indebtedness and certifying that (i) such Additional Indebtedness complies with the requirements of Sections 7.15 and 7.09 and the definition of “Additional Indebtedness” and (ii) no Event of Default shall have occurred and be continuing or would occur as a result thereof.
     6.18 Joinder of Additional Silo Lenders. To the extent not otherwise required to be delivered pursuant to Sections 7.16 or 7.17 and as soon as practicable but in any event within five

(5) days following the initial incurrence of Permitted Silo Indebtedness by any Subsidiary from a Silo Lender with respect to a particular franchise, cause to be delivered to the Administrative Agent a joinder agreement to the Master Intercreditor Agreement executed by the applicable Silo Lender, along with any applicable revised exhibits thereto.
     6.19 Deposit Accounts. Maintain with the Administrative Agent at all times the depository arrangements in existence with the Administrative Agent on the Closing Date (including the maintenance of all business, operating and administrative deposit accounts) unless otherwise approved by the Administrative Agent.
     6.20 Ally Floorplan. Within thirty (30) days of the date hereof, the Company shall provide the Administrative Agent with evidence that all interest, fees and other amounts not previously paid with respect to floorplan financing arrangements existing on or prior to the Effective Date among Ally Bank (or its Affiliates) and any Subsidiary have been paid and that all Liens securing obligations under such floorplan financing arrangements have been terminated.
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:
     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     (a) Liens pursuant to any Loan Document;
     (b) Liens existing on the date hereof and listed on Schedule 7.01 and any refunding, refinancing, renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any refunding, refinancing, renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);
     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

     (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
     (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
     (j) Liens securing Permitted Silo Indebtedness so long as the respective Silo Lender (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent and such Liens are subject to the Master Intercreditor Agreement; provided that, Permitted Silo Indebtedness provided by a Silo Lender may be cross-collateralized with other Permitted Silo Indebtedness provided by such Silo Lender;
     (k) Liens on Permitted Real Estate Indebtedness Collateral securing either Permitted Real Estate Indebtedness permitted by Section 7.03(l) or permitted Guarantees thereof;
     (l) Liens securing Permitted Third Party Service Loaner Indebtedness;
     (m) Liens securing the Floorplan Facility so long as the Floorplan Administrative Agent (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent and such Liens are subject to the Master Intercreditor Agreement; and
     (n) Liens not otherwise permitted under this Section 7.01; provided that (i) at the time of the creation or incurrence of such Lien, no Default shall exist or would result from such Lien, (ii) no such Lien attaches to any Collateral, and (iii) the aggregate Indebtedness secured by (and the value of the assets subject to) all Liens created or incurred in reliance on this clause (n) shall not exceed $15,000,000 at any time.
     7.02 Investments. Make any Investments, except:
     (a) Investments held by the Company or such Subsidiary in the form of cash equivalents or short-term marketable securities;

     (b) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
     (c) Investments of the Company in any Subsidiary Guarantor and Investments of any Subsidiary Guarantor in the Company or in another Subsidiary Guarantor;
     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
     (e) Guarantees permitted by Section 7.03;
     (f) Acquisitions permitted by Section 7.12;
     (g) capital contributions (in order to meet capital requirements imposed by applicable Law) or insurance premium payments by any Loan Party to SRM Assurance, Ltd., which capital contributions and premium payments do not exceed $6,000,000 in the aggregate in any fiscal year of the Company;
     (h) Buyer Notes obtained by the Company or a Subsidiary in connection with a Disposition permitted by Section 7.05(g), provided, however, that the aggregate amount of all such Investments at any one time shall not exceed $10,000,000;
     (i) Investments made in connection with the Company’s supplemental executive retirement plan, as the same may be amended, so long as such Investments do not exceed (A) $5,000,000 in any given calendar year or (B) $15,000,000 in the aggregate; and
     (j) other Investments not exceeding $10,000,000 in the aggregate in any fiscal year of the Company.
     7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness under the Loan Documents;
     (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;
     (c) Guarantees of the Company or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any Subsidiary Guarantor;
     (d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
     (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000;
     (f) Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;
     (g) Permitted Silo Indebtedness so long as each Silo Lender holding such Indebtedness (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent;
     (h) 2003-8.625% Indenture Indebtedness and any Permitted Indenture Refinancing Indebtedness that has refinanced or replaced any 2003-8.625% Indenture Indebtedness; provided that (i) the aggregate amount of all such 2003-8.625% Indenture Indebtedness and such Permitted Indenture Refinancing Indebtedness at any one time outstanding shall not exceed the aggregate principal amount of such Indebtedness existing as of the Closing Date, plus the reasonable fees, premiums or transaction costs incurred in connection with any such Permitted Indenture Refinancing Indebtedness, less the aggregate principal amount of all 2003-8.625% Indenture Indebtedness and the related Permitted Indenture Refinancing Indebtedness that is prepaid as permitted hereunder (other than with proceeds from any Permitted Indenture Refinancing Indebtedness), plus, to the extent permitted hereunder, the amount of payment-in-kind interest accrued on such 2003-8.625% Indenture Indebtedness, and (ii) both immediately prior to the issuance of such Permitted Indenture Refinancing Indebtedness and after giving effect to such Permitted Indenture Refinancing Indebtedness (A) no Default or Event of Default shall exist, and (B) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate;
     (i) 2009-5.0% Indenture Indebtedness and any Permitted Indenture Refinancing Indebtedness that has refinanced or replaced any 2009-5.0% Indenture Indebtedness; provided that (i) the aggregate amount of all such 2009-5.0% Indenture Indebtedness and such Permitted Indenture Refinancing Indebtedness at any one time outstanding shall not exceed the aggregate principal amount of such Indebtedness existing as of the Closing Date, plus the reasonable fees, premiums or transaction costs incurred in connection with any such Permitted Indenture Refinancing Indebtedness, less the aggregate principal amount of all 2009-5.0% Indenture Indebtedness and the related Permitted Indenture Refinancing Indebtedness that is prepaid as permitted hereunder (other than with proceeds from any Permitted Indenture Refinancing Indebtedness), plus, to the extent permitted hereunder, the amount of payment-in-kind interest accrued on such 2009-5.0% Indenture Indebtedness, and (ii) both immediately prior to the issuance of such Permitted Indenture Refinancing Indebtedness and after giving effect to such Permitted Indenture Refinancing Indebtedness (A) no Default or Event of Default shall exist, and (B) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate;
     (j) 2010-9.0% Indenture Indebtedness and any Permitted Indenture Refinancing Indebtedness that has refinanced or replaced any 2010-9.0% Indenture Indebtedness; provided that (i) the aggregate amount of all such 2010-9.0% Indenture Indebtedness and such Permitted Indenture Refinancing Indebtedness at any one time outstanding shall not exceed the aggregate principal amount of such Indebtedness existing as of the Closing Date, plus the reasonable fees, premiums or transaction costs incurred in connection with any such Permitted Indenture Refinancing Indebtedness, less the aggregate principal amount of all 2010-9.0% Indenture Indebtedness and the related Permitted Indenture Refinancing Indebtedness that is prepaid as permitted hereunder (other than with proceeds from any Permitted Indenture Refinancing Indebtedness), plus, to the extent permitted hereunder, the amount of payment-in-kind interest accrued on such 2010-9.0% Indenture Indebtedness, and (ii) both immediately prior to the issuance of such Permitted Indenture Refinancing Indebtedness and after giving effect to such Permitted Indenture Refinancing Indebtedness (A) no Default or Event of Default shall exist, and (B) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate;
     (k) Additional Unsecured Indebtedness (in addition to the Indebtedness described in Sections 7.03(h), (i) and (j)) if both immediately prior to the issuance of such Additional Unsecured Indebtedness and after giving effect to such Additional Unsecured Indebtedness (i) no Default or Event of Default shall exist, and (ii) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate; provided, however, that the aggregate amount of all such Additional Unsecured Indebtedness at any one time outstanding shall not exceed $50,000,000;
     (l) Additional Unsecured Subordinated Indebtedness (in addition to the Indebtedness described in Sections 7.03(h), (i), (j) and (k)), if both immediately prior to the issuance of such Additional Unsecured Subordinated Indebtedness and after giving effect to such Additional Unsecured Subordinated Indebtedness (i) no Default or Event of Default shall exist, and (ii) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate; provided, however, that the aggregate amount of all such Additional Unsecured Subordinated Indebtedness at any one time outstanding shall not exceed the lesser of (i) $225,000,000 and (ii) the sum of (A) Indenture Prepayments permitted by Section 7.15 which were made after the Closing Date other than with proceeds of Permitted Indenture Refinancing Indebtedness plus (B) $35,000,000;

     (m) Permitted Real Estate Indebtedness;
     (n) Permitted Third Party Service Loaner Indebtedness; provided that the Indebtedness described in this clause (n) is in an aggregate principal amount not to exceed $2,500,000 at any time outstanding;
     (o) Indebtedness under the Floorplan Credit Agreement so long as the Floorplan Administrative Agent (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent; and
     (p) Indebtedness under any Secured Cash Management Arrangement.
     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
     (a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person;
     (b) subject to Section 6.14, any Subsidiary may merge into or consolidate with another Person in order to consummate an Acquisition permitted by Section 7.12; provided that (i) if the Company is a party to any such merger or consolidation, the Company is the survivor thereof, and (ii) except as described in clause (i) above, if a Subsidiary Guarantor is a party to any such merger or consolidation, a Subsidiary Guarantor is the survivor thereof;
     (c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Company or a Subsidiary Guarantor;
     (d) any Subsidiary may Dispose of all or substantially all of its assets to or in favor of any Person in one transaction or in a series of transactions, provided that such Disposition or Dispositions satisfy the requirements of Section 7.05(g) and in the case of a Disposition of a dealership Subsidiary, Section 7.19; and
     (e) any Subsidiary which has Disposed of all or substantially all of its assets in accordance with the terms of this Agreement (i) may be dissolved or have its entity status terminated or (ii) so long as such Subsidiary does not qualify as a Restricted Subsidiary after giving effect to such Disposition, shall promptly at the request of the Company be released by the Administrative Agent from its obligations under the Subsidiary Guaranty and the other Loan Documents, provided that, at any time such Subsidiary thereafter qualifies as a Restricted Subsidiary, the Company shall cause to be delivered to the Administrative Agent all documents required to be delivered by Section 6.14 with respect to such Subsidiary in the timeframes set forth therein.

     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
     (b) Dispositions of inventory in the ordinary course of business;
     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
     (d) Dispositions of property by any Subsidiary to the Company or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Company or a Subsidiary Guarantor;
     (e) Dispositions permitted by Section 7.04;
     (f) Dispositions by the Company and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the book value of all property so Disposed of shall not exceed $50,000,000 in any fiscal year;
     (g) Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that at the time of such Disposition, (i) no Default shall exist or would result from such Disposition and (ii) in the case of a Disposition of a dealership Subsidiary, the requirements of Section 7.19 have been satisfied;
provided, however, that any Disposition pursuant to clauses (a) through (g) shall be for fair market value.
     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
     (a) each Subsidiary may make Restricted Payments to the Company and any Subsidiaries of the Company that are Subsidiary Guarantors;
     (b) the Company may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
     (c) any Loan Party may make “net share settlements” of vested restricted stock for tax withholding;
     (d) the Company may declare and make cash dividends (for purposes other than those described in Sections 7.06(e) or (f)) so long as before and after giving effect to such cash dividends, there is no Default or Event of Default and the Company and its Subsidiaries are in Pro Forma Compliance;
     (e) the Company may make Restricted Payments permitted by Section 7.15 (including conversions of or similar payments made with respect to the Indenture Indebtedness, any Additional Indebtedness permitted by Section 7.03(k) or (l), or any convertible notes that refinance the Indenture Indebtedness or Additional Indebtedness permitted by Section 7.15); and
     (f) the Company may make Restricted Payments in order to purchase, redeem, retire, acquire, cancel or terminate its Class A Common Stock so long as both immediately prior to such Restricted Payment and after giving effect to such Restricted Payment, any other Restricted Payments described in this clause (f) the Company intends in good faith to make during any applicable fiscal quarter and any Indenture Prepayments the Company intends in good faith to make during any applicable fiscal quarter: (i) no Default or Event of Default shall exist, (ii) the Company and its Subsidiaries are in Pro Forma Compliance, and (iii) the Repurchase Test Amount (calculated as described in the definition of “Pro Forma Compliance”) is equal to or greater than $125,000,000 (for any such calculation made with respect to any date of determination in fiscal year 2011) or $140,000,000 (for any such calculation made with respect to any date of determination in any fiscal year after 2011), as evidenced, in the case of clauses (ii) and (iii), by a Pro Forma Compliance Certificate and a Repurchase Test Amount Certificate submitted not less than 5 Business Days and not more than 90 days prior to the date of any such Restricted Payment.
     7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
     7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Company and any Subsidiary Guarantor or between and among any Subsidiary Guarantors.
     7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Loan Party or to otherwise transfer property to the Company or any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company, or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that (x) clauses (i), (ii) and (iii) above shall not prohibit any such restriction on Restricted Payments, Guarantees or liens incurred or provided in favor of any Floorplan Secured Party under the Floorplan Loan Documents, and (y) clause (iii) above shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e), (g), (m) or (n) solely to the extent any such negative pledge relates to the property financed by or securing such Indebtedness, (y) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under

Section 7.03(h) solely to the extent any such negative pledge does not prohibit any current or future Lien of the Administrative Agent (for the benefit of the Secured Parties), on any property of any Loan Party, or (z) manufacturer limitations on dividends set forth in Franchise Agreements or Framework Agreements which limitations relate to minimum capitalization requirements for dealerships; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
     7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
     7.11 Financial Covenants.
     (a) Consolidated Liquidity Ratio. Permit the Consolidated Liquidity Ratio as of the end of any fiscal quarter (or at the request of the Administrative Agent, as of the end of any calendar month), ending during any period set forth below to be less than the ratio set forth below opposite such period:

Period	Ratio
Closing Date through and including March 30, 2012	1.05 to 1.00
March 31, 2012 and thereafter	1.10 to 1.00
     (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at any time to be less than the ratios and for the periods set forth below:

Period	Ratio
Closing Date through and including March 30, 2012	1.15 to 1.00
March 31, 2012 and thereafter	1.20 to 1.00
     (c) Consolidated Total Lease Adjusted Leverage Ratio. Permit the Consolidated Total Lease Adjusted Leverage Ratio at any time to be greater than 5.50 to 1.00.
     7.12 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the material line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries, or substantially related or incidental thereto, (ii) no Default or Floorplan Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, (iii) if the aggregate Cost of Acquisition of all Acquisitions (including such Acquisition) occurring in any fiscal year is in excess of $50,000,000 or if the aggregate Cost of Acquisition of all Acquisitions (including such Acquisition) occurring after the Closing Date is in excess of $175,000,000, (w) the Required Lenders shall have consented to such Acquisition, (x) no Default would exist immediately after giving effect to such Acquisitions, (y) the Company shall have furnished to the Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and all other Acquisitions consummated since such fiscal year end, and (z) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such Acquisition, as evidenced by a Pro Forma Compliance Certificate and a Pro Forma Revolving Borrowing Base Certificate, in each case delivered simultaneously with such pro forma historical financial statements, (iv) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Company or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Company or a wholly-owned Subsidiary), and (v) after the consummation of such Acquisition, the Company or any applicable Subsidiary shall have complied with the provisions of Section 6.14.
     7.13 Revolving Borrowing Base.
     (a) Permit at any time the sum of the Total Outstandings to exceed the Revolving Advance Limit, unless the Company shall have immediately complied with Section 2.05(c) with respect to such excess; or
     (b) substantially change the method of valuation of the Collateral with respect to the Revolving Borrowing Base from that used by the Company and its Subsidiaries on the Closing Date.
     7.14 Amendments of Certain Indebtedness. Amend, modify or change in any manner any term or condition of any of the Indenture Indebtedness or any Additional Indebtedness permitted by Section 7.03(k) or (l) or refinance or replace any such Indebtedness so that the terms and conditions thereof are less favorable to the Administrative Agent, the Lenders and the L/C Issuers than the terms and conditions of the relevant Indebtedness as of the later of the Closing Date or the date of incurrence thereof.
     7.15 Prepayments, etc. of Certain Indebtedness. (i) Prepay, redeem, purchase, defease, settle in cash or otherwise satisfy prior to the scheduled maturity thereof in any manner any of the Indenture Indebtedness or any Additional Indebtedness (such prepayments, redemptions, purchases, defeases, settlements or satisfactions referred to as “Indenture Prepayments”), except that, the Company may make such Indenture Prepayments so long as both immediately prior to such Indenture Prepayments and after giving effect to such Indenture Prepayments, any other Indenture Prepayments the Company intends in good faith to make during any applicable fiscal quarter and any Restricted Payments described in Section 7.06(f) the Company intends in good faith to make during any applicable fiscal quarter: (A) no Default or Event of Default shall exist, (B) the Company and its Subsidiaries shall be in Pro Forma Compliance, and (C) the Repurchase Test Amount (calculated as described in the definition of “Pro Forma Compliance”) is equal to or greater than $125,000,000 (for any such calculation made with respect to any date of determination in fiscal year 2011) or $140,000,000 (for any such calculation made with respect to any date of determination in any fiscal year after 2011), as evidenced, in the case of clauses (B) and (C), by a Pro Forma Compliance Certificate and a Repurchase Test Amount Certificate submitted not less than 5 Business Days and not more than 90 days prior to the date of any such Indenture Prepayment.
     7.16 Silo Subsidiaries. Permit any Subsidiary to become a Silo Subsidiary unless (i) any Silo Lender providing Permitted Silo Indebtedness to such Subsidiary has delivered to the Administrative Agent a joinder agreement to the Master Intercreditor Agreement (or if applicable, a revised exhibit to the Master Intercreditor Agreement for such Silo Lender), (ii) such Subsidiary shall not be designated a New Vehicle Borrower or entitled to the proceeds of any New Vehicle Floorplan Loans, and (iii) prior to the time of designation of such Subsidiary as a Silo Subsidiary, all outstanding New Vehicle Floorplan Loans with respect to such Subsidiary shall have been repaid.
     7.17 Dual Subsidiaries. Permit any Subsidiary to become a Dual Subsidiary unless (i) any Silo Lender providing Permitted Silo Indebtedness to such Subsidiary has delivered to the Administrative Agent a joinder agreement to the Master Intercreditor Agreement (or if applicable, a revised exhibit to the Master Intercreditor Agreement for such Silo Lender), (ii) in the event the New Vehicles of any such Dual Subsidiary are financed by both the New Vehicle Floorplan Facility and Permitted Silo Indebtedness (each, an “Applicable Vehicle Floorplan”), each separate brand of New Vehicles of any such Dual Subsidiary must be financed by the same Applicable Vehicle Floorplan, (iii) no Used Vehicles of any such Dual Subsidiary shall be financed by the Used Vehicle Floorplan Facility, and (iv) no Silo Lender may finance Used Vehicles at the applicable dealership unless it finances New Vehicles at such dealership and (v) prior to the time of designation of such Subsidiary as a Dual Subsidiary, all outstanding New Vehicle Floorplan Loans with respect to such Subsidiary for New Vehicles of any dealerships which will be financed by such Permitted Silo Indebtedness shall have been repaid.
     7.18 Related Swap Contracts. Permit the Company or any other Loan Party party to any Related Swap Contract to amend, supplement or otherwise modify the terms of any Related Swap Contract or any document relating thereto in any way to advantage, or provide any incremental credit support to, any Lender or any Affiliate of a Lender party to such Related Swap Contract without amending, modifying or supplementing each other Related Swap Contract to equally advantage, or to provide the same incremental credit support to, the Lender or Affiliate of a Lender party to such other Related Swap Contract. Each Lender agrees to and acknowledges (on behalf of itself and its Affiliates) the restrictions on amendments, supplements or other modifications of Related Swap Contracts described herein.
     7.19 Disposition of Subsidiary or Franchise. Sell to any Person other than the Company or any of its Subsidiaries, dissolve, or transfer back to the franchisor, any franchise (or Subsidiary that owns one or more franchises), unless any applicable Silo Lender with respect to any Permitted Silo Indebtedness of such franchise (or Subsidiary) has (a) taken any steps necessary so that any remaining assets of the Company and its remaining Subsidiaries no longer secure floorplan Indebtedness of such transferred franchise or Subsidiary and (b) delivered to the Administrative Agent a revised Master Intercreditor Agreement exhibit for such lender, deleting such franchise (or in the case of a sale of a Subsidiary, any franchise owned by such Subsidiary) from such exhibit or other evidence satisfactory to the Administrative Agent in its reasonable discretion that such Silo Lender will deliver such revised exhibit upon payment of amounts remaining under such transferred franchise or Subsidiary’s floorplan Indebtedness.
     7.20 Additional Credit Support Documentation. Permit any Subsidiary to Guarantee or grant any Lien in favor of any Silo Lender in respect of Permitted Silo Indebtedness except for such Guarantees by and Liens granted by Silo Subsidiaries and Dual Subsidiaries which receive Permitted Silo Indebtedness from such Silo Lender. Without limiting the foregoing and without limiting the generality of the Subsidiary Guaranty or Section 6.14, in the event any Silo Lender receives a Guarantee or Lien in violation of the previous sentence, the Company shall cause the applicable Subsidiaries to provide substantially similar Guarantees to the Administrative Agent, the L/C Issuer and the Lenders or grant substantially similar Liens in favor of the Administrative Agent (for the benefit of the Secured Parties) to the same extent.
     7.21 Perfection of Deposit Accounts. Permit any Person (other than the Administrative Agent (on behalf of the Secured Parties) to obtain any deposit account control agreement (or otherwise perfect any Lien in) any deposit account of the Company or any of its Subsidiaries.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     8.01 Events of Default. Any of the following shall constitute an Event of Default (each an “Event of Default”):
     (a) Non-Payment. The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), (b), (c) or (d), 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts but including Permitted Silo Indebtedness) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), either individually or in the aggregate for all Indebtedness for which a payment default then exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (each, an “Other Event”), the effect of which default or Other Event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount (either individually or in the aggregate for all Indebtedness for which a covenant default then exists) to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that, the mere fact that any Indebtedness is a “demand obligation” and payment thereof may be demanded at any time (whether or not any Person has defaulted thereunder) shall not, by itself, constitute an “Other Event,” but the demand for payment thereof shall constitute an “Other Event”; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or
     (f) Insolvency Proceedings, Etc. The Company, any Loan Party or any of their respective Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

     (h) Judgments. There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount, or in the case of the class action lawsuit regarding the APCO etch product, Case No. 3:10-CV-382-RLV-DSC currently pending in the United Stated District Court for the Western District of North Carolina, $30,000,000 (in each case, to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan or Multiple Employer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan, Multiple Employer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
     (j) Invalidity of Loan Documents. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest with the priority provided therefor in such Security Instrument and as contemplated in the Master Intercreditor Agreement subject only to those Liens permitted by Section 7.01; or
     (k) Change of Control. There occurs any Change of Control; or
     (l) Franchise Agreements and Framework Agreements. (i) Any Franchise Agreement or Framework Agreement is terminated or suspended or expires and a replacement for such Franchise Agreement or Framework Agreement is not entered into within 30 days of such termination, suspension or expiration, (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement or Framework Agreement which is not cured within any applicable cure period therein, or (iii) there occurs any change in any Franchise Agreement or Framework Agreement, except in each case referred to in clauses (i), (ii) and (iii) to the extent such termination, suspension, expiration, default or change (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement expires in accordance with its terms, if and for so long as the respective dealership Subsidiary and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate such Franchise Agreement, such expiration shall not by itself be considered an Event of Default under this Section 8.01(l); or

     (m) Floorplan Event of Default. A Floorplan Event of Default shall occur and be continuing.
     8.02 Remedies Upon an Event of Default.
     (a) If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (i) declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
     (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;
     (iii) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
     (iv) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
     (b) In addition to the foregoing, if any Floorplan Event of Default or Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders or the Required Floorplan Lenders, take any or all of the following actions:
     (i) foreclose upon, take possession of, or otherwise exercise any remedies available to it under any Security Instrument with respect to, any of the Collateral securing any of the obligations under the Floorplan Loan Documents, or
     (ii) take any action to perfect or preserve the rights of the Administrative Agent with respect to any Collateral described in clause (i) above, including filing any appropriate claim or document with respect to any such Collateral in any proceeding under any Debtor Relief Law.

     8.03 Application of Funds. After the exercise of remedies provided for in this Article VIII (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16 (and unless the Administrative Agent determines in good faith that any such amount should be delivered to another Person pursuant to the Master Intercreditor Agreement), be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III but excluding amounts payable under Related Swap Contracts or Secured Cash Management Arrangements) payable to the Administrative Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting accrued and unpaid interest and principal of the Swing Line Loans due to the Swing Line Lender;
     Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and amounts payable in respect of Related Swap Agreements or Secured Cash Management Arrangements) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuers) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations (other than such Obligations under Related Swap Contracts or Secured Cash Management Arrangements), ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth payable to them;
     Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fifth held by them;
     Sixth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.16;
     Seventh, to payment of that portion of the Obligations constituting unpaid Obligations then owing under Related Swap Contracts and Secured Cash Management Arrangements, ratably among the Lenders or Affiliate of the Lenders and Cash Management Banks in proportion to the respective amounts described in this clause Seventh held by them;

     Eighth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Subject to Section 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Arrangements and Related Swap Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Lender or Affiliate of a Lender party to a Related Swap Agreement, as the case may be. Each Cash Management Bank or Affiliate of a Lender party to a Related Swap Agreement not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX.
ADMINISTRATIVE AGENT
     9.01 Appointment and Authority. Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
     9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or (under the circumstances described in Section 8.02(c)) either the Required Lenders or the Required Floorplan Lenders) (or, in each case, such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an L/C Issuer.
     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate,

consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or any L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
     9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunner, the Arranger or any Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
     9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise.
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
     9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,
     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Arrangements and Related Swap Contracts as to which arrangements satisfactory to the applicable Cash Management Bank or applicable Lender or Affiliate of a Lender party to a Related Swap Agreement shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the applicable L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
     (b) (i) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or to the interests of any lessor or purchaser of accounts receivable in assets that are owned by such Person and not by any Loan Party, (ii) to enter into intercreditor arrangements with holders of Permitted Third Party Service Loaner Indebtedness as described in the definition thereof, (iii) to enter into intercreditor arrangements with holders of Permitted Real Estate Indebtedness for the purpose of releasing or subordinating any Lien of the Administrative Agent on property that constitutes Permitted Real Estate Indebtedness Collateral,

(iv) to enter into the Master Intercreditor Agreement (and execute, deliver and modify the exhibits described therein from time to time) and (v) release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(n);
     (c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (and to release any Lien on any property of such Subsidiary Guarantor) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
     (d) to execute and deliver that certain letter agreement with the Ford Motor Company, substantially in the form attached hereto as Exhibit N.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10.
     9.11 Secured Cash Management Arrangements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Subsidiary Guaranty or any Security Instrument, no Cash Management Bank or Lender or Affiliate of a Lender party to a Related Swap Agreement that obtains the benefit of the provisions of Section 8.02, any Subsidiary Guaranty or any Collateral by virtue of the provisions hereof or of the Subsidiary Guaranty or any Security Instrument shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Arrangements and Related Swap Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Lender or Affiliate of a Lender, as the case may be.
ARTICLE X.
MISCELLANEOUS
     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (such acknowledgement not to be unreasonably withheld or delayed), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
     (e) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
     (f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
     (g) release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender; or
     (h) release all or substantially all of the Collateral in any transaction or series of related transactions, except as specifically required by the Loan Documents, without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Bank of America Letter and the Wells Fargo Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto, (v) no amendment, waiver or consent shall modify Section 8.02(b) or any voting requirement under this clause (v) or clause (vi) below, in a manner adverse to any Floorplan Lender or the Floorplan Administrative Agent, unless in writing and signed by such Floorplan Lender or Floorplan Administrative Agent, and (vi) notwithstanding the foregoing, if the Security Agreement expressly requires the consent of the Required Floorplan Lenders or the acknowledgment of the Floorplan Administrative Agent for any amendment, consent or waiver with respect thereto if such amendment, consent or waiver would be adverse in any respect to any Floorplan Lender or the Floorplan Administrative Agent (a “Floorplan Adverse Amendment, Consent or Waiver”), then no such Floorplan Adverse Amendment, Consent or Waiver with respect to any term of the Security Agreement shall be effective unless (in addition to the requirements set forth in this Section 10.01) such amendment, consent or waiver is signed by the Required Floorplan Lenders and acknowledged by the Floorplan Administrative Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of all Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or the modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Company and the other Loan Parties (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.13, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or in a subordinated position to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to be included in any required vote or action required to be approved by the Required Lenders or by any other number or percentage of the Lenders hereunder.
     10.02 Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Company, any other Loan Party, the Administrative Agent, Bank of America as an L/C Issuer or the Swing Line Lender to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

     (ii) if to any other Lender or L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender or L/C Issuer on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Company, the Administrative Agent, Bank of America, as L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender or L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender and each L/C Issuer (other than Bank of America) agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender or L/C Issuer. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
     (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) Bank of America as an L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
     10.04 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and each of its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights, including any audit fees incurred when conducting any audit of any Loan Party or any Collateral during the continuance of any Event of Default (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agents thereof), each L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and the Company hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Swing Line Lender and Bank of America as an L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender, or the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     10.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it; provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

     (A) the consent of the Company (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
     (C) the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
     (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
     (iv) Assignment and Assumption. The parties to each permitted assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, provided however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fees in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any of the Subsidiaries of any Loan Party, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
     (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
     Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Company and any L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company, the Swing Line Lender, any L/C Issuer or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative

Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 3.01(e) as though it were a Lender.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any of its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     (h) Resignation as an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, (i) if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (A) upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (B) upon 30 days’ notice to the Company, resign as Swing Line Lender, and (ii) if at any time Wells Fargo assigns all of its Commitment and Loans pursuant to subsection (b) above, Wells Fargo may, upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer. In the event of any such resignation by Bank of America or Wells Fargo as an L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender (as applicable) hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of (x) Bank of America as an L/C Issuer or Swing Line Lender or (y) Wells Fargo as an L/C Issuer, as the case may be. If Bank of America or Wells Fargo resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) such successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, of the resigning L/C Issuer outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or Wells Fargo, as the case may be, to effectively assume the obligations of Bank of America or Wells Fargo, as the case may be, with respect to such Letters of Credit.
     10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.
     For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any

Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
     10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     10.10 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when they shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Documents.
     10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
     10.13 Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is a Defaulting Lender or (iv) any Lender fails to approve any amendment, waiver or consent requested by the Company pursuant to Section 10.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender shall have received payment of an amount equal to not less than 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
     (d) in the case of any such assignment resulting from the refusal of a Lender to approve a requested amendment, waiver or consent, the Person to whom such assignment is being made has agreed to approve such amendment, waiver or consent; and
     (e) such assignment does not conflict with applicable Laws.
     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
     10.14 Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.
     (b) SUBMISSION TO JURISDICTION. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN MECKLENBURG COUNTY AND OF THE UNITED STATES FOR THE WESTERN DISTRICT, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN

SUCH NORTH CAROLINA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the Act.
     10.17 Designated Senior Indebtedness. Each party acknowledges and agrees that the Indebtedness under the Loan Documents is “Designated Senior Indebtedness” (or any similar term) under, and as defined in, the Indenture Indebtedness or any Additional Indebtedness.
     10.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

COMPANY:

SONIC AUTOMOTIVE, INC.

By:	\David P. Cosper\

Name:	David P. Cosper
Title:	Vice Chairman and Chief Financial Officer
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A., as Administrative Agent and as Revolving Administrative Agent (as collateral agent under the Loan Documents)

By:	\Anne M. Zeschke\

Name:	Anne M. Zeschke
Title:	Vice President

BANK OF AMERICA, N.A., as Swing Line Lender, L/C Issuer and as a Lender

By:	\M. Patricia Kay\

Name:	M. Patricia Kay
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	\Jeffrey G. Calder\

Name:	Jeffrey G. Calder
Title:	Vice President

US BANK, NATIONAL ASSOCIATION, as a Lender

By:	\Mark Landsem\

Name:	Mark Landsem
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an L/C Issuer and as a Lender

By:	\Craig W. Peatross\

Name:	Craig W. Peatross
Title:	Senior Vice President
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

MERCEDES-BENZ FINANCIAL SERVICES USA LLC (f/k/a DCFS USA LLC), as a Lender

By:	\Michelle Nowak\

Name:	Michelle Nowak
Title:	Credit Director, National Accounts

COMERICA BANK, as a Lender

By:	\David M. Garbarz\

Name:	David M. Garbarz
Title:	Senior Vice President

CAPITAL ONE, N.A. , as a Lender

By:	\Anne Marie Zima\

Name:	Anne Marie Zima
Title:	Vice President

BMW FINANCIAL SERVICES NA, LLC, as a Lender

By:	\Patrick Sullivan\

Name:	Patrick Sullivan
Title:	GM, Commercial Finance
BMW Group Financial Services

By:	\Patrick Clark\

Name:	Patrick Clark
Title:	GM, New Business

TOYOTA MOTOR CREDIT CORPORATION, as a Lender

By:	\Anna Lee\

Name:	Anna Lee
Title:	National Credit Dealer Manager
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

VW CREDIT, INC., as a Lender

By:	\David Rands\

Name:	David Rands
Title:	Regional General Manager

WORLD OMNI FINANCIAL CORP., as a Lender

By:	\William Shope\

Name:	William Shope
Title:	VP Portfolio Management
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

SCHEDULE 1.01A
SILO SUBSIDIARIES
Autobahn, Inc.
FAA Beverly Hills, Inc.
FAA Concord T, Inc.
FAA San Bruno, Inc.
FAA Serramonte L, Inc.
Fort Mill Ford, Inc.
Marcus David Corporation
Ontario L, LLC
SAI Atlanta B, LLC
SAI Clearwater T, LLC
SAI Columbus T, LLC
SAI Fort Myers B, LLC
SAI Fort Myers M, LLC
SAI Fort Myers VW, LLC
SAI Irondale L, LLC
SAI Long Beach B, Inc.
SAI Monrovia B, Inc.
SAI Montgomery B, LLC
SAI Nashville M, LLC
SAI Oklahoma City T, LLC
SAI Rockville L, LLC
SAI Tulsa T, LLC
Sonic Automotive — 1720 Mason Ave., DB, LLC
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.
Sonic Automotive — 4701 I-10 East, TX, L.P.
Sonic Automotive of Chattanooga, LLC
Sonic Automotive of Nashville, LLC
Sonic Automotive of Texas, L.P.
Sonic Calabasas M, Inc.
Sonic-Clear Lake Volkswagen, L.P.
Sonic — Denver T, Inc.
Sonic — Fort Worth T, L.P.
Sonic-Jersey Village Volkswagen, L.P.
Sonic — Manhattan Fairfax, Inc.
Sonic Momentum B, L.P.
Sonic — Richardson F, L.P.
Sonic Santa Monica M, Inc.
Sonic — Stevens Creek B, Inc.
Sonic — Stone Mountain T, L.P.
Sonic Walnut Creek M, Inc.
Town and Country Ford, Incorporated
Schedule 1.01A — Page 1

SCHEDULE 1.01B
DUAL SUBSIDIARIES
     1. Philpott Motors, Ltd.
     2. SAI Ann Arbor Imports, LLC
     3. SAI Columbus VWK, LLC
     4. SAI Irondale Imports, LLC
     5. Sonic Momentum VWA, LP
     6. Sonic — Newsome of Florence, Inc.

Schedule 1.01B - Page 1

SCHEDULE 1.01C
CERTAIN ERISA INFORMATION
Six dealership subsidiaries of Sonic Automotive, Inc. located in Northern California are contributing employers to the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001 (the “Plan”), a “Multiemployer Plan” (as defined in the Agreement) the participants and beneficiaries of which are primarily union member employees or retirees of the International Association of Machinists and Aerospace Workers District Lodge 190 in Northern California (the “IAM Local 190”), with numerous participating contributing employers primarily located in the State of California.
The federal Pension Protection Act of 2006 (the “Act”) requires multiemployer defined benefit pension plans to engage an actuary to annually evaluate the particular pension plan’s funding status, and to determine the extent to which the particular plan is projected to meet its obligations. A determination by the actuary that the particular plan is in “critical status” pursuant to the Act triggers requirements for the particular plan to adopt a rehabilitation plan designed to improve the plan’s financial condition over time and improve the plan’s ability to meet pension obligations in the future. The Board of Trustees of the Automotive Industries Pension Trust Fund has formally notified participants, beneficiaries, contributing employers and the IAM Local 190 that the Plan’s actuary certified the Plan to be in critical status pursuant to the Act. The Board has also adopted a Rehabilitation Plan to address such status pursuant to the requirements of the Act, including suspension or elimination of certain benefits to beneficiaries under the Plan and requirements to increase contributing employer contributions beginning in the 2013 calendar year.

Schedule 1.01C - Page 1

SCHEDULE 2.01
COMMITMENTS AND
APPLICABLE PERCENTAGES

		Applicable
Lender	Commitment	Percentage
Mercedes-Benz Financial Services	$50,000,000.00	28.5714285714%
BMW Financial Services NA, LLC	$32,000,000.00	18.2857142857%
Bank of America, N.A.	$24,000,000.00	13.7142857143%
Toyota Motor Credit Corporation	$22,000,000.00	12.5714285714%
JPMorgan Chase Bank, N.A.	$13,000,000.00	7.4285714286%
US Bank, National Association	$8,250,000.00	4.7142857143%
Wells Fargo Bank, National Association	$8,250,000.00	4.7142857143%
Comerica Bank	$5,500,000.00	3.1428571429%
VW Credit, Inc.	$4,500,000.00	2.5714285714%
World Omni Financial Corp.	$4,500,000.00	2.5714285714%
Capital One, N.A.	$3,000,000.00	1.7142857143%

Total	$175,000,000.00	100.000000000%

Schedule 2.01 - Page 1

SCHEDULE 2.03
EXISTING LETTERS OF CREDIT

Letter of				Outstanding
Credit #	Issue Date	Expiry Date	Beneficiary Name	Amount
3055014	1/15/2010	8/01/2011	ARROWOOD INDEMNITY C	$1,026,000.00
3061353	1/15/2010	8/01/2011	THE TRAVELERS INDEMN	$5,301,000.00
3062079	1/15/2010	8/01/2011	FALCON FINANCIAL II,	$7,094,071.00
3062406	1/15/2010	8/01/2011	FALCON FINANCIAL II,	$3,103,734.00
3062407	1/15/2010	8/01/2011	FALCON FINANCIAL II,	$4,839,105.00
3074622	1/15/2010	8/01/2011	UNITED STATES FIDELI	$1,355,000.00
3080768	1/15/2010	8/01/2011	UNIVERSAL UNDERWRITE	$50,000.00
3086579	1/15/2010	8/01/2011	HARTFORD FIRE INSURA	$16,790,560.00
3090977	1/15/2010	8/01/2011	VEL’S FORD, LLC A CA	$915,955.96
3099780	1/15/2010	8/01/2011	TRAVELERS CASUALTY A	$283,200.00
	Total			$40,758,625.96

Schedule 2.03 - Page 1

SCHEDULE 2A.03(a)
INFORMATION REGARDING COLLATERAL

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic Automotive, Inc.	Delaware Corporation 2714319	The chief executive office for all entities is 6415 Idlewild Rd., Suite 109, Charlotte, NC		6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

ADI of the Southeast, LLC	South Carolina Limited Liability Company N/A			111 Newland Rd. Columbia, SC	CAR SON NEWSOME II L.L.C.

AnTrev, LLC	North Carolina Limited Liability Company 0659676			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) - Page 1

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Arngar, Inc.	North Carolina Corporation 0005612		Cadillac of South Charlotte	10725 Pineville Rd. Pineville, NC	CAR SON MAS, L.P.	All Owners of Collateral Locations (if other than Grantor) are unrelated lessors, except where noted.

Autobahn, Inc.	California Corporation C1548941		Autobahn Motors Main Facility	700 Island Pkwy. Belmont, CA	SRE California — 3, LLC

			Airspace Lease	Beneath Island Pkwy. north of Ralston Ave. Belmont, CA	City of Belmont, CA

			Remnant Parcel	East of Island Pkwy. and north of Ralston Ave. Belmont, CA	SRE California — 3, LLC

			Autobahn Motors-Service / Storage	500-510 Harbor Blvd. Belmont, CA	David S. Lake Trust

			Autobahn Motors Vehicle Storage/Detailing	1315 Elmer St. Belmont, CA	George W. Williams III, Co-Trustee, George W. Williams III G.S. Trust

George W. Williams III and Borel Bank, Co-Trustees, Hortense Williams Trust

Schedule 2A.03(a) - Page 2

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Lois Hortense Rosebrook Trust Katherine B. Woodlard, Robert P. Berryman and Mark A. Berryman

Avalon Ford, Inc.	Delaware Corporation 0896102			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

FAA Auto Factory, Inc.	California Corporation C2058910			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

FAA Beverly Hills, Inc.	California Corporation C2069519		Beverly Hills BMW — Service & CPO Facility	8833 Wilshire Blvd. Beverly Hills, CA	Dusenberg Investments

			Beverly Hills BMW — Sales Facility	8825 Wilshire Blvd. Beverly Hills, CA	8825 Wilshire, LLC

			Beverly Hills BMW — Storage (Avis Lot Fee)	8931 Wilshire Blvd. Beverly Hills, CA	Fortress Holdings L.P.

			8850 Wilshire Blvd. (BMW Beverly Hills — Storage and Service Overflow	8850 Wilshire Blvd. Beverly Hills, CA	Illoulian Properties

Schedule 2A.03(a) - Page 3

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

FAA Beverly Hills, Inc. (continued)			8844 Wilshire Blvd. (BMW Beverly Hills Storage & Service Overflow)	8844 Wilshire Blvd. Beverly Hills, CA	Illoulian Properties

			Parking Lot	8942 Wilshire Blvd. Beverly Hills, CA	Casden Lapeer LP

			Parking Lot	NE Corner Citrus Ave. & Carling Way Beverly Hills, CA	DSG Wilshire LLC and JW Wilshire LLC

			Service Facility Relocations Site	9000-9001 Olympic Blvd. Beverly Hills, CA	Landmark Group, LLC

FAA Capitol N, Inc.	California Corporation C2054429			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

FAA Concord H, Inc.	California Corporation C2004304		Concord Honda	1300 Concord Ave. Concord, CA 2241 Commerce Ave. Concord, CA	Rosewood Village Associates Stan Gaunt

FAA Concord T, Inc.	California Corporation C0613543		Concord Toyota Concord Scion	1090 Concord Ave. Concord, CA	1090 Concord Associates, LLC

Schedule 2A.03(a) - Page 4

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

FAA Dublin N, Inc.	California Corporation C2007600			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

FAA Dublin VWD, Inc.	California Corporation C2007571			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

FAA Holding Corp.	California Corporation C2174202			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

FAA Las Vegas H, Inc.	Nevada Corporation C13186-1999		Honda West	7615 W. Sahara Ave. Las Vegas, NV	CARS CNI-2 L.P.

FAA Poway H, Inc.	California Corporation C2006230		Poway Honda	13747 Poway Rd. Poway, CA	Bay Automotive Properties, LLC

FAA Poway T, Inc.	California Corporation C2006232			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) - Page 5

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

FAA San Bruno, Inc.	California Corporation C2004303		Melody Toyota Melody Scion (Main Facility)	750 El Camino Real San Bruno, CA	Bill & Sylvia Wilson

			(Service and Parts Facility)	222 E. San Bruno Ave. San Bruno, CA	L & P Kaplan

			(Parking Lot — New and Used)	732 El Camino Real San Bruno, CA	Peter J. Mandell and Susan Gootnick

			(Main Facility)	750 El Camino Real San Bruno, CA	Thomas Chapman Trust

			(Used Car Facility)	650 El Camino Real San Bruno, CA	Martha E. Bishop, Helen J. Carey, The Mary Colter McDonald Trust

			(Parking — Used Cars)	650 and 660 El Camino Real San Bruno, CA	Bill Malkason

			(Used Cars)	650 and 660 El Camino Real San Bruno, CA	Sonic Development, LLC

			(Parking Lot)	692 El Camino Real San Bruno, CA	Tommie Carol Ann Mobley and Larry Malasoma	Subsidiary of Sonic Automotive, Inc

Schedule 2A.03(a) - Page 6

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

FAA Santa Monica V, Inc.	California Corporation C2165877		Volvo of Santa Monica	1719 Santa Monica Blvd. Santa Monica, CA	CARS-DB4, LP Sully Three SM, LLC

1801 Santa Monica Blvd. Santa Monica, CA

FAA Serramonte, Inc.	California Corporation C2004221		Serramonte Auto Plaza Serramonte Mitsubishi	1500 Collins Ave. Colma, CA	Price Trust

			Serramonte Auto Plaza (Mitsubishi Service and Parts)	445 Serramonte Blvd. Colma, CA	Price Trust

			Serramonte Nissan Kia Serramonte	630 & 650 Serramonte Blvd. Colma, CA	Cypress Abbey Company

			Serramonte PDI Center	900 Collins Ave. Colma, CA	Portola Properties

FAA Serramonte H, Inc.	California Corporation C2069465		Honda of Serramonte	485 Serramonte Blvd. Colma, CA	Price Trust

Schedule 2A.03(a) - Page 7

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

FAA Serramonte L, Inc.	California Corporation C2004222		Lexus of Serramonte Lexus of Marin	700 Serramonte Blvd. Colma, CA	Price Trust

				535 Francisco Blvd. E. San Rafael, CA	CAR FAA II LLC

			Lexus of Marin — Used Cars	535 Francisco Blvd. E. San Rafael, CA	Hendrickson Development, Inc.

FAA Stevens Creek, Inc.	California Corporation C2004216		Stevens Creek Nissan	4855 & 4875 Stevens Creek Blvd. Santa Jose, CA	Rosewood Village Associates

			Stevens Creek Nissan — Offsite Vehicle Storage	1507 South 10th St. San Jose, CA	10th Street Land Management

			Stevens Creek Nissan — Used Car Lot	4795 Stevens Creek Blvd. San Jose, CA	Donald S. & Mary S. Abinante

			Stevens Creek Nissan — Detail and Service Center	4885 Stevens Creek Blvd. San Jose, CA	Edmiston & Hock Enterprises, Inc.

Schedule 2A.03(a) - Page 8

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

FAA Torrance CPJ, Inc.	California Corporation C2165823		South Bay Chrysler Jeep Dodge Main Facility	20900 Hawthorne Blvd. Torrance, CA	Miletich-Jones Land Co.

				20433 Hawthorne Blvd. Torrance, CA	Del Thorne LLC

			CJ Storage Lot	20465 Hawthorne Blvd. Torrance, CA	Marvin Lazar

			Vehicle Storage Lot	NE Corner of Parcel #38, Spencer St. Torrance, CA	Beach Front Property Management, Inc.

FirstAmerica Automotive, Inc.	Delaware Corporation 2761294			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Fort Mill Ford, Inc.	South Carolina Corporation		Fort Mill Ford	801 Gold Hill Rd. Fort Mill, SC	SRE South Carolina-1, LLC

Fort Myers Collision Center, LLC	Florida Limited Liability Company L00000004315			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) - Page 9

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Franciscan Motors, Inc.	California Corporation C1532758		Acura of Serramonte	465/475 Serramonte Blvd. Colma, CA	Price Trust

Kramer Motors Incorporated	California Corporation C0392185		Honda of Santa Monica Honda of Santa Monica	1720 Santa Monica Blvd. Santa Monica, CA	CARS-DB4, LP

			Honda of Santa Monica	1801 Santa Monica Blvd. and 1347 — 18th St. Santa Monica CA	Sully Three SM, LLC

			Honda of Santa Monica (other)	1411 — 17th St. Santa Monica, CA	Sully Three SM, LLC

			Honda of Santa Monica (storage)	1819 Santa Monica Blvd. Santa Monica, CA	Sully Three SM, LLC

			Honda of Santa Monica (Fleet)	1714 Santa Monica Blvd. Santa Monica, CA	Adele Coury and Lucille Almir

L Dealership Group, Inc.	Texas Corporation 151278900			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) - Page 10

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Marcus David Corporation	North Carolina Corporation 0272880		Town and Country Toyota Certified Used Cars Lot	9900 South Blvd. Charlotte, NC	Jessco Ltd. Properties

			CPO and Truck Sales	1300 Cressida Dr. Charlotte, NC	National Retail Properties, LP

			Town and Country Toyota-Scion Town and Country Toyota	9101 South Blvd. Charlotte, NC	MMR Holdings, LLC

Massey Cadillac, Inc.	Tennessee Corporation 0230052		Massey Cadillac	24600 Grand River Ave. Detroit, MI	CAR SON MAS, L.P.

Mountain States Motors Co., Inc.	Colorado Corporation 19911043766			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Ontario L, LLC	California Limited Liability Company 200330110050		Crown Lexus	1125 Kettering Dr. Ontario, CA	M.F. Salta Co., Inc.

Schedule 2A.03(a) - Page 11

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Philpott Motors, Ltd.	Texas Limited Partnership 12223010		Philpott Motors Hyundai (Hangar Lease)	1900 U.S. Hwy. 69 Nederland, TX	Rustin B. Penland

			(Hangar Lease)	4605 Third St. Airport Beaumont, TX	Jefferson County, Texas

			Philpott Ford Philpott Toyota	1400 U.S. Hwy. 69 Nederland, TX	Philpott Properties, Ltd.

			Philpott Ford-Toyota (Fleet/Body Shop)	2727 Nall St. Port Neches, TX	Philpott Properties, Ltd.

SAI AL HC1, Inc.	Alabama Corporation D/C 206-272			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI AL HC2, Inc.	Alabama Corporation D/C 199-217		Tom Williams Collision Center	1874 Grants Mill Rd. Irondale, AL	SRE Alabama — 2, LLC	Indirect Subsidiary of Sonic Automotive, Inc.

SAI Ann Arbor Imports, LLC	Michigan Limited Liability Company E15303		Mercedes-Benz of Ann Arbor BMW of Ann Arbor	570 Auto Mall Dr. Ann Arbor, MI 501 Auto Mall Dr. Ann Arbor, MI	SRE Michigan-1, LLC c/o CARS SRE Michigan-2 LLC c/o CARS

Schedule 2A.03(a) - Page 12

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SAI Atlanta B, LLC	Georgia Limited Liability Company 08083814		Global Imports BMW Global Imports MINI	500 Interstate North Pkwy. SE Atlanta, GA	MMR Holdings, LLC c/o Capital Automotive REIT McLean, VA 22102 Attn: Portfolio Manager

SAI Broken Arrow C, LLC	Oklahoma Limited Liability Company 3512215667		Momentum Chevrolet of Broken Arrow Speedway Chevrolet	2301 N. Aspen Ave. Broken Arrow, OK	Miller Family Real Estate, LLC

SAI Charlotte M, LLC	North Carolina Limited Liability Company 0433486			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI Clearwater T, LLC	Florida Limited Liability Company L08000116713		Clearwater Toyota Clearwater Scion	21799 U.S. Hwy. 19 N. Clearwater, FL	CARS-DB4, LP

SAI Columbus Motors, LLC	Ohio Limited Liability Company CP13127		Hatfield Subaru Hatfield Hyundai	1400 Auto Mall Dr. Columbus, OH	MMR Holdings, LLC

Schedule 2A.03(a) - Page 13

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SAI Columbus T, LLC	Ohio Limited Liability Company CP13128		Toyota West Scion West Hatfield Automall	1500 Automall Dr. Columbus, OH	MMR Holdings, LLC

SAI Columbus VWK, LLC	Ohio Limited Liability Company CP13130		Hatfield Kia Hatfield Volkswagen	1495 Auto Mall Dr. Columbus, OH	MMR Holdings, LLC

SAI FL HC2, Inc.	Florida Corporation P98000016038			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

SAI FL HC3, Inc.	Florida Corporation P98000064012			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

SAI FL HC4, Inc.	Florida Corporation P98000064009			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

Schedule 2A.03(a) - Page 14

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SAI FL HC7, Inc.	Florida Corporation F86660			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI Fort Myers B, LLC	Florida Limited Liability Company L08000116712		BMW of Fort Myers MINI of Fort Myers	15421 S. Tamiami Tr. Fort Myers, FL 13880 S. Tamiami Tr. Fort Myers, FL	SRE Florida — 1, LLC CARS (SON-064)	Indirect subsidiary of Sonic Automotive, Inc.

SAI Fort Myers H, LLC	Florida Limited Liability Company L08000116710		Honda of Fort Myers	14020 S. Tamiami Tr. Fort Myers, FL	CAR SONFREE, LLC (also tenant for VW of Fort Myers)

SAI Fort Myers M, LLC	Florida Limited Liability Company L98000002089		Mercedes-Benz of Fort Myers	15461 S. Tamiami Tr. Fort Myers, FL	SRE Florida — 1, LLC	Indirect subsidiary of Sonic Automotive, Inc.

SAI Fort Myers VW, LLC	Florida Limited Liability Company L08000116709		Volkswagen of Fort Myers	14060 S. Tamiami Tr. Fort Myers, FL	CAR SONFREE, LLC

Schedule 2A.03(a) - Page 15

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SAI GA HC1, LP	Georgia Limited Partnership 0224680			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI Georgia, LLC	Georgia Limited Liability Company 08094603			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI Irondale Imports, LLC	Alabama Limited Liability Company 428-744		Tom Williams Imports (BMW)	1000 Tom Williams Way Irondale, AL	SRE Alabama — 2, LLC	Indirect Subsidiary of Sonic Automotive, Inc.

			Tom Williams Audi Tom Williams Porsche	3001 Tom Williams Way Irondale, AL	SRE Alabama — 2, LLC

			Land Rover Birmingham	3000 Tom Williams Way Irondale, AL	SRE Alabama — 2, LLC

			MINI of Birmingham	2001 Tom Williams Way Irondale, AL	SRE Alabama — 2, LLC

SAI Irondale L, LLC	Alabama Corporation DLL 662-073		Tom Williams Lexus	1001 Tom Williams Way Irondale, AL	SRE Alabama — 2, LLC

Schedule 2A.03(a) - Page 16

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SAI Long Beach B, Inc.	California Corporation C2998588		Long Beach BMW Long Beach MINI	2998 Cherry Ave. Signal Hill, CA 90755	Velma M. Robinett, Trustee of the Alda C. Jones Trust c/o Signal Hill Redevelopment Agency 2175 Cherry Ave. Signal Hill, CA 90806

SAI MD HC1, Inc.	Maryland Corporation D05310776			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

SAI Monrovia B, Inc.	California Corporation C2979304		BMW of Monrovia	1425-1451 South Mountain Ave. Monrovia, CA	Assael Family Trust c/o Dennis D. and Charyl A. Assael, Trustees 222 Heliotrope Ave. Corona del Mar, CA 92625

			MINI of Monrovia	1875 South Mountain Ave. Monrovia, CA	SRE California — 4, LLC	SRE California — 4, LLC is an indirect subsidiary of Sonic Automotive, Inc.

SAI Montgomery B, LLC	Alabama Limited Liability Company 428-746		BMW of Montgomery	190 Eastern Blvd. Montgomery, AL	CC&I LLC

Schedule 2A.03(a) - Page 17

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SAI Montgomery BCH, LLC	Alabama Limited Liability Company 428-745		Classic Cadillac Buick Classic Cadillac GMC Buick Classic Cadillac	833 Eastern Blvd. Montgomery, AL	James L. Rouse & Reese H. Bricken

SAI Montgomery CH, LLC	Alabama Limited Liability Company 428-747		Capitol Chevrolet	711 Eastern Blvd. Montgomery, AL	SRE Alabama-1, LLC

			Capitol Hyundai	2820 Eastern Blvd. Montgomery, AL	CAR BSC L.L.C.

SAI Nashville CSH, LLC	Tennessee Limited Liability Company 0336183		Crest Cadillac Crest Saab	2121 Rosa L. Parks Blvd. Nashville, TN	CAR SON MAS TN L.L.C.

SAI Nashville H, LLC	Tennessee Limited Liability Company 0336180		Crest Honda	2215 Rosa L. Parks Blvd. Nashville, TN	CAR SON MAS TN L.L.C.

SAI Nashville M, LLC	Tennessee Limited Liability Company 0336182		Mercedes-Benz of Nashville smart center of Nashville	630 Bakers Bridge Ave. Franklin, TN	BKB Properties LLC

Schedule 2A.03(a) - Page 18

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI Nashville Motors, LLC	Tennessee Limited Liability Company 0566970		Audi Nashville Jaguar Nashville Porsche of Nashville	2350 Franklin Pike Nashville, TN	SRE Tennessee — 4, LLC 6415 Idlewild Rd. Suite 109 Charlotte, NC

				725 Melpark Dr. Nashville, TN	SRE Tennessee — 4, LLC 6415 Idlewild Rd. Suite 109 Charlotte, NC

SAI OK HC1, Inc.	Oklahoma Corporation 1900632183			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

SAI Oklahoma City C, LLC	Oklahoma Limited Liability Company 3512215668		City Chevrolet	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI Oklahoma City H, LLC	Oklahoma Limited Liability Company 3512215666		Momentum Honda Northwest Steve Bailey Pre-Owned Super Center Steve Bailey Honda	8700 NW Expressway Oklahoma City, OK	Heitzinger Associates

Schedule 2A.03(a) - Page 19

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI Oklahoma City T, LLC	Oklahoma Limited Liability Company		Dub Richardson Toyota Dub Richardson Scion	8401 NW Expressway Oklahoma City, OK	Heitzinger Associates and Geary Plaza Associates
	3512215664		(Body Shop)	9038 NW Expressway Oklahoma City, OK	Heitzinger Associates
Momentum Toyota Northwest Momentum Scion Northwest

SAI Orlando CS, LLC	Florida Limited Liability Company L08000116711		Massey Cadillac [North] Massey Saab of Orlando	4241 N. John Young Pkwy. Orlando, FL	CAR SON MAS, L.P.

			Massey Cadillac South	8819 S. Orange Blossom Tr. Orlando, FL	CAR SON MAS, L.P.

			(side street access; possible vehicle storage)	1851 Landstreet Rd. Orlando, FL	Sonic Development, LLC	Sonic Development, LLC is a direct subsidiary of Sonic Automotive, Inc.

SAI Riverside C, LLC	Oklahoma Limited Liability Company 3512215685		Riverside Chevrolet (Main Facility)	707 W. 51st St. Tulsa, OK	Hudiburg Trusts Partnership
			(Reconditioning Facility)	2002 W. Skelly Dr. Tulsa, OK	Union Limited Liability Company
Momentum Chevrolet of Tulsa

Schedule 2A.03(a) - Page 20

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SAI Rockville Imports, LLC	Maryland Limited Liability Company W12791083		Rockville Audi Rockville Porsche-Audi Porsche of Rockville	1125 Rockville Pike Rockville, MD 20852	SRE-Virginia 1, LLC c/o Sonic Automotive, Inc. 6415 Idlewild Rd., Suite 109 Charlotte, NC	Indirect Subsidiary of Sonic Automotive, Inc.

			(Parking Lot)	1550 Rockville Pike Rockville, MD 20852	Rockville Associates, Inc.

SAI Rockville L, LLC	Maryland Limited Liability Company W12796074		Lexus of Rockville	15501 & 15515 Frederick Rd. Rockville, MD	Royco, Inc. 8121 Georgia Ave. Suite 500 Silver Spring, MD 20910

				15814-A and B Paramount Dr. Rockville, MD	Beltway Cable Services Inc. 15815 Paramount Dr. Rockville, MD 20855

SAI Santa Clara K, Inc.	California Corporation C3335681		Kia of Stevens Creek	4333 Stevens Creek Blvd. Santa Clara, CA 95051	SRE California — 7 SCB, LLC	Indirect Subsidiary of Sonic Automotive, Inc.

SAI TN HC1, LLC	Tennessee Limited Liability Company 0336184			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

Schedule 2A.03(a) - Page 21

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SAI TN HC2, LLC	Tennessee Limited Liability Company 0336185			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI TN HC3, LLC	Tennessee Limited Liability Company 0336181			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

SAI Tulsa N, LLC	Oklahoma Limited Liability Company 3512215684		Riverside Nissan	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI Tulsa T, LLC	Oklahoma Limited Liability Company 3512215671		Momentum Toyota of Tulsa Momentum Scion of Tulsa Riverside Toyota Riverside Scion	6868 East B.A. Frontage Rd. Tulsa, OK	CAR SON OK TOY L.L.C.

Santa Clara Imported Cars, Inc.	California Corporation C0587296		Honda of Stevens Creek Stevens Creek Used Cars Stevens Creek Honda — Offsite Vehicle Storage	4590 Stevens Creek Blvd. San Jose, CA 1507 South 10th St. San Jose, CA	SRE California — 8 SCH, LLC 10th Street Land Management

Schedule 2A.03(a) - Page 22

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic — 2185 Chapman Rd., Chattanooga, LLC	Tennessee Limited Liability Company 0366281		Economy Honda Superstore	2135 Chapman Rd. Chattanooga, TN	Standefer Investment Company

Sonic Advantage PA, L.P.	Texas Limited Partnership 800235623		Porsche of West Houston Audi West Houston Momentum Luxury Cars	11890 Katy Fwy. Houston, TX 11850 and 11890 Katy Fwy., Houston, TX	SRE Texas — 2, L.P. SRE Texas — 2, L.P.	SRE Texas — 2, L.P. is an indirect subsidiary of Sonic Automotive, Inc.

Sonic Agency, Inc.	Michigan Corporation 35010C			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive — 1720 Mason Ave., DB, Inc.	Florida Corporation P98000064005			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive — 1720 Mason Ave., DB, LLC	Florida Limited Liability Company L98000001576		Mercedes-Benz of Daytona Beach	1720 Mason Ave. Daytona Beach, FL	MMR Holdings, LLC

Schedule 2A.03(a) - Page 23

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina Corporation		Century BMW Century MINI	2750 Laurens Rd. Greenville, SC	MMR Holdings, LLC

			(Parking Lot)	17 Duvall and 2758 Laurens Rd. Greenville, SC	Brockman Real Estate, LLC

			Century BMW Mini	2930-2934 Laurens Rd. Greenville, SC	SRE South Carolina — 2, LLC

Sonic Automotive — 3401 N. Main, TX, L.P.	Texas Limited Partnership 11376510		Ron Craft Chevrolet Cadillac Baytown Auto Collision Center	4114 Hwy. 10 E. Baytown, TX	CAR SON BAY, L.P.

Sonic Automotive-3700 West Broad Street, Columbus, Inc.	Ohio Corporation CP13131			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive-4000 West Broad Street, Columbus, Inc.	Ohio Corporation CP13126			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive — 4701 I-10 East, TX, L.P.	Texas Limited Partnership 11345010		Baytown Ford	4110 Hwy. 10 E. Baytown, TX	CAR SON BAY, L.P.

Schedule 2A.03(a) - Page 24

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	Georgia Limited Liability Company K734665		Dyer and Dyer Volvo (Chamblee location)	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive — 6008 N. Dale Mabry, FL, Inc.	Florida Corporation P98000084876			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive- 9103 E. Independence, NC, LLC	North Carolina Limited Liability Company 0470751		Infiniti of Charlotte	9103 E. Independence Blvd. Matthews, NC	MMR Holdings, LLC
			Infiniti of Charlotte Parking Lot	9032 Scenic Dr. Matthews, NC	CAR SON CHAR L.L.C.

Sonic Automotive F&I, LLC	Nevada Limited Liability Company LLC8620-1999			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV

Sonic Automotive of Chattanooga, LLC	Tennessee Limited Liability Company 0336188		BMW of Chattanooga	6806 E. Brainerd Rd. Chattanooga, TN	75 Pointe Centre Partners, LLC

Schedule 2A.03(a) - Page 25

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic Automotive of Nashville, LLC	Tennessee Limited Liability Company 0336186		BMW of Nashville MINI of Nashville Sonic Automotive Body Shop	4040 Armory Oaks Dr. Nashville, TN	H.G. Hill Realty Company, Inc.

Sonic Automotive of Nevada, Inc.	Nevada Corporation C18014-1997			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive of Texas, L.P.	Texas Limited Partnership 11324210		Lone Star Ford	8477 North Fwy. Houston, TX	MMR Viking Investment Associates, LP

Sonic Automotive Support, LLC	Nevada Limited Liability Company LLC19412-2003			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV

Sonic Automotive West, LLC	Nevada Limited Liability Company LLC9139-1999			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV

Schedule 2A.03(a) - Page 26

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic-Buena Park H, Inc.	California Corporation C2356456		Buena Park Honda - Employee Parking	7697 Beach Blvd. Buena Park, CA	Abbott Investments

			Buena Park Honda — Main	6411 Beach Blvd. Buena Park, CA	Slata Lamacchia Land Company

			Buena Park Honda — Storage	6192 & 6222 Manchester Ave. and Western Ave.	Morgan Adams

Sonic — Cadillac D, L.P.	Texas Limited Partnership 800061917		Massey Cadillac	11675 LBJ Fwy. Dallas, TX	CAR SON MAS GAR, L.P.

Sonic-Calabasas A, Inc.	California Corporation C2413759		Acura 101 West	24650 Calabasas Rd. Calabasas, CA	CARS CNI-2 L.P.

Schedule 2A.03(a) - Page 27

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic Calabasas M, Inc.	California Corporation C2975101		Mercedes-Benz of Calabasas	24181 Calabasas Rd. Calabasas, CA 91302	Arthur D’Egidio and Assunta D’Egidio, as Trustees of the D’Egidio Trust dated May 13, 1985 and Maria A. D’Egidio, as Trustee of the D’Egidio Trust dated April 29, 1985 17401 Gresham St. Northridge, CA 91325

				Parking lot north of and abutting above address containing 20,036 square feet, more or less	City of Calabasas, California 26135 Mureau Rd. Calabasas, CA 91302 Attn: City Manager

Sonic — Calabasas V, Inc.	California Corporation C2501983			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Camp Ford, L.P.	Texas Limited Partnership 12312610			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic-Capitol Cadillac, Inc.	Michigan Corporation 26619C		Capitol Cadillac Capitol Hummer	5901 S. Pennsylvania Ave. Lansing, MI	CAR SON MAS, L.P.

Schedule 2A.03(a) - Page 28

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic-Capitol Imports, Inc.	South Carolina Corporation		Capitol Imports Capitol Hyundai	101 Newland Rd. Columbia, SC	CAR SON NEWSOME II L.L.C.

Sonic — Carrollton V, L.P.	Texas Limited Partnership 13894610			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Carson F, Inc.	California Corporation C2375909			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic-Carson LM, Inc.	California Corporation C2375100			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic-Clear Lake Volkswagen, L.P.	Texas Limited Partnership 800207889		Momentum Volkswagen of Clear Lake Clear Lake Volkswagen	15100 Gulf Fwy. Houston, TX	CARS-DB4, LP

Schedule 2A.03(a) - Page 29

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic — Coast Cadillac, Inc.	California Corporation C2124569		Coast Cadillac	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Denver T, Inc.	Colorado Corporation 20021350687		Mountain States Toyota and Scion Mountain States Toyota	201 W. 70th Ave. Denver, CO	SRE Colorado — 1, LLC	Indirect subsidiary of Sonic Automotive, Inc.

Sonic Development, LLC	North Carolina Limited Liability Company 0483658			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by Bruton O. Smith

Sonic Divisional Operations, LLC	Nevada Limited Liability Company LLC26157-2004			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV	Nevada Speedway, LLC

Sonic — Downey Cadillac, Inc.	California Corporation C2375896			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) - Page 30

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic — Englewood M, Inc.	Colorado Corporation 20021021611			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Fort Worth T, L.P.	Texas Limited Partnership 13920710		Toyota of Fort Worth Scion of Fort Worth	9001 Camp Bowie W. Fort Worth, TX	SON MCKNY II, L.P.

Sonic — Frank Parra Autoplex, L.P.	Texas Limited Partnership 800079059		Frank Parra Chevrolet	1000 E. Airport Fwy. Irving, TX	CAR SON PARR L.P.

			Frank Parra Chrysler Jeep Frank Parra Chrysler Jeep Dodge	700 E. Airport Fwy. Irving, TX	CAR SON PARR L.P.

Sonic Fremont, Inc.	California Corporation C2935225		Jaguar Fremont Land Rover Fremont Volvo Fremont	5601 and 5701 Cushing Pkwy. Fremont, CA	NICPA of Fremont, Ltd. c/o NICPA Interest, Inc., its general partner Attention: Ricardo M. Weitz, President 9896 Bissonnet, 5th Floor Houston, Texas 77036

Sonic-Harbor City H, Inc.	California Corporation C2356454		Carson Honda	1435 E. 223rd St. Carson, CA	ENRI 2, LLC

Schedule 2A.03(a) - Page 31

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic Houston JLR, LP	Texas Limited Partnership 800735509		Jaguar Houston North Land Rover Houston North	18205 Interstate 45 N Houston, TX	NICPA Holdings, Ltd.

Sonic Houston LR, L.P.	Texas Limited Partnership 800236309		Land Rover Houston Central Jaguar Houston Central	7019 Old Katy Rd. Houston, TX 7025 Old Katy Rd. Houston, TX	Capital Automotive, LP SRE Texas — 7, L.P.	SRE Texas — 7, L.P. is an indirect subsidiary of Sonic Automotive, Inc.

Sonic — Houston V, L.P.	Texas Limited Partnership 15286810		Volvo of Houston (Body Shop)	11950 Old Katy Rd. Houston, TX 1321 Sherwood Forest Dr. Houston, TX	CAR SON NSV II, L.P. CAR SON NSV II, L.P.

Sonic-Jersey Village Volkswagen, L.P.	Texas Limited Partnership 800207902		Momentum Volkswagen of Jersey Village	19550 Northwest Fwy. Houston, TX	CAR 2 MOM, LP Elcon Properties, Ltd.

Sonic — Las Vegas C East, LLC	Nevada Limited Liability Company LLC7435-2000		Cadillac of Las Vegas	2711 E. Sahara Ave. Las Vegas, NV	GIHM, LLC

Schedule 2A.03(a) - Page 32

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic — Las Vegas C West, LLC	Nevada Limited Liability Company LLC7434-2000		Cadillac of Las Vegas Cadillac of Las Vegas — West	5185 W. Sahara Ave. Las Vegas, NV	TAS Holding Limited Partnership

Sonic — Lloyd Nissan, Inc.	Florida Corporation P99000014918			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Lloyd Pontiac - Cadillac, Inc.	Florida Corporation P99000014911			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Lone Tree Cadillac, Inc.	Colorado Corporation 20021021609		Don Massey Cadillac	8201 Parkway Dr. Lone Tree, CO	County Line, LLC Argonaut Holdings, LLC

			Don Massey Collision Center	6208 E. County Line Rd. Littleton, CO	Sunrise Real Estate Services Colorado LLC

Sonic — LS Chevrolet, L.P.	Texas Limited Partnership 11958210		Lone Star Chevrolet	18800 North Fwy. Houston, TX	CARS-DB4, L.P.

			Lone Star Chevrolet Parking Lot	18990 Northwest Fwy. Houston, TX	CAR SON STAR, L.P.

Schedule 2A.03(a) - Page 33

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic — LS, LLC	Delaware Limited Liability Company 3440418			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Lute Riley, L.P.	Texas Limited Partnership 11869810		Lute Riley Honda	1331 N. Central Expy. Richardson, TX	MMR Viking Investment Associates, LP

			(Body Shop)	13561 Goldmark Dr. Richardson, TX	CARS (SON-105)

Sonic — Manhattan Fairfax, Inc.	Virginia Corporation 0521177-6		BMW of Fairfax	8427 Lee Hwy. Fairfax, VA	MMR Holdings, LLC

			(Parking Facility)	8435 Lee Hwy. Fairfax, VA	Cockrill Carr, LLC

Sonic — Massey Chevrolet, Inc.	California Corporation C2375359			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) - Page 34

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic Momentum B, L.P.	Texas Limited Partnership 800235477		Momentum BMW Momentum MINI	10002 Southwest Fwy. Houston, TX	CARS CNI-2, LP

			Momentum BMW (West)	15865 Katy Fwy. Houston, TX	RMC AutoSonic BMWN, L.P.

			(Momentum Body Shop)	9911 Centre Pkwy. Houston, TX	CARS CNI-2, L.P.

Momentum Collision Center

Sonic Momentum JVP, L.P.	Texas Limited Partnership 800235475		Jaguar Southwest Houston Land Rover Southwest Houston Momentum Volvo	10150 Southwest Fwy. Houston, TX	CARS CNI-2, LP

			Momentum Porsche	10155 Southwest Fwy. Houston, TX	SRE Texas — 3, L.P.	SRE Texas — 3, L.P. is an indirect subsidiary of Sonic Automotive, Inc.

Schedule 2A.03(a) - Page 35

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic Momentum VWA, L.P.	Texas Limited Partnership 800207910		Momentum Volkswagen	2405 Richmond Ave. Houston, TX	RMC Auto Sonic VWA, LP

			Momentum Audi Certified Pre-Owned Sales	2309 Richmond Ave. Houston, TX	RMC Auto Sonic VWA, LP

			Momentum Audi	2315 Richmond Ave. Houston, TX	CAR 2 MOM, LP

			Momentum Audi Back Lot (Storage)	3717-3725 Revere St. Houston, TX	La Mesa Properties Limited

			Momentum Audi — Parking	2401 Portsmouth Houston, TX	La Mesa Properties Limited

Sonic — Newsome Chevrolet World, Inc.	South Carolina Corporation		Capitol Chevrolet	111 Newland Rd. Columbia, SC	CAR SON NEWSOME II L.L.C.

Sonic — Newsome of Florence, Inc.	South Carolina Corporation		Capitol Chevrolet of Florence Capitol Imports of Florence Newsome Automotive (Mercedes) Capitol Automotive of Florence Imports of Florence (BMW) Newsome Chevrolet	2199 David McLeod Blvd. Florence, SC	MMR Holdings, LLC

Schedule 2A.03(a) - Page 36

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic — North Charleston Dodge, Inc.	South Carolina Corporation			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic of Texas, Inc.	Texas Corporation 150782300			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Peachtree Industrial Blvd., L.P.	Georgia Limited Partnership K739239			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic-Plymouth Cadillac, Inc.	Michigan Corporation 26618C		Don Massey Cadillac	40475 Ann Arbor Rd. Plymouth, MI	CAR SON MAS, L.P.

Sonic Resources, Inc.	Nevada Corporation C24652-2001			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV

Sonic — Richardson F, L.P.	Texas Limited Partnership 14037410		North Central Ford	1819 N. Central Expy. Richardson, TX	Baillargeon Family LP

Schedule 2A.03(a) - Page 37

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic — Sanford Cadillac, Inc.	Florida Corporation P02000010148		Massey Cadillac of Sanford	3700 S. Hwy. 17-92 Sanford, FL	CAR SON MAS, L.P.

Sonic Santa Monica M, Inc.	California Corporation C2727452		W.I. Simonson	1626 Wilshire Blvd. Santa Monica, CA	17th & Wilshire Partnership

				1330 Colorado Ave. Santa Monica, CA	Investment Co. of Santa Monica

			(Service)	1215 — 17th St. Santa Monica, CA	7R Apartments

			(Parking)	1415 Euclid & 1308 Santa Monica Blvd. Santa Monica, CA	Frances M. Rehwald, Trustee, Frances M. Rehwald Family Trust

Judith A. Richards, Trustee, Judity a. Richards Separate Property Trust

William J.S. Rehwald, Trustee, William J.S. Rehwald Separate Property Trust

Frances M. Rehwald, Judith a. Richards, William J.S. Rehwald, Trustees, Mary F. Rehwald Separate Property Trust

Schedule 2A.03(a) - Page 38

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic Santa Monica S, Inc.	California Corporation C2788444			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic-Saturn of Silicon Valley, Inc.	California Corporation C2547838			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	Chartown d/b/a Independence Office Park

Sonic-Serramonte I, Inc.	California Corporation C2469221			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Shottenkirk, Inc.	Florida Corporation P99000043291		Pensacola Honda	5600 Pensacola Blvd. Pensacola, FL	MMR Holdings, LLC

Sonic — Stevens Creek B, Inc.	California Corporation C0723787		Stevens Creek BMW	4343 Stevens Creek Blvd. San Jose, CA	SRE California — 7 SCB, LLC

				4333 Stevens Creek Blvd. San Jose, CA	SRE California — 7 SCB, LLC

			Stevens Creek BMW — Offsite Vehicle Storage	1507 S. 10th St. San Jose, CA	10th Street Land Management

Schedule 2A.03(a) - Page 39

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic — Stone Mountain T, L.P.	Georgia Limited Partnership 0342795		Stone Mountain Toyota Stone Mountain Scion	5065 U.S. Hwy. 78 Stone Mountain, GA	Stone Mountain Real Estate Holdings, LLC

Sonic Tysons Corner H, Inc.	Virginia Corporation 0645231-2		Honda of Tysons Corner	1580 Spring Hill Rd. Vienna, VA	CARS-DB1, LLC

			(Body Shop)	1548 Spring Hill Rd. Vienna, VA	CARS-DB1, LLC

			(Storage Lot)	Two acres adjacent to 1592 Spring Hill Rd.	CARS-DB1, LLC

				One acre lot on Tyco Rd. at corner of 1500 Spring Hill Rd.	Robert Rosenthal

			(Storage Lot)	8521 Leesburg Pike Vienna, VA	Brandywine Realty Trust

Sonic Tysons Corner Infiniti, Inc.	Virginia Corporation 0645232-0		Infiniti of Tysons Corner	8527 Leesburg Pike Vienna, VA	Capital Automotive, L.P.

			(Wash Bays)	8525 Leesburg Pike Vienna, VA	RRR, LLC d/b/a Rosenthal Nissan-Mazda

Schedule 2A.03(a) - Page 40

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic — University Park A, L.P.	Texas Limited Partnership 13748310			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic-Volvo LV, LLC	Nevada Limited Liability Company LLC6829-1999		Volvo of Las Vegas	7705 W. Sahara Ave. Las Vegas, NV	Berberian Properties, LLC

Sonic Walnut Creek M, Inc.	California Corporation C2508517		Mercedes-Benz of Walnut Creek	1301 Parkside Dr. Walnut Creek, CA	Stead Leasing, Inc.

			(Jensen Lease)	1360 Pine St. Walnut Creek, CA	Peter C. Jensen, Trustee of the Peter Cole Jensen and Sharon A. Jensen Living Trust dated December 23, 1986

			(Parking Lot)	1300 Pine St. Walnut Creek, CA	Testamentary Trust of Paul W. Muller

Sonic-West Covina T, Inc.	California Corporation C2356455			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) - Page 41

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Sonic — Williams Cadillac, Inc.	Alabama Corporation D/C 199-219			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Wilshire Cadillac, Inc.	California Corporation C2882071			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SRE Alabama-2, LLC	Alabama Limited Liability Company 670-275		N/A	N/A	N/A	N/A

SRE Alabama-5, LLC	Alabama Limited Liability Company DLL 691-622		N/A	N/A	N/A	N/A

SRE California — 1, LLC	California Limited Liability Company 200202910110		N/A	N/A	N/A	N/A

Schedule 2A.03(a) - Page 42

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SRE California-2, LLC	California Limited Liability Company 200202910111		N/A	N/A	N/A	N/A

SRE California — 3, LLC	California Limited Liability Company 200202810141		N/A	N/A	N/A	N/A

SRE California — 4, LLC	California Limited Liability Company 200202810144		N/A	N/A	N/A	N/A

SRE California — 5, LLC	California Limited Liability Company 200203110006		N/A	N/A	N/A	N/A

SRE California -7 SCB, LLC	California Limited Liability Company 201033410181		N/A	N/A	N/A	N/A

Schedule 2A.03(a) - Page 43

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SRE California — 8 SCH, LLC	California Limited Liability Company 201033510021		N/A	N/A	N/A	N/A

SRE Colorado — 1, LLC	Colorado Limited Liability Company 20021330518		N/A	N/A	N/A	N/A

SRE Florida — 1, LLC	Florida Limited Liability Company L00000006050		N/A	N/A	N/A	N/A

SRE Florida — 2, LLC	Florida Limited Liability Company L00000006045		N/A	N/A	N/A	N/A

SRE Holding, LLC	North Carolina Limited Liability Company 0551475		N/A	N/A	N/A	N/A

Schedule 2A.03(a) - Page 44

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SRE Oklahoma-1, LLC	Oklahoma Limited Liability Company 3500697104		N/A	N/A	N/A	N/A

SRE Oklahoma-2, LLC	Oklahoma Limited Liability Company 3500697105		N/A	N/A	N/A	N/A

SRE Oklahoma-5, LLC	Oklahoma Limited Liability Company 3500697108		N/A	N/A	N/A	N/A

SRE South Carolina-2, LLC	South Carolina Limited Liability Company N/A		N/A	N/A	N/A	N/A

SRE South Carolina-3, LLC	South Carolina Limited Liability Company N/A		N/A	N/A	N/A	N/A

Schedule 2A.03(a) - Page 45

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SRE South Carolina — 4, LLC	South Carolina Limited Liability Company N/A		N/A	N/A	N/A	N/A

SRE Tennessee-4, LLC	Tennessee Limited Liability Company 0450279		N/A	N/A	N/A	N/A

SRE Texas — 1, L.P.	Texas Limited Partnership 00135233-10		N/A	N/A	N/A	N/A

SRE Texas — 2, L.P.	Texas Limited Partnership 00135234-10		N/A	N/A	N/A	N/A

SRE Texas — 3, L.P.	Texas Limited Partnership 00135235-10		N/A	N/A	N/A	N/A

SRE Texas — 4, L.P.	Texas Limited Partnership 800048705		N/A	N/A	N/A	N/A

Schedule 2A.03(a) - Page 46

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

SRE Texas — 5, L.P.	Texas Limited Partnership 800048740		N/A	N/A	N/A	N/A

SRE Texas — 6, L.P.	Texas Limited Partnership 800048741		N/A	N/A	N/A	N/A

SRE Texas — 7, L.P.	Texas Limited Partnership 800048742		N/A	N/A	N/A	N/A

SRE Texas — 8, L.P.	Texas Limited Partnership 800048743		N/A	N/A	N/A	N/A

SRE Virginia — 1, LLC	Virginia Limited Liability Company 5050246-0		N/A	N/A	N/A	N/A

Stevens Creek Cadillac, Inc.	California Corporation C1293380		St. Claire Cadillac	3737 Stevens Creek Blvd. Santa Jose, CA	SRE California — 5, LLC

			St. Claire Cadillac — Offsite Vehicle Storage	1507 South 10th St., San Jose, CA	10th Street Land Management

Schedule 2A.03(a) - Page 47

I.	II.	III.	IV.	V.	VI.	VII.
	Jurisdiction of					Relationship of
	Formation/	Address			Name and address of	Persons listed in
	Form of	of Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
	Equity/I.D.	Executive	Fictitious Names and “d/b/a”		Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)

Town and Country Ford, Incorporated	North Carolina Corporation 0148959		Town and County Ford	5401 E. Independence Blvd. Charlotte, NC	MMR Holdings, LLC

Windward, Inc.	Hawaii Corporation 41788D1		Honda of Hayward (Service)	24895 Mission Blvd. Hayward, CA	SRE California — 2, LLC Barbara Harrison and Marie	SRE California — 2, LLC is an

			Ground Lease (Sales)	24947-24975 Mission Blvd. Hayward, CA	Hinton, Trustee of the Marie Hinton Revocable	indirect subsidiary of Sonic

			(Vehicle Display)	24919 Mission Blvd. Hayward, CA	Trust SRE California — 2, LLC	Automotive, Inc.

			(Vehicle Storage)	Fletcher Ln. Hayward, CA	SRE California — 2, LLC Paul Y. Fong

			Ground Lease (Sales)	24933 Mission Blvd. Hayward, CA

Z Management, Inc.	Colorado Corporation 19911043768			6415 Idlewild Road Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) - Page 48

SCHEDULE 4.01
GOOD STANDING JURISDICTIONS
AND FOREIGN QUALIFICATIONS

Name of Entity	Domestic State	Foreign State(s) Authorized
Sonic Automotive, Inc.	Delaware	North Carolina
ADI of the Southeast, LLC	South Carolina
AnTrev, LLC	North Carolina
Arngar, Inc.	North Carolina
Autobahn, Inc.	California
Avalon Ford, Inc.	Delaware	California
FAA Auto Factory, Inc.	California
FAA Beverly Hills, Inc.	California
FAA Capitol N, Inc.	California
FAA Concord H, Inc.	California
FAA Concord T, Inc.	California
FAA Dublin N, Inc.	California
FAA Dublin VWD, Inc.	California
FAA Holding Corp.	California
FAA Las Vegas H, Inc.	Nevada
FAA Poway H, Inc.	California
FAA Poway T, Inc.	California
FAA San Bruno, Inc.	California
FAA Santa Monica V, Inc.	California
FAA Serramonte H, Inc.	California
FAA Serramonte L, Inc.	California
FAA Serramonte, Inc.	California
FAA Stevens Creek, Inc.	California
FAA Torrance CPJ, Inc.	California
FirstAmerica Automotive, Inc.	Delaware	California
Fort Mill Ford, Inc.	South Carolina
Fort Myers Collision Center, LLC	Florida
Franciscan Motors, Inc.	California
Kramer Motors Incorporated	California
L Dealership Group, Inc.	Texas	California
Marcus David Corporation	North Carolina
Massey Cadillac, Inc.	Tennessee	Michigan
Mountain States Motors Co., Inc.	Colorado
Ontario L, LLC	California
Philpott Motors, Ltd.	Texas
SAI AL HC1, Inc.	Alabama
SAI AL HC2, Inc.	Alabama
SAI Ann Arbor Imports, LLC	Michigan
SAI Atlanta B, LLC	Georgia
SAI Broken Arrow C, LLC	Oklahoma
SAI Charlotte M, LLC	North Carolina
SAI Clearwater T, LLC	Florida
SAI Columbus Motors, LLC	Ohio
SAI Columbus T, LLC	Ohio
SAI Columbus VWK, LLC	Ohio

Schedule 4.01 - Page 1

Name of Entity	Domestic State	Foreign State(s) Authorized
SAI FL HC2, Inc.	Florida
SAI FL HC3, Inc.	Florida
SAI FL HC4, Inc.	Florida
SAI FL HC7, Inc.	Florida
SAI Fort Myers B, LLC	Florida
SAI Fort Myers H, LLC	Florida
SAI Fort Myers M, LLC	Florida
SAI Fort Myers VW, LLC	Florida
SAI GA HC1, LP	Georgia
SAI Georgia, LLC	Georgia
SAI Irondale Imports, LLC	Alabama
SAI Irondale L, LLC	Alabama
SAI Long Beach B, Inc.	California
SAI MD HC1, Inc.	Maryland
SAI Monrovia B, Inc.	California
SAI Montgomery B, LLC	Alabama
SAI Montgomery BCH, LLC	Alabama
SAI Montgomery CH, LLC	Alabama
SAI Nashville CSH, LLC	Tennessee
SAI Nashville H, LLC	Tennessee
SAI Nashville M, LLC	Tennessee
SAI Nashville Motors, LLC	Tennessee
SAI OK HC1, Inc.	Oklahoma
SAI Oklahoma City C, LLC	Oklahoma
SAI Oklahoma City H, LLC	Oklahoma
SAI Oklahoma City T, LLC	Oklahoma
SAI Orlando CS, LLC	Florida
SAI Riverside C, LLC	Oklahoma
SAI Rockville Imports, LLC	Maryland
SAI Rockville L, LLC	Maryland
SAI Santa Clara K, Inc.	California
SAI TN HC1, LLC	Tennessee
SAI TN HC2, LLC	Tennessee
SAI TN HC3, LLC	Tennessee
SAI Tulsa N, LLC	Oklahoma
SAI Tulsa T, LLC	Oklahoma
Santa Clara Imported Cars, Inc.	California
Sonic — 2185 Chapman Rd., Chattanooga, LLC	Tennessee
Sonic — Cadillac D, L.P.	Texas
Sonic — Calabasas V, Inc.	California
Sonic — Camp Ford, L.P.	Texas
Sonic — Carrollton V, L.P.	Texas
Sonic — Carson F, Inc.	California
Sonic — Coast Cadillac, Inc.	California
Sonic — Denver T, Inc.	Colorado
Sonic — Downey Cadillac, Inc.	California
Sonic — Englewood M, Inc.	Colorado
Sonic — Fort Worth T, L.P.	Texas
Sonic — Frank Parra Autoplex, L.P.	Texas
Sonic — Houston V, L.P.	Texas
Sonic — Las Vegas C East, LLC	Nevada
Sonic — Las Vegas C West, LLC	Nevada

Schedule 4.01 - Page 2

Name of Entity	Domestic State	Foreign State(s) Authorized
Sonic — Lloyd Nissan, Inc.	Florida
Sonic — Lloyd Pontiac — Cadillac, Inc.	Florida
Sonic — Lone Tree Cadillac, Inc.	Colorado
Sonic — LS Chevrolet, L.P.	Texas
Sonic — LS, LLC	Delaware	Texas
Sonic — Lute Riley, L.P.	Texas
Sonic — Manhattan Fairfax, Inc.	Virginia
Sonic — Massey Chevrolet, Inc.	California
Sonic — Newsome Chevrolet World, Inc.	South Carolina
Sonic — Newsome of Florence, Inc.	South Carolina
Sonic — North Charleston Dodge, Inc.	South Carolina
Sonic — Richardson F, L.P.	Texas
Sonic — Sanford Cadillac, Inc.	Florida
Sonic — Shottenkirk, Inc.	Florida
Sonic — Stevens Creek B, Inc.	California
Sonic — Stone Mountain T, L.P.	Georgia
Sonic — University Park A, L.P.	Texas
Sonic — Williams Cadillac, Inc.	Alabama
Sonic Advantage PA, L.P.	Texas
Sonic Agency, Inc.	Michigan
Sonic Automotive — 1720 Mason Ave., DB, Inc.	Florida
Sonic Automotive — 1720 Mason Ave., DB, LLC	Florida
Sonic Automotive — 3401 N. Main, TX, L.P.	Texas
Sonic Automotive — 4701 I-10 East, TX, L.P.	Texas
Sonic Automotive — 6008 N. Dale Mabry, FL, Inc.	Florida
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina
Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	Georgia
Sonic Automotive F&I, LLC	Nevada
Sonic Automotive of Chattanooga, LLC	Tennessee
Sonic Automotive of Nashville, LLC	Tennessee
Sonic Automotive of Nevada, Inc.	Nevada
Sonic Automotive of Texas, L.P.	Texas
Sonic Automotive Support, LLC	Nevada
Sonic Automotive West, LLC	Nevada
Sonic Automotive-3700 West Broad Street, Columbus, Inc.	Ohio
Sonic Automotive-4000 West Broad Street, Columbus, Inc.	Ohio
Sonic Automotive-9103 E. Independence, NC, LLC	North Carolina
Sonic Calabasas M, Inc.	California
Sonic Development, LLC	North Carolina	Alabama, California, Colorado, Florida, Georgia, Maryland, Michigan, Nevada, Ohio, Oklahoma, South Carolina, Tennessee, Texas, Virginia
Sonic Divisional Operations, LLC	Nevada	Alabama, California, Colorado, Florida, Georgia, Maryland, Michigan, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas, Virginia
Sonic Financial Corporation	North Carolina
Sonic Fremont, Inc.	California
Sonic Houston JLR, LP	Texas

Schedule 4.01 - Page 3

Name of Entity	Domestic State	Foreign State(s) Authorized
Sonic Houston LR, L.P.	Texas
Sonic Momentum B, L.P.	Texas
Sonic Momentum JVP, L.P.	Texas
Sonic Momentum VWA, L.P.	Texas
Sonic of Texas, Inc.	Texas
Sonic Peachtree Industrial Blvd., L.P.	Georgia
Sonic Resources, Inc.	Nevada
Sonic Santa Monica M, Inc.	California
Sonic Santa Monica S, Inc.	California
Sonic Tysons Corner H, Inc.	Virginia
Sonic Tysons Corner Infiniti, Inc.	Virginia
Sonic Walnut Creek M, Inc.	California
Sonic Wilshire Cadillac, Inc.	California
Sonic-Buena Park H, Inc.	California
Sonic-Calabasas A, Inc.	California
Sonic-Capitol Cadillac, Inc.	Michigan
Sonic-Capitol Imports, Inc.	South Carolina
Sonic-Carson LM, Inc.	California
Sonic-Clear Lake Volkswagen, L.P.	Texas
Sonic-Harbor City H, Inc.	California
Sonic-Jersey Village Volkswagen, L.P.	Texas
Sonic-Plymouth Cadillac, Inc.	Michigan
Sonic-Saturn of Silicon Valley, Inc.	California
Sonic-Serramonte I, Inc.	California
Sonic-Volvo LV, LLC	Nevada
Sonic-West Covina T, Inc.	California
SRE Alabama-2, LLC	Alabama
SRE Alabama-5, LLC	Alabama
SRE California — 1, LLC	California
SRE California — 2, LLC	California
SRE California — 3, LLC	California
SRE California — 4, LLC	California
SRE California — 5, LLC	California
SRE California — 7 SCB, LLC	California
SRE California — 8 SCH, LLC	California
SRE Colorado — 1, LLC	Colorado
SRE Florida — 1, LLC	Florida
SRE Florida — 2, LLC	Florida
SRE Holding, LLC	North Carolina	Alabama, Arizona, Colorado, Texas
SRE Oklahoma-1, LLC	Oklahoma
SRE Oklahoma-2, LLC	Oklahoma
SRE Oklahoma-5, LLC	Oklahoma
SRE South Carolina — 2, LLC	South Carolina
SRE South Carolina — 3, LLC	South Carolina
SRE South Carolina — 4, LLC	South Carolina
SRE Tennessee-4, LLC	Tennessee
SRE Texas — 1, L.P.	Texas
SRE Texas — 2, L.P.	Texas
SRE Texas — 3, L.P.	Texas
SRE Texas — 4, L.P.	Texas
SRE Texas — 5, L.P.	Texas
SRE Texas — 6, L.P.	Texas

Schedule 4.01 - Page 4

Name of Entity	Domestic State	Foreign State(s) Authorized
SRE Texas — 7, L.P.	Texas
SRE Texas — 8, L.P.	Texas
SRE Virginia — 1, LLC	Virginia	Maryland
Stevens Creek Cadillac, Inc.	California
Town and Country Ford, Incorporated	North Carolina
Windward, Inc.	Hawaii	California
Z Management, Inc.	Colorado

Schedule 4.01 - Page 5

SCHEDULE 5.05
MATERIAL INDEBTEDNESS AND OTHER LIABILITIES
None.

Schedule 5.06 - Page 1

SCHEDULE 5.06
LITIGATION
Actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of $20,000,000 or which, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
CALIFORNIA
Zamani v. Serramonte Auto Plaza, Sonic Automotive, Inc., et al.
Lawsuit filed by former sales associate at one of Sonic’s California dealerships alleging that he was not paid proper commissions for every used vehicle that he sold during his employment from June 2006 to September 2006. The lawsuit purports to be a class action on behalf of all sales associates at all dealerships owned by Sonic in the State of California relating to used vehicle sales. The case has been ordered to Arbitration and Plaintiff has not yet moved for class certification.
Hall v. Sonic Automotive, Inc., et al.
Lawsuit filed by a consumer and then a former employee alleging that one of Sonic’s California dealerships improperly recorded telephone conversations with customers and employees without providing advance warnings or notice required by applicable law. The lawsuit purports to be a class action on behalf of allegedly similarly affected consumers and employees against all of Sonic’s California dealerships. Plaintiffs have not yet moved for class certification.
Phillips v. FAA Torrance CPJ, Inc. and Sonic Automotive, Inc.
Lawsuit filed by sales associate at one of Sonic’s California dealerships alleging failure to provide rest and meal time breaks and other wage-hour claims. The lawsuit purports to be a class action for two separate classes of employees: (1) on behalf of all sales associates at all dealerships owned by Sonic in the State of California who were classified as non-exempt employees, and (2) all associates of Sonic’s California dealerships where the itemized wage statements merely identified the d/b/a of the employer rather than the employer’s formal legal entity name. Plaintiff has not yet moved for class certification.
Carson CJ, LLC and Kenneth Phillips v. DaimlerChrysler Motors Company, Chrysler Corporation, Inc., Sonic Automotive, Inc., et al.
Lawsuit filed in 2009 by company and individual owner that purchased the Don Kott Chrysler Jeep and Don Kott Kia dealership assets from Sonic in 2005. The plaintiff company had its Chrysler and Jeep franchises terminated by Chrysler Corporation during Chrysler’s bankruptcy

Schedule 5.06 - Page 1

proceeding in June 2009. Plaintiffs’ claims against Sonic allege that Sonic made intentional misrepresentations to the Plaintiffs in conjunction with the 2005 purchase of the dealership assets. Sonic compelled arbitration of this matter and the hearing date has recently been continued. The arbitration should occur in 4Q2011 or 1Q2012.
FLORIDA
Galura, Kimbrell, McNaughton, et al. v. Sonic Automotive, Inc.
Class action of all customers who purchased or leased a vehicle from one of the Company’s Florida dealerships after December 31, 1998, where the purchase or lease included an APCO etch product as part of the transaction. Complaint alleges violations of Florida’s Unfair Trade Practice Act, Retail Installment Sales Act, etc. relating to the improper disclosure of etch sales. DaimlerChrysler Insurance Company (“DCIC”) was providing partial defense costs under a reservation of rights, but their coverage has now been exhausted.
The parties agreed to and signed a class settlement agreement in February 2011. The Court has granted preliminary approval of the class settlement and the Final Fairness Hearing is scheduled for June 24, 2011. In the event the Final Order and Judgment is entered, consistent with the preliminary approval and the settlement agreement, the resolution would not have a material adverse affect on Sonic’s future results of operations, financial condition and cash flows.
NORTH CAROLINA
Robert Price et al. v. APCO et al.
This lawsuit has been filed as a purported class action against Automobile Protection Corporation (“APCO”), Sonic Automotive, Inc., and three South Carolina dealership subsidiaries of Sonic. Plaintiffs contend that the dealerships violated the North Carolina deceptive trade practices act in the manner in which Etch was sold, and that Etch was sold as an unlicensed insurance product. The complaint seeks the certification of alternative classes. One class, the “North Carolina Class” purports to be a class of all North Carolina residents who purchased a vehicle from a Sonic dealership in which the purchase included Etch. The “Nationwide class” purports to be a class of all customers who “purchased or leased a vehicle through a Sonic dealer in any state, with the exception of New York, Florida, and Hawaii (or any other state in which APCO and/or the Company are properly licensed to sell the Etch product)” in which the purchase included Etch.
The parties have agreed to submit this matter to arbitration. This matter has been consolidated with the Owens (below, South Carolina) case and heard by the same arbitrator.
On July 19, 2010, the arbitrator issued a Partial Final Award on Class Certification, certifying a class. The Partial Final Award on Class Certification is not a final decision on the merits of the action. The merits of Claimants’ assertions and potential damages will still have to be proven through the remainder of the arbitration. The arbitrator stayed the arbitration to allow either party to petition a court of competent jurisdiction to confirm or vacate the award. On July 22, 2010,

Schedule 5.06 - Page 2

Plaintiffs filed a Motion to Confirm the Arbitrator’s Partial Final Award on Class Certification in Lincoln County (NC) Superior Court. On August 17, 2010, Sonic filed to remove this North Carolina state court action to federal court, and simultaneously filed a Petition to Vacate the Arbitrator’s Partial Final Award on Class Certification, with both filings made in the United Stated District Court for the Western District of North Carolina. The federal court is currently considering Sonic’s Petition to Vacate and Plaintiffs’ opposition to that Petition.
SOUTH CAROLINA
Herron, et al. v. Century BMW, et al.
Adams, et al. v. Action Ford, et al.
Herron was the first case filed by six individuals, asserting claims against almost every automotive dealership in South Carolina. Plaintiffs allege all South Carolina automotive dealers conspired together in a common scheme to deceive all car buyers by presenting car prices in a manner designed to mislead. The claim is that charging customers an administrative fee was improper and that the amount of the administrative fees was excessive. Plaintiffs dismissed all but six dealerships in Herron. Century BMW, a Sonic dealership, is one of the remaining Defendants. Sonic’s dealership moved to compel arbitration in Herron and the trial court denied the motion.
We appealed the trial court’s denial of the Motion to Compel Arbitration. Currently, the South Carolina Supreme Court is awaiting briefs from the parties, after the US Supreme Court ordered the SC Supreme Court to reverse its prior decision affirming the trial court’s denial of our Motion to Compel Arbitration. Essentially, the appellate courts are still reviewing whether the claim against Sonic should be compelled into arbitration. It is unclear when this arbitration issue will be resolved.
Adams was a subsequent filing by the same attorneys, and in that action there is a unique Plaintiff for each Defendant. It asserts the same claims, and several of Sonic’s South Carolina dealerships have been named in this case. As to the Sonic dealerships, the case has been stayed pending the outcome of the appeal on the issue of arbitration in Herron.

Schedule 5.06 - Page 3

Owens, Misty, et al. vs. Sonic Automotive, Inc., et al.
Purported class action complaint wherein Plaintiffs allege that Sonic-owned dealerships deceptively marketed and sold the Etch product as a “warranty”, and “stuffed” or “packed” the product into vehicle sales transactions at exorbitant and unconscionable prices without informing the consumer they were paying for Etch. Plaintiffs allege breach of contract, unjust enrichment, and civil conspiracy. The matter has been consolidated with the Price (above, North Carolina) case and is being heard by the same arbitrator. The US District Court for the Western District of North Carolina is presently considering Sonic’s Petition to Vacate the Arbitrator’s Partial Final Award on Class Certification and Plaintiffs’ opposition to that Petition.

Schedule 5.06 - Page 4

SCHEDULE 5.13
SUBSIDIARIES;
OTHER EQUITY INVESTMENTS
Part (a). Subsidiaries.

Name of Entity	Ownership
1. Sonic Automotive, Inc.

2. ADI of the Southeast, LLC	Member: Sonic — Newsome Chevrolet World, Inc. — 100%

3. AnTrev, LLC	Member: SRE Holding, LLC — 100%

4. Arngar, Inc.	Sonic Automotive, Inc. — 100%, 1,333 shares

5. Autobahn, Inc.	L Dealership Group, Inc. — 100%, 400,000 shares

6. Avalon Ford, Inc.	Sonic Automotive, Inc. — 100%, 4,164 shares

7. Casa Ford of Houston, Inc.	Sonic Automotive — 4701 I-10 East, TX, L.P. — 100%, 6,125 shares

8. Cornerstone Acceptance Corporation	Sonic Automotive, Inc. — 100%, 100 shares

9. FAA Auto Factory, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

10. FAA Beverly Hills, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

11. FAA Capitol F, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

12. FAA Capitol N, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

13. FAA Concord H, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

14. FAA Concord N, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

15. FAA Concord T, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

16. FAA Dublin N, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

17. FAA Dublin VWD, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

18. FAA Holding Corp.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

Schedule 5.13 - Page 1

Name of Entity	Ownership
19. FAA Las Vegas H, Inc.	FAA Holding Corp. — 100%, 10,000 shares

20. FAA Marin F, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

21. FAA Marin LR, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

22. FAA Poway G, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

23. FAA Poway H, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

24. FAA Poway T, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

25. FAA San Bruno, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

26. FAA Santa Monica V, Inc.	FirstAmerica Automotive, Inc.. — 100%, 10,000 shares

27. FAA Serramonte H, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

28. FAA Serramonte L, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

29. FAA Serramonte, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

30. FAA Stevens Creek, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

31. FAA Torrance CPJ, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

32. FirstAmerica Automotive, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

33. Fort Mill Ford, Inc.	Sonic Automotive, Inc. — 100%, 2,700 shares

34. Fort Myers Collision Center, LLC	Member: Sonic Automotive, Inc. — 100%

35. Franciscan Motors, Inc.	L Dealership Group, Inc. — 100%, 700,000 shares

36. Frank Parra Autoplex, Inc.	Sonic Automotive, Inc. — 100%
Class A 152
Class B 116,796

37. Fremont JLRV, LLC	Members:
Sonic Automotive, Inc. 90%
Ricardo Weitz 10%

38. Frontier Oldsmobile-Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 200 shares

Schedule 5.13 - Page 2

Name of Entity	Ownership
39. HMC Finance Alabama, Inc.	Cornerstone Acceptance Corporation — 100%, 100 shares

40. Kramer Motors Incorporated	FAA Holding Corp. — 100%, 250 shares

41. L Dealership Group, Inc.	FAA Holding Corp. — 100%, 1,046,545 shares

42. Marcus David Corporation	Sonic Automotive, Inc. — 100%, 579,000 shares

43. Massey Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

44. Massey Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 1,000 shares

45. Mountain States Motors Co., Inc.	Z Management, Inc. — 100%, 30,000 shares

46. Ontario L, LLC	Member: Sonic Automotive, Inc. 100%

47. Philpott Motors, Ltd.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

48. Royal Motor Company, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

49. SAI AL HC1, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

50. SAI AL HC2, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

51. SAI Ann Arbor Imports, LLC	Member: Sonic Automotive, Inc. 100%

52. SAI Atlanta B, LLC	Member: SAI OK HC1, Inc. 100%

53. SAI Broken Arrow C, LLC	Member:: SAI OK HC1, Inc. 100%

54. SAI Charlotte M, LLC	Member: Sonic Automotive, Inc. 100%

55. SAI Clearwater T, LLC	Member: SAI FL HC2, Inc. 100%

56. SAI Columbus Motors, LLC	Member: Sonic Automotive, Inc. 100%

57. SAI Columbus T, LLC	Member: Sonic Automotive, Inc. 100%

58. SAI Columbus VWK, LLC	Member: Sonic Automotive, Inc. 100%

59. SAI FL HC1, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

Schedule 5.13 - Page 3

Name of Entity	Ownership
60. SAI FL HC2, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

61. SAI FL HC3, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

62. SAI FL HC4, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

63. SAI FL HC5, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

64. SAI FL HC6, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

65. SAI FL HC7, Inc.	Sonic Automotive, Inc. — 100%, 500 shares

66. SAI Fort Myers B, LLC	Member: SAI FL HC2, Inc. 100%

67. SAI Fort Myers H, LLC	Member: SAI FL HC4, Inc. 100%

68. SAI Fort Myers M, LLC	Member: SAI FL HC7, Inc. 100%

69. SAI Fort Myers VW, LLC	Member: SAI FL HC4, Inc. 100%

70. SAI GA HC1, LP	Partners:
SAI Georgia, LLC, general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

71. SAI Georgia LLC	Member: Sonic Automotive of Nevada, Inc. 100%

72. SAI Irondale Imports, LLC	Member: SAI AL HC2, Inc. 100%

73. SAI Irondale L, LLC	Member: SAI AL HC2, Inc. 100%

74. SAI Lansing CH, LLC	Member: Sonic Automotive, Inc. 100%

75. SAI Long Beach B, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

76. SAI MD HC1, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

77. SAI Monrovia B, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

78. SAI Montgomery B, LLC	Member: SAI AL HC1, Inc. 100%

79. SAI Montgomery BCH, LLC	Member: SAI AL HC1, Inc. 100%

80. SAI Montgomery CH, LLC	Member: SAI AL HC1, Inc. 100%

Schedule 5.13 - Page 4

Name of Entity	Ownership
81. SAI Nashville CSH, LLC	Member: SAI TN HC1, LLC 100%

82. SAI Nashville H, LLC	Member: SAI TN HC3, LLC 100%

83. SAI Nashville M, LLC	Member: SAI TN HC1, LLC 100%

84. SAI Nashville Motors, LLC	Member: SAI TN HC2, LLC 100%

85. SAI NC HC2, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

86. SAI OH HC1, Inc.	Sonic Automotive, Inc. 500 shares

87. SAI OK HC1, Inc.	Sonic Automotive, Inc. — 25%, 100 shares
Sonic Automotive of Nevada, Inc. — 74.25%, 297 shares
SAI Georgia, LLC 0.75%, 3 shares

88. SAI Oklahoma City C, LLC	Member: SAI OK HC1, Inc. 100%

89. SAI Oklahoma City H, LLC	Member: SAI OK HC1, Inc. 100%

90. SAI Oklahoma City T, LLC	Member: SAI OK HC1, Inc. 100%

91. SAI Orlando CS, LLC	Member: SAI FL HC3, Inc. 100%

92. SAI Peachtree, LLC	Member: SAI GA HC1, LP 100%

93. SAI Plymouth C, LLC	Member: Sonic Automotive, Inc. 100%

94. SAI Riverside C, LLC	Member: SAI OK HC1, Inc. 100%

95. SAI Rockville Imports, LLC	Member: SAI MD HC1, Inc. 100%

96. SAI Rockville L, LLC	Member: SAI MD HC1, Inc. 100%

97. SAI Santa Clara K, Inc.	Sonic Automotive, Inc.- 100%, 100 shares

98. SAI Stone Mountain T, LLC	Member: SAI GA HC1, LP 100%

99. SAI TN HC1, LLC	Member: Sonic Automotive of Nevada, Inc. 100%

100. SAI TN HC2, LLC	Member: Sonic Automotive of Nevada, Inc. 100%

101. SAI TN HC3, LLC	Member: Sonic Automotive of Nevada, Inc. 100%

Schedule 5.13 - Page 5

Name of Entity	Ownership
102. SAI Tulsa N, LLC	Member: SAI OK HC1, Inc. 100%

103. SAI Tulsa T, LLC	Member: SAI OK HC1, Inc. 100%

104. SAI VA HC1, Inc.	Sonic Automotive, Inc.- 100%, 100 shares

105. Santa Clara Imported Cars, Inc.	L Dealership Group, Inc. — 100%, 1,082 shares

106. Sonic — 2185 Chapman Rd., Chattanooga, LLC	Members: Sonic Automotive of Nevada, Inc. 1 Class A Unit
Sonic Automotive of Nevada, Inc. 99 Class B Units

107. Sonic — Cadillac D, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

108. Sonic — Calabasas M, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

109. Sonic — Calabasas V, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

110. Sonic — Camp Ford, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

111. Sonic — Carrollton V, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

112. Sonic — Carson F, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

113. Sonic — Coast Cadillac, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

114. Sonic — Denver T, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

115. Sonic — Denver Volkswagen, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

116. Sonic — Downey Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

117. Sonic — Englewood M, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

118. Sonic — Fort Mill Chrysler Jeep, Inc.	Sonic Automotive, Inc. — 100%, 1,000 shares

119. Sonic — Fort Mill Dodge, Inc.	Sonic Automotive, Inc. — 100%, 1,000 shares

Schedule 5.13 - Page 6

Name of Entity	Ownership
120. Sonic — Fort Worth T, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

121. Sonic — Frank Parra Autoplex, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

122. Sonic — Harbor City H, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

123. Sonic — Houston V, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

124. Sonic — Integrity Dodge LV, LLC	Member: Sonic Automotive, Inc. 100%

125. Sonic — Lake Norman Chrysler Jeep, LLC	Member: Sonic Automotive, Inc. 100%

126. Sonic — Las Vegas C East, LLC	Member: Sonic Automotive, Inc. 100%

127. Sonic — Las Vegas C West, LLC	Member: Sonic Automotive, Inc. 100%

128. Sonic — Lloyd Nissan, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

129. Sonic — Lloyd Pontiac — Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

130. Sonic — Lone Tree Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

131. Sonic — LS Chevrolet, L.P.	Partners:
Sonic — LS, LLC, general partner .1%
Sonic Automotive West, LLC, limited partner 99.9%

132. Sonic — LS, LLC	Member: Sonic of Texas, Inc. 100%

133. Sonic — Lute Riley, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

134. Sonic — Manhattan Fairfax, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

135. Sonic — Massey Cadillac, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

136. Sonic — Massey Chevrolet, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

137. Sonic — Massey Pontiac Buick GMC, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

Schedule 5.13 - Page 7

Name of Entity	Ownership
138. Sonic — Mesquite Hyundai, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

139. Sonic — Newsome Chevrolet World, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

140. Sonic — Newsome of Florence, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

141. Sonic — North Charleston Dodge, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

142. Sonic — North Charleston, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

143. Sonic — Reading, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

144. Sonic — Richardson F, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

145. Sonic — Sam White Nissan, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

146. Sonic — Sanford Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

147. Sonic — Shottenkirk, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

148. Sonic — South Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

149. Sonic — Stevens Creek B, Inc.	L Dealership Group, Inc. — 100%, 300,000 shares

150. Sonic — Stone Mountain T, L.P.	Partners:
SAI Georgia, LLC, general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

151. Sonic — University Park A, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

152. Sonic — Williams Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

153. Sonic Advantage PA, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

Schedule 5.13 - Page 8

Name of Entity	Ownership
154. Sonic Agency, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

155. Sonic Automotive — 1720 Mason Ave., DB, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

156. Sonic Automotive — 1720 Mason Ave., DB, LLC	Member: Sonic Automotive — 1720 Mason Ave., DB, Inc. 100%

157. Sonic Automotive — 2490 South Lee Highway, LLC	Members: Sonic Automotive of Nevada, Inc. 1 Class A Unit
Sonic Automotive of Nevada, Inc. 99 Class B Units

158. Sonic Automotive — 3401 N. Main, TX, L.P.	Partners: Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

159. Sonic Automotive — 4701 I-10 East, TX, L.P.	Partners: Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

160. Sonic Automotive — 5221 I-10 East, TX, L.P.	Partners: Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

161. Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	Member: Sonic Peachtree Industrial Blvd., L.P. 100% (100 Units)

162. Sonic Automotive — 6008 N. Dale Mabry, FL, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

163. Sonic Automotive-9103 E. Independence, NC, LLC	Member: Sonic Automotive, Inc. 100%

164. Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

165. Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

166. Sonic Automotive F&I, LLC	Member: Sonic Automotive, Inc. 100%

167. Sonic Automotive of Chattanooga, LLC	Members:
Sonic Automotive of Nevada, Inc. 1 Class A Unit
Sonic Automotive of Nevada, Inc. 99 Class B Units

Schedule 5.13 - Page 9

Name of Entity	Ownership
168. Sonic Automotive of Nashville, LLC	Members:
Sonic Automotive of Nevada, Inc. 1 Class A Unit
Sonic Automotive of Nevada, Inc. 99 Class B Units

169. Sonic Automotive of Nevada, Inc.	Sonic Automotive, Inc. — 100%, 1,000 shares

170. Sonic Automotive of Texas, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

171. Sonic Automotive Support, LLC	Member: Sonic Automotive, Inc. 100%

172. Sonic Automotive West, LLC	Member: Sonic Automotive, Inc. 100%

173. Sonic Automotive-1495 Automall Drive, Columbus, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

174. Sonic Automotive-3700 West Broad Street, Columbus, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

175. Sonic Automotive-4000 West Broad Street, Columbus, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

176. Sonic Clear Lake N, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

177. Sonic Development, LLC	Member: Sonic Automotive, Inc. 100%

178. Sonic Divisional Operations, LLC	Member: Sonic Automotive, Inc. 100%

179. Sonic eStore, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

180. Sonic FFC 1, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

181. Sonic FFC 2, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

182. Sonic FFC 3, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

183. Sonic Fremont, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

184. Sonic Houston JLR, LP	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

Schedule 5.13 - Page 10

Name of Entity	Ownership
185. Sonic Houston LR, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

186. Sonic Momentum B, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

187. Sonic Momentum JVP, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

188. Sonic Momentum VWA, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

189. Sonic of Texas, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

190. Sonic Okemos Imports, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

191. Sonic Peachtree Industrial Blvd., L.P.	Partners:
SAI Georgia, LLC, general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

192. Sonic Resources, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

193. Sonic Santa Monica M, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

194. Sonic Santa Monica S, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

195. Sonic Tysons Corner H, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

196. Sonic Tysons Corner Infiniti, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

197. Sonic Walnut Creek M, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

198. Sonic Wilshire Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

199. Sonic-Buena Park H, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

200. Sonic-Calabasas A, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

201. Sonic-Capitol Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

202. Sonic-Capitol Imports, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

Schedule 5.13 - Page 11

Name of Entity	Ownership
203. Sonic-Carson LM, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

204. Sonic-Chattanooga D East, LLC	Member: Sonic Automotive, Inc. 100%

205. Sonic-Clear Lake Volkswagen, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

206. Sonic-Jersey Village Volkswagen, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

207. Sonic-Plymouth Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

208. Sonic-Riverside Auto Factory, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

209. Sonic-Saturn of Silicon Valley, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

210. Sonic-Serramonte I, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

211. Sonic-Volvo LV, LLC	Member: Sonic Automotive, Inc. 100%

212. Sonic-West Covina T, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

213. SRE Alabama-2, LLC	Member: SRE Holding, LLC 100%

214. SRE Alabama — 3, LLC	Member: SRE Holding, LLC 100%

215. SRE Alabama — 4, LLC	Member: SRE Holding, LLC 100%

216. SRE Alabama-5, LLC	Member: SRE Holding, LLC 100%

217. SRE California — 1, LLC	Member: SRE Holding LLC 100%

218. SRE California — 2, LLC	Member: SRE Holding LLC 100%

219. SRE California — 3, LLC	Member: SRE Holding LLC 100%

220. SRE California — 4, LLC	Member: SRE Holding LLC 100%

221. SRE California — 5, LLC	Member: SRE Holding LLC 100%

222. SRE California — 6, LLC	Member: SRE Holding LLC 100%

223. SRE California — 7 SCB, LLC	Member: SRE Holding LLC 100%

Schedule 5.13 - Page 12

Name of Entity	Ownership
224. SRE California — 8, SCH, LLC	Member: SRE Holding LLC 100%

225. SRE Colorado — 1, LLC	Member: SRE Holding LLC 100%

226. SRE Colorado — 2, LLC	Member: SRE Holding LLC 100%

227. SRE Colorado — 3, LLC	Member: SRE Holding LLC 100%

228. SRE Florida — 1, LLC	Member: SRE Holding LLC 100%

229. SRE Florida — 2, LLC	Member: SRE Holding LLC 100%

230. SRE Florida — 3, LLC	Member: SRE Holding LLC 100%

231. SRE Georgia — 1, LP	Partners:
Sonic of SAI Georgia, LLC, general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

232. SRE Georgia — 2, LP	Partners:
Sonic of SAI Georgia, LLC, general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

233. SRE Georgia — 3, LP	Partners:
Sonic of SAI Georgia, LLC, general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

234. SRE Holding, LLC	Member: Sonic Automotive, Inc. 100%

235. SRE Maryland — 1, LLC	Member: SRE Holding LLC 100%

236. SRE Maryland — 2, LLC	Member: SRE Holding LLC 100%

237. SRE Michigan — 3, LLC	Member: SRE Holding LLC 100%

238. SRE Nevada — 1, LLC	Member: SRE Holding LLC 100%

239. SRE Nevada — 2, LLC	Member: SRE Holding LLC 100%

240. SRE Nevada — 3, LLC	Member: SRE Holding LLC 100%

241. SRE Nevada — 4, LLC	Member: SRE Holding LLC 100%

242. SRE Nevada — 5, LLC	Member: SRE Holding LLC 100%

243. SRE North Carolina — 1, LLC	Member: SRE Holding LLC 100%

Schedule 5.13 - Page 13

Name of Entity	Ownership
244. SRE North Carolina — 2, LLC	Member: SRE Holding LLC 100%

245. SRE North Carolina — 3, LLC	Member: SRE Holding LLC 100%

246. SRE Oklahoma — 1, LLC	Member: SRE Holding LLC 100%

247. SRE Oklahoma — 2, LLC	Member: SRE Holding LLC 100%

248. SRE Oklahoma — 3, LLC	Member: SRE Holding LLC 100%

249. SRE Oklahoma — 4, LLC	Member: SRE Holding LLC 100%

250. SRE Oklahoma — 5, LLC	Member: SRE Holding LLC 100%

251. SRE South Carolina — 2, LLC	Member: SRE Holding LLC 100%

252. SRE South Carolina — 3, LLC	Member: SRE Holding LLC 100%

253. SRE South Carolina — 4, LLC	Member: SRE Holding LLC 100%

254. SRE Tennessee — 1, LLC	Member: SRE Holding LLC 100%

255. SRE Tennessee — 2, LLC	Member: SRE Holding LLC 100%

256. SRE Tennessee — 3, LLC	Member: SRE Holding LLC 100%

257. SRE Tennessee-4, LLC	Member: SRE Holding LLC 100%

258. SRE Tennessee — 5, LLC	Member: SRE Holding LLC 100%

259. SRE Tennessee — 6, LLC	Member: SRE Holding LLC 100%

260. SRE Tennessee — 7, LLC	Member: SRE Holding LLC 100%

261. SRE Tennessee — 8, LLC	Member: SRE Holding LLC 100%

262. SRE Tennessee — 9, LLC	Member: SRE Holding LLC 100%

263. SRE Texas — 1, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

264. SRE Texas — 2, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

Schedule 5.13 - Page 14

Name of Entity	Ownership
265. SRE Texas — 3, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

266. SRE Texas — 4, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

267. SRE Texas — 5, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

268. SRE Texas — 6, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

269. SRE Texas — 7, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

270. SRE Texas — 8, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

271. SRE Texas 9, LLC	Member: SRE Holdings LLC 100%

272. SRE Virginia — 1, LLC	Member: SRE Holding LLC 100%

273. SRE Virginia — 2, LLC	Member: SRE Holding LLC 100%

274. SRealEstate Arizona — 1, LLC	Member: SRE Holding LLC 100%

275. SRealEstate Arizona — 2, LLC	Member: SRE Holding LLC 100%

276. SRealEstate Arizona — 3, LLC	Member: SRE Holding LLC 100%

277. SRealEstate Arizona — 4, LLC	Member: SRE Holding LLC 100%

278. SRealEstate Arizona — 5, LLC	Member: SRE Holding LLC 100%

279. SRealEstate Arizona — 6, LLC	Member: SRE Holding LLC 100%

280. SRealEstate Arizona — 7, LLC	Member: SRE Holding LLC 100%

281. SRM Assurance, Ltd.	Sonic Automotive, Inc. — 100%, 5,000 shares

282. Stevens Creek Cadillac, Inc.	L Dealership Group, Inc. — 100%, 230,000 shares

Schedule 5.13 - Page 15

Name of Entity	Ownership
283. Town and Country Ford, Incorporated	Sonic Automotive, Inc. — 100%, 471.25 shares

284. Village Imported Cars, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

285. Windward, Inc.	L Dealership Group, Inc. — 100%, 140,500 shares

286. Z Management, Inc.	Sonic Automotive, Inc. — 100%, 30,000 shares
Part (b). Other Equity Investments.
None.

Schedule 5.13 - Page 16

SCHEDULE 5.19
FRANCHISE AND FRAMEWORK AGREEMENT MATTERS
None.

Schedule 6.13 - Page 1

SCHEDULE 6.13
LOCATION OF COLLATERAL

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Sonic Automotive, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

ADI of the Southeast, LLC		111 Newland Rd.
Columbia, SC

AnTrev, LLC		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Arngar, Inc.	Cadillac of South Charlotte	10725 Pineville Rd.
Pineville, NC

Autobahn, Inc.	Autobahn Motors	700 Island Pkwy.
	Main Facility	Belmont, CA

	Airspace Lease	Beneath Island Pkwy. north of Ralston Ave. Belmont, CA

	Remnant Parcel	East of Island Pkwy. and north of Ralston Ave.
Belmont, CA

	Autobahn Motors-Service / Storage	500-510 Harbor Blvd.
Belmont, CA

	Autobahn Motors Vehicle Storage/Detailing	1315 Elmer St. Belmont, CA

Avalon Ford, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

FAA Auto Factory, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

Schedule 6.13 - Page 1

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
FAA Beverly Hills, Inc.	Beverly Hills BMW — Service & CPO Facility	8833 Wilshire Blvd. Beverly Hills, CA

	Beverly Hills BMW — Sales Facility	8825 Wilshire Blvd. Beverly Hills, CA

	Beverly Hills BMW — Storage (Avis Lot Fee)	8931 Wilshire Blvd. Beverly Hills, CA

	8850 Wilshire Blvd. (BMW Beverly Hills — Storage and Service Overflow	8850 Wilshire Blvd. Beverly Hills, CA

	8844 Wilshire Blvd. (BMW Beverly Hills Storage & Service Overflow)	8844 Wilshire Blvd. Beverly Hills, CA

	Service Facility Relocations Site	9000-9001 Olympic Blvd. Beverly Hills, CA

FAA Capitol N, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

FAA Concord H, Inc.	Concord Honda	1300 Concord Ave. Concord, CA

2241 Commerce Ave. Concord, CA

FAA Concord T, Inc.	Concord Toyota	1090 Concord Ave.
	Concord Scion	Concord, CA

FAA Dublin N, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

FAA Dublin VWD, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

FAA Holding Corp.		6415 Idlewild Rd. Suite 109 Charlotte, NC

FAA Las Vegas H, Inc.	Honda West	7615 W. Sahara Ave. Las Vegas, NV

Schedule 6.13 - Page 2

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
FAA Poway H, Inc.	Poway Honda	13747 Poway Rd.
Poway, CA

FAA Poway T, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

FAA San Bruno, Inc.	Melody Toyota	750 El Camino Real
	Melody Scion	San Bruno, CA
(Main Facility)

	(Service and Parts Facility)	222 E. San Bruno Ave. San Bruno, CA

	(Parking Lot — New and Used)	732 El Camino Real San Bruno, CA

	(Main Facility)	750 El Camino Real San Bruno, CA

	(Used Car Facility)	650 El Camino Real San Bruno, CA

	(Parking — Used Cars)	650 and 660 El Camino Real San Bruno, CA

	(Used Cars)	650 and 660 El Camino Real San Bruno, CA

	(Parking Lot)	692 El Camino Real San Bruno, CA

FAA Santa Monica V, Inc.	Volvo of Santa Monica	1719 Santa Monica Blvd.
Santa Monica, CA

1801 Santa Monica Blvd.
Santa Monica, CA

Schedule 6.13 - Page 3

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
FAA Serramonte, Inc.	Serramonte Auto Plaza	1500 Collins Ave.
	Serramonte Mitsubishi	Colma, CA

	Serramonte Auto Plaza	445 Serramonte Blvd.
	(Mitsubishi Service and Parts)	Colma, CA

	Serramonte Nissan	630 & 650 Serramonte Blvd.
	Kia Serramonte	Colma, CA

	Serramonte PDI Center	900 Collins Ave.
Colma, CA

FAA Serramonte H, Inc.	Honda of Serramonte	485 Serramonte Blvd.
Colma, CA

FAA Serramonte L, Inc.	Lexus of Serramonte	700 Serramonte Blvd.
	Lexus of Marin	Colma, CA

535 Francisco Blvd. E.
San Rafael, CA

	Lexus of Marin — Used Cars	535 Francisco Blvd. E.
Ssan Rafael, CA

FAA Stevens Creek, Inc.	Stevens Creek Nissan	4855 & 4875 Stevens Creek Blvd.
Santa Jose, CA

	Stevens Creek Nissan — Offsite Vehicle Storage	1507 South 10th St. San Jose, CA

	Stevens Creek Nissan — Used Car Lot	4795 Stevens Creek Blvd. San Jose, CA

	Stevens Creek Nissan — Detail and Service Center	4885 Stevens Creek Blvd. San Jose, CA

FAA Torrance CPJ, Inc.	South Bay Chrysler Jeep Dodge	20900 Hawthorne Blvd.
	Main Facility	Torrance, CA

20433 Hawthorne Blvd.
Torrance, CA

	CJ Storage Lot	20465 Hawthorne Blvd.
Torrance, CA

	Vehicle Storage Lot	NE Corner of Parcel #38,
Spencer St.
Torrance, CA

Schedule 6.13 - Page 4

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
FirstAmerica Automotive, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Fort Mill Ford, Inc.	Fort Mill Ford	801 Gold Hill Rd.
Fort Mill, SC

Fort Myers Collision Center, LLC		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Franciscan Motors, Inc.	Acura of Serramonte	465/475 Serramonte Blvd.
Colma, CA

Kramer Motors Incorporated	Honda of Santa Monica	1720 Santa Monica Blvd. Santa Monica, CA

	Honda of Santa Monica	1801 Santa Monica Blvd. and 1347 — 18th St.
Santa Monica CA

	Honda of Santa Monica (other)	1411 — 17th St.
Santa Monica, CA

	Honda of Santa Monica (storage)	1819 Santa Monica Blvd.
Santa Monica, CA

	Honda of Santa Monica (Fleet)	1714 Santa Monica Blvd.
Santa Monica, CA

L Dealership Group, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Marcus David Corporation	Town and Country Toyota Certified Used Cars Lot	9900 South Blvd. Charlotte, NC

	CPO and Truck Sales	1300 Cressida Dr. Charlotte, NC

	Town and Country Toyota-Scion	9101 South Blvd.
	Town and Country Toyota	Charlotte, NC

Massey Cadillac, Inc.	Massey Cadillac	24600 Grand River Ave.
Detroit, MI

Schedule 6.13 - Page 5

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Mountain States Motors Co., Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Ontario L, LLC	Crown Lexus	1125 Kettering Dr.
Ontario, CA

Philpott Motors, Ltd.	Philpott Motors Hyundai	1900 U.S. Hwy. 69 Nederland, TX

	(Hangar Lease)	4605 Third St. Airport Beaumont, TX

	Philpott Ford	1400 U.S. Hwy. 69
	Philpott Toyota	Nederland, TX

	Philpott Ford-Toyota (Fleet/Body Shop)	2727 Nall St. Port Neches, TX

SAI AL HC1, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI AL HC2, Inc.	Tom Williams Collision Center	1874 Grants Mill Rd.
Irondale, AL

SAI Ann Arbor Imports, LLC	Mercedes-Benz of Ann Arbor	570 Auto Mall Dr. Ann Arbor, MI

	BMW of Ann Arbor	501 Auto Mall Dr.
Ann Arbor, MI

SAI Atlanta B, LLC	Global Imports BMW	500 Interstate North Pkwy. SE
	Global Imports MINI	Atlanta, GA

SAI Broken Arrow C, LLC	Momentum Chevrolet of Broken Arrow Speedway Chevrolet	2301 N. Aspen Ave. Broken Arrow, OK

SAI Charlotte M, LLC		6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI Clearwater T, LLC	Clearwater Toyota	21799 U.S. Hwy. 19 N.
	Clearwater Scion	Clearwater, FL

Schedule 6.13 - Page 6

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
SAI Columbus Motors, LLC	Hatfield Subaru	1400 Auto Mall Dr.
	Hatfield Hyundai	Columbus, OH

SAI Columbus T, LLC	Toyota West	1500 Automall Dr.
	Scion West	Columbus, OH
Hatfield Automall

SAI Columbus VWK, LLC	Hatfield Kia	1495 Auto Mall Dr.
	Hatfield Volkswagen	Columbus, OH

SAI FL HC2, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI FL HC3, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI FL HC4, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI FL HC7, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI Fort Myers B, LLC	BMW of Fort Myers	15421 S. Tamiami Tr. Fort Myers, FL

	MINI of Fort Myers	13880 S. Tamiami Tr.
Fort Myers, FL

SAI Fort Myers H, LLC	Honda of Fort Myers	14020 S. Tamiami Tr.
Fort Myers, FL

SAI Fort Myers M, LLC	Mercedes-Benz of Fort Myers	15461 S. Tamiami Tr.
Fort Myers, FL

SAI Fort Myers VW, LLC	Volkswagen of Fort Myers	14060 S. Tamiami Tr.
Fort Myers, FL

SAI GA HC1, LP	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

Schedule 6.13 - Page 7

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
SAI Georgia, LLC	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI Irondale Imports, LLC	Tom Williams Imports (BMW)	1000 Tom Williams Way Irondale, AL

	Tom Williams Audi Tom Williams Porsche	3001 Tom Williams Way Irondale, AL

	Land Rover Birmingham	3000 Tom Williams Way Irondale, AL

	MINI of Birmingham	2001 Tom Williams Way Irondale, AL

SAI Irondale L, LLC	Tom Williams Lexus	1001 Tom Williams Way Irondale, AL

SAI Long Beach B, Inc.	Long Beach BMW	2998 Cherry Ave.
	Long Beach MINI	Signal Hill, CA 90755

SAI MD HC1, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI Monrovia B, Inc.	BMW of Monrovia	1425-1451 South Mountain Ave.
Monrovia, CA

	MINI of Monrovia	1875 South Mountain Ave.
Monrovia, CA

SAI Montgomery B, LLC	BMW of Montgomery	190 Eastern Blvd.
Montgomery, AL

SAI Montgomery BCH, LLC	Classic Cadillac Buick	833 Eastern Blvd.
	Classic Cadillac GMC Buick	Montgomery, AL

Classic Cadillac

SAI Montgomery CH, LLC	Capitol Chevrolet	711 Eastern Blvd.
Montgomery, AL

	Capitol Hyundai	2820 Eastern Blvd.
Montgomery, AL

Schedule 6.13 - Page 8

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
SAI Nashville CSH, LLC	Crest Cadillac	2121 Rosa L. Parks Blvd.
	Crest Saab	Nashville, TN

SAI Nashville H, LLC	Crest Honda	2215 Rosa L. Parks Blvd.
Nashville, TN

SAI Nashville M, LLC	Mercedes-Benz of Nashville	630 Bakers Bridge Ave.
	smart center of Nashville	Franklin, TN

SAI Nashville Motors, LLC	Audi Nashville	2350 Franklin Pike
	Jaguar Nashville	Nashville, TN
Porsche of Nashville
725 Melpark Dr.
Nashville, TN

SAI OK HC1, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI Oklahoma City C, LLC	City Chevrolet	6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI Oklahoma City H, LLC	Momentum Honda Northwest Steve Bailey Pre-Owned Super Center	8700 NW Expressway Oklahoma City, OK
Steve Bailey Honda

SAI Oklahoma City T, LLC	Dub Richardson Toyota Dub Richardson Scion	8401 NW Expressway Oklahoma City, OK

	(Body Shop)	9038 NW Expressway Oklahoma City, OK
Momentum Toyota Northwest Momentum Scion Northwest

SAI Orlando CS, LLC	Massey Cadillac	4241 N. John Young Pkwy.
	Massey Cadillac [North]	Orlando, FL
Massey Saab of Orlando

	Massey Cadillac South	8819 S. Orange Blossom Tr. Orlando, FL

	(side street access; possible vehicle storage)	1851 Landstreet Rd. Orlando, FL

Schedule 6.13 - Page 9

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
SAI Riverside C, LLC	Riverside Chevrolet	707 W. 51st St.
	(Main Facility)	Tulsa, OK

	(Reconditioning Facility)	2002 W. Skelly Dr. Tulsa, OK
Momentum Chevrolet of Tulsa

SAI Rockville Imports, LLC	Rockville Audi	1125 Rockville Pike
	Rockville Porsche-Audi	Rockville, MD 20852
Porsche of Rockville

	(Parking Lot)	1550 Rockville Pike Rockville, MD 20852

SAI Rockville L, LLC	Lexus of Rockville	15501 & 15515 Frederick Rd. Rockville, MD

15814-A and B Paramount Dr.
Rockville, MD

SAI Santa Clara K, Inc.	Kia of Stevens Creek	4333 Stevens Creek Blvd.
Santa Clara, CA 95051

SAI TN HC1, LLC		6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI TN HC2, LLC		6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI TN HC3, LLC		6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI Tulsa N, LLC	Riverside Nissan	6415 Idlewild Rd.
Suite 109
Charlotte, NC

SAI Tulsa T, LLC	Momentum Toyota of Tulsa	6868 East B.A. Frontage Rd.
	Momentum Scion of Tulsa	Tulsa, OK
Riverside Toyota
Riverside Scion

Schedule 6.13 - Page 10

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Santa Clara Imported Cars, Inc.	Honda of Stevens Creek Stevens Creek Used Cars	4590 Stevens Creek Blvd. San Jose, CA

	Stevens Creek Honda — Offsite Vehicle Storage	1507 South 10th St. San Jose, CA

Sonic — 2185 Chapman Rd.,	Economy Honda Superstore	2135 Chapman Rd.
Chattanooga, LLC		Chattanooga, TN

Sonic Advantage PA, L.P.	Porsche of West Houston	11890 Katy Fwy. Houston, TX

	Audi West Houston	11850 and 11890 Katy Fwy., Houston, TX

Momentum Luxury Cars

Sonic Agency, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic Automotive — 1720 Mason		6415 Idlewild Rd.
Ave., DB, Inc.		Suite 109
Charlotte, NC

Sonic Automotive — 1720 Mason Ave., DB, LLC	Mercedes-Benz of Daytona Beach	1720 Mason Ave. Daytona Beach, FL

Sonic Automotive 2752	Century BMW	2750 Laurens Rd.
Laurens Rd.,	Century MINI	Greenville, SC
Greenville, Inc.

	(Parking Lot)	17 Duvall and 2758 Laurens Rd. Greenville, SC

	Century BMW Mini	2930-2934 Laurens Rd. Greenville, SC

Sonic Automotive — 3401 N.	Ron Craft Chevrolet Cadillac	4114 Hwy. 10 E.
Main, TX, L.P.	Baytown Auto Collision Center	Baytown, TX

Sonic Automotive-3700 West		6415 Idlewild Rd.
Broad Street,		Suite 109
Columbus, Inc.		Charlotte, NC

Schedule 6.13 - Page 11

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Sonic Automotive-4000 West		6415 Idlewild Rd.
Broad Street,		Suite 109
Columbus, Inc.		Charlotte, NC

Sonic Automotive — 4701 I-10	Baytown Ford	4110 Hwy. 10 E.
East, TX, L.P.		Baytown, TX

Sonic Automotive 5260 Peachtree	Dyer and Dyer Volvo	6415 Idlewild Rd.
Industrial Blvd., LLC	(Chamblee location)	Suite 109
Charlotte, NC

Sonic Automotive — 6008 N.		6415 Idlewild Rd.
Dale Mabry, FL, Inc.		Suite 109
Charlotte, NC

Sonic Automotive-9103 E.	Infiniti of Charlotte	9103 E. Independence Blvd.
Independence, NC, LLC		Matthews, NC

	Infiniti of Charlotte Parking Lot	9032 Scenic Dr.
Matthews, NC

Sonic Automotive F&I, LLC		7000 Las Vegas Blvd. N.
Suite 200
Las Vegas, NV

Sonic Automotive of Chattanooga, LLC	BMW of Chattanooga	6806 E. Brainerd Rd. Chattanooga, TN

Sonic Automotive of Nashville, LLC	BMW of Nashville MINI of Nashville Sonic Automotive Body Shop	4040 Armory Oaks Dr. Nashville, TN

Sonic Automotive of Nevada, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic Automotive of Texas, L.P.	Lone Star Ford	8477 North Fwy.
Houston, TX

Sonic Automotive Support, LLC		7000 Las Vegas Blvd. N.
Suite 200
Las Vegas, NV

Schedule 6.13 - Page 12

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Sonic Automotive West, LLC		7000 Las Vegas Blvd. N.
Suite 200
Las Vegas, NV

Sonic-Buena Park H, Inc.	Buena Park Honda	7697 Beach Blvd.
	- Employee Parking	Buena Park, CA

	Buena Park Honda — Main	6411 Beach Blvd.
Buena Park, CA

	Buena Park Honda — Storage	6192 & 6222 Manchester Ave. and Western Ave.

Sonic — Cadillac D, L.P.	Massey Cadillac	11675 LBJ Fwy.
Dallas, TX

Sonic-Calabasas A, Inc.	Acura 101 West	24650 Calabasas Rd.
Calabasas, CA

Sonic Calabasas M, Inc.	Mercedes-Benz of Calabasas	24181 Calabasas Rd.
Calabasas, CA 91302

Parking lot north of and abutting above address containing 20,036 square feet, more or less

Sonic — Calabasas V, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic — Camp Ford, L.P.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic-Capitol Cadillac, Inc.	Capitol Cadillac Capitol Hummer	5901 S. Pennsylvania Ave. Lansing, MI

Sonic-Capitol Imports, Inc.	Capitol Imports	101 Newland Rd.
	Capitol Hyundai	Columbia, SC

Sonic — Carrollton V, L.P.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Schedule 6.13 - Page 13

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Sonic — Carson F, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic-Carson LM, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic-Clear Lake Volkswagen, L.P.	Momentum Volkswagen of Clear Lake Clear Lake Volkswagen	15100 Gulf Fwy. Houston, TX

Sonic — Coast Cadillac, Inc.	Coast Cadillac	6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic — Denver T, Inc.	Mountain States Toyota and Scion	201 W. 70th Ave.
	Mountain States Toyota	Denver, CO

Sonic Development, LLC		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic Divisional Operations, LLC		7000 Las Vegas Blvd. N.
Suite 200
Las Vegas, NV

Sonic — Downey Cadillac, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic — Englewood M, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic — Fort Worth T, L.P.	Toyota of Fort Worth	9001 Camp Bowie W.
	Scion of Fort Worth	Fort Worth, TX

Sonic — Frank Parra Autoplex, L.P.	Frank Parra Chevrolet	1000 E. Airport Fwy. Irving, TX

	Frank Parra Chrysler Jeep	700 E. Airport Fwy.
	Frank Parra Chrysler Jeep	Irving, TX
Dodge

Schedule 6.13 - Page 14

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Sonic Fremont, Inc.	Jaguar Fremont	5601 and 5701 Cushing Pkwy.
	Land Rover Fremont	Fremont, CA
Volvo Fremont

Sonic-Harbor City H, Inc.	Carson Honda	1435 E. 223rd St.
Carson, CA

Sonic Houston JLR, LP	Jaguar Houston North	18205 Interstate 45 N
	Land Rover Houston North	Houston, TX

Sonic Houston LR, L.P.	Land Rover Houston Central	7019 Old Katy Rd.
Houston, TX

	Jaguar Houston Central	7025 Old Katy Rd.
Houston, TX

Sonic — Houston V, L.P.	Volvo of Houston	11950 Old Katy Rd.
Houston, TX

	(Body Shop)	1321 Sherwood Forest Dr.
Houston, TX

Sonic-Jersey Village Volkswagen, L.P.	Momentum Volkswagen of Jersey Village	19550 Northwest Fwy. Houston, TX

Sonic — Las Vegas C East, LLC	Cadillac of Las Vegas	2711 E. Sahara Ave.
Las Vegas, NV

Sonic — Las Vegas C West, LLC	Cadillac of Las Vegas — West	5185 W. Sahara Ave.
	Cadillac of Las Vegas	Las Vegas, NV

Sonic — Lloyd Nissan, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic — Lloyd Pontiac -		6415 Idlewild Rd.
Cadillac, Inc.		Suite 109
Charlotte, NC

Sonic — Lone Tree Cadillac, Inc.	Don Massey Cadillac	8201 Parkway Dr. Lone Tree, CO

	Don Massey Collision Center	6208 E. County Line Rd.
Littleton, CO

Schedule 6.13 - Page 15

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Sonic — LS Chevrolet, L.P.	Lone Star Chevrolet	18800 North Fwy. Houston, TX

	Lone Star Chevrolet Parking Lot	18990 Northwest Fwy.
Houston, TX

Sonic — LS, LLC		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic — Lute Riley, L.P.	Lute Riley Honda	1331 N. Central Expy.
Richardson, TX

	(Body Shop)	13561 Goldmark Dr.
Richardson, TX

Sonic — Manhattan Fairfax, Inc.	BMW of Fairfax	8427 Lee Hwy. Fairfax, VA

	(Parking Facility)	8435 Lee Hwy.
Fairfax, VA

Sonic — Massey Chevrolet, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic Momentum B, L.P.	Momentum BMW	10002 Southwest Fwy.
	Momentum MINI	Houston, TX

	Momentum BMW (West)	15865 Katy Fwy.
Houston, TX

	(Momentum Body Shop)	9911 Centre Pkwy.
Houston, TX

Momentum Collision Center

Sonic Momentum JVP, L.P.	Jaguar Southwest Houston	10150 Southwest Fwy.
	Land Rover Southwest Houston	Houston, TX
Momentum Volvo

	Momentum Porsche	10155 Southwest Fwy. Houston, TX

Schedule 6.13 - Page 16

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Sonic Momentum VWA, L.P.	Momentum Volkswagen	2405 Richmond Ave.
Houston, TX

	Momentum Audi Certified Pre-Owned Sales	2309 Richmond Ave. Houston, TX

	Momentum Audi	2315 Richmond Ave.
Houston, TX

	Momentum Audi Back Lot (Storage)	3717-3725 Revere St.
Houston, TX

	Momentum Audi — Parking	2401 Portsmouth Houston, TX

Sonic — Newsome Chevrolet World, Inc.	Capitol Chevrolet	111 Newland Rd. Columbia, SC

Sonic — Newsome of Florence, Inc.	Newsome Automotive (Mercedes) Capitol Chevrolet of Florence Capitol Imports of Florence Capitol Automotive of Florence Imports of Florence (BMW)	2199 David McLeod Blvd. Florence, SC

Newsome Chevrolet

Sonic — North Charleston		6415 Idlewild Rd.
Dodge, Inc.		Suite 109
Charlotte, NC

Sonic of Texas, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic Peachtree Industrial		6415 Idlewild Rd.
Blvd., L.P.		Suite 109
Charlotte, NC

Sonic-Plymouth Cadillac, Inc.	Don Massey Cadillac	40475 Ann Arbor Rd.
Plymouth, MI

Sonic Resources, Inc.		7000 Las Vegas Blvd. N.
Suite 200
Las Vegas, NV

Sonic — Richardson F, L.P.	North Central Ford	1819 N. Central Expy.
Richardson, TX

Schedule 6.13 - Page 17

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Sonic — Sanford Cadillac, Inc.	Massey Cadillac of Sanford	3700 S. Hwy. 17-92
Sanford, FL

Sonic Santa Monica M, Inc.	W.I. Simonson	1626 Wilshire Blvd. Santa Monica, CA

1330 Colorado Ave.
Santa Monica, CA

	(Service)	1215 — 17th St.
Santa Monica, CA

	(Parking)	1415 Euclid & 1308 Santa Monica Blvd.
Santa Monica, CA

Sonic Santa Monica S, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic-Saturn of Silicon Valley,		6415 Idlewild Rd.
Inc.		Suite 109
Charlotte, NC

Sonic-Serramonte I, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic — Shottenkirk, Inc.	Pensacola Honda	5600 Pensacola Blvd.
Pensacola, FL

Sonic — Stevens Creek B, Inc.	Stevens Creek BMW	4343 Stevens Creek Blvd.
San Jose, CA

4333 Stevens Creek Blvd.
San Jose, CA

	Stevens Creek BMW — Offsite	1507 S. 10th St.
	Vehicle Storage	San Jose, CA

Sonic — Stone Mountain T, L.P.	Stone Mountain Toyota	5065 U.S. Hwy. 78
	Stone Mountain Scion	Stone Mountain, GA

Schedule 6.13 - Page 18

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Sonic Tysons Corner H, Inc.	Honda of Tysons Corner	1580 Spring Hill Rd.
Vienna, VA

	(Body Shop)	1548 Spring Hill Rd. Vienna, VA

	(Storage Lot)	Two acres adjacent to 1592 Spring Hill Rd.

One acre lot on Tyco Rd. at corner of 1500 Spring Hill Rd.

	(Storage Lot)	8521 Leesburg Pike Vienna, VA

Sonic Tysons Corner Infiniti, Inc.	Infiniti of Tysons Corner	8527 Leesburg Pike Vienna, VA

	(Wash Bays)	8525 Leesburg Pike Vienna, VA

Sonic — University Park A, L.P.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic-Volvo LV, LLC	Volvo of Las Vegas	7705 W. Sahara Ave.
Las Vegas, NV

Sonic Walnut Creek M, Inc.	Mercedes-Benz of Walnut Creek	1301 Parkside Dr.
Walnut Creek, CA

	(Jensen Lease)	1360 Pine St.
Walnut Creek, CA

	(Parking Lot)	1300 Pine St.
Walnut Creek, CA

Sonic-West Covina T, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Sonic — Williams Cadillac, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Schedule 6.13 - Page 19

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
Sonic Wilshire Cadillac, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

SRE Alabama — 2, LLC	N/A	N/A

SRE Alabama-5, LLC	N/A	N/A

SRE California — 1, LLC	N/A	N/A

SRE California — 2, LLC	N/A	N/A

SRE California — 3, LLC	N/A	N/A

SRE California — 4, LLC	N/A	N/A

SRE California — 5, LLC	N/A	N/A

SRE California — 7 SCB, LLC	N/A	N/A

SRE California — 8 SCH, LLC	N/A	N/A

SRE Colorado — 1, LLC	N/A	N/A

SRE Florida — 1, LLC	N/A	N/A

SRE Florida — 2, LLC	N/A	N/A

SRE Holding, LLC	N/A	N/A

SRE Oklahoma-1, LLC	N/A	N/A

SRE Oklahoma-2, LLC	N/A	N/A

SRE Oklahoma-5, LLC	N/A	N/A

SRE South Carolina — 2, LLC	N/A	N/A

SRE South Carolina — 3, LLC	N/A	N/A

SRE South Carolina — 4, LLC	N/A	N/A

SRE Tennessee-4, LLC	N/A	N/A

SRE Texas — 1, L.P.	N/A	N/A

SRE Texas — 2, L.P.	N/A	N/A

Schedule 6.13 - Page 20

IV.
Trade Names, Trade Styles,
I.	Fictitious Names	V.
Name	and “d/b/a” Names	Collateral Locations
SRE Texas — 3, L.P.	N/A	N/A

SRE Texas — 4, L.P.	N/A	N/A

SRE Texas — 5, L.P.	N/A	N/A

SRE Texas — 6, L.P.	N/A	N/A

SRE Texas — 7, L.P.	N/A	N/A

SRE Texas — 8, L.P.	N/A	N/A

SRE Virginia — 1, LLC	N/A	N/A

Stevens Creek Cadillac, Inc.	St. Claire Cadillac	3737 Stevens Creek Blvd. Santa Jose, CA

St. Claire Cadillac — Offsite
	Vehicle Storage	1507 South 10th St., San Jose, CA

Town and Country Ford, Incorporated	Town and County Ford	5401 E. Independence Blvd. Charlotte, NC

Z Management, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Windward, Inc.	Honda of Hayward	24895 Mission Blvd.
	(Service)	Hayward, CA

	Ground Lease	24947-24975 Mission Blvd.
	(Sales)	Hayward, CA

	(Vehicle Display)	24919 Mission Blvd. Hayward, CA

	(Vehicle Storage)	Fletcher Ln.
Hayward, CA

	Ground Lease	24933 Mission Blvd.
	(Sales)	Hayward, CA

Schedule 6.13 - Page 21

SCHEDULE 7.01
EXISTING LIENS

Secured Party	File Date	File Number	Collateral
Sonic Automotive, Inc.
Delaware Secretary of State

Dell Financial Services L.P.	05/19/2006	61708031	Leased equipment

Amendment: Continuation	04/20/2011	20111474157

Dell Financial Services L.P.	05/19/2006	61708049	Leased equipment

Amendment: Continuation	04/20/2011	20111474140

Greater Bay Bank N.A.	02/29/2008	2008 0732816	Leased Equipment: 1 Komatsu Forklift FG15SHT-17 s/n 673434

GE Money Bank	06/29/2010	20102272346	Precautionary filing relating to GE Money Bank CarCareONE open-end credit program.

Schedule 7.01 - Page 1

Secured Party	File Date	File Number	Collateral
Autobahn, Inc., d/b/a Autobahn Motors

California Secretary of State

Mercedes-Benz of North America, LLC	12/10/1991	91261652	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz North America, Inc. in accordance with the provisions of the Mercedes-Benz Dealer Agreement

Amendment: Continuation	08/21/1996	96234C0412

Amendment: Change Debtor address	01/21/1997	97021C0292

Amendment: Change S/P name from Inc. to LLC	09/27/2000	00273C0058

Amendment: Continuation	10/30/2001	01304C0008

Amendment: Continuation	10/10/2006	06-70880947

FAA Beverly Hills, Inc., d/b/a Beverly Hills BMW
California Secretary of State

BMW of North America, LLC	10/27/1999	9930660594	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, Inc. and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Continuation	08/20/2004	04-10021858

Amendment: Change S/P name from Inc. to LLC	05/10/2005	05-70262321

Schedule 7.01 - Page 2

Secured Party	File Date	File Number	Collateral
Amendment: Restate collateral to delete Inc. and add LLC	05/10/2005	05-70262327

Amendment: Delete Debtor d/b/a	05/10/2005	05-70262328

Amendment: Change Debtor information	10/30/2007	07-71348214

Amendment: Change Debtor information	10/30/2007	07-71348217

Amendment: Change Debtor information	10/30/2007	07-71348201

Amendment: Change Debtor information	12/04/2007	07-71389993

Amendment: Continuation	08/04/2009	09-72045370

Amendment: Change Debtor information	02/10/2011	11-72603191

FAA Las Vegas H, Inc., d/b/a Honda West
Nevada Secretary of State

Lakeland Bank Equipment Leasing Division	03/27/2007	2007009438-2	Leased Equipment: Market Scan System

FAA Serramonte, Inc., d/b/a Serramonte Auto Plaza, Serramonte Mitsubishi, Serramonte Nissan
California Secretary of State

Nissan Motor Acceptance Corporation	05/05/2005	05-7025737733	Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations

Amendment: Change S/P address	11/06/2006	06-70909112

Amendment: Change S/P address	02/25/2008	08-71483201

Amendment: Continuation	12/04/2009	09-72160741

Schedule 7.01 - Page 3

Secured Party	File Date	File Number	Collateral
FAA Stevens Creek, Inc., d/b/a Stevens Creek Nissan
California Secretary of State

Nissan Motor Acceptance Corporation	08/21/2007	07-7126162527	Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations.

Ryna Capital Corporation	04/27/2010	10-7229801878	Leased Equipment: Items per lease schedule #229720 which includes: 1- 240 Complete system WR Series including: 1 — 240 TALL Lighted Drawer, Server, 17” Flat Monitor, Mouse, Keyboard, CDRW, Web Plus, Automated Report Generator and Auto Sales Plus SW License.

Fort Mill Ford, Inc.
South Carolina Secretary of State

Ford Motor Company	10/27/1986	86-051658	All motor vehicles together with all equipment and accessories thereto, including all current and after acquired motor vehicles, held as inventory on lease or rental; or held for lease, rental or sale, pursuant to a Rent-A-Car System and Lease Agreement between secured party and debtor

Amendment: Change Debtor address	03/09/1989	89-012309

Amendment: Change Debtor address	04/27/1989	89-021926

Amendment: Continuation	05/06/1991	91-022733

Amendment: Continuation	05/16/1996	960516-113648A

Amendment: Change Debtor address	02/15/2001	010215-113328A

Amendment: Continuation	05/02/2001	010502-102524A

Amendment: Change S/P address	08/09/2002	020809-1036398

Amendment: Continuation	06/08/2006	060608-1052069

Amendment: Correct Debtor information	01/19/2010	100119-1316121

Schedule 7.01 - Page 4

Secured Party	File Date	File Number	Collateral
Marcus David Corporation, d/b/a Town and Country Toyota, Town and Country Toyota Certified Used Cars, Town and Country Toyota-Scion
North Carolina Secretary of State

Coactive Capital Partners LLC	08/18/2006	20060080665E	Leased Equipment: computer equipment

Amendment: Assignment from US Bancorp	03/22/2007	20070028051G

US Bancorp	08/29/2007	20070082898F	3 Optiplex 745; 3 15” flat panel; 1 new vehicle lease, retail finance, 2 desk mod seats MDesking modules

Main Street National Bank	06/03/2008	20080051421E	Leased Equipment: 1 DCMdata Digital Lot system including: Itab pen tablet data collection device, printer, internal modem, database synchronization, web site creation and Digital Lot software license

Ontario L, LLC, d/b/a Crown Lexus
California Secretary of State

Lakeland Bank Equipment Leasing Division	05/23/2007	07-7115027818	Leased Equipment: Market Scan System

Philpott Motors, Ltd., d/b/a Philpott Ford, Philpott Toyota, Philpott Motors Hyundai
Texas Secretary of State

Greater Bay Bank N.A.	10/12/2007	07-0035038743	1 — Used Forklift E15S s/n 324E12613416 including parts, accessories, substitutions, additions, accessions and replacements thereto, and all proceeds.

SAI Ann Arbor Imports, LLC, f/k/a Sonic-Ann Arbor Imports, Inc., d/b/a Mercedes-Benz of Ann Arbor, BMW of Ann Arbor, Auto-Strasse
Michigan Secretary of State

BMW of North America, LLC	10/23/2003	2003202420-2	A purchase money security interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty

Schedule 7.01 - Page 5

Secured Party	File Date	File Number	Collateral
advances, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor information	11/21/2006	2006194891

Amendment: Continuation	09/05/2008	2008139289-4

Amendment: Change Debtor name	01/26/2009	2009012242-6

Mercedes-Benz USA, LLC	11/05/2003	2003212735-1	Motor vehicles, parts, and accessories for which payment has not been received by Mercedes-Benz USA, LLC, in accordance with the provisions of the Mercedes-Benz Dealer Agreements

Amendment: Continuation	09/25/2008	2008149688-2

Amendment: Change Debtor name	02/12/2009	2009023157-8

Vesco Oil Corporation Note: Additional debtor: Auto-Strasse, Ltd.	04/07/2004	2004070435-5	Equipment on loan — 4 218-445 Std Oil Reel; 2 224-886 Reel; 6 218-546 Kit; 2 218-548 End Panel Kit; 2 218-588 Solonoid Kit; 4 3330-008 Solonoid Kit; 500 ft wire; 2 203-523 Mt. Channel; 460 ft. 5/8” steel tubing; 120 ft 1 1/2 “ black pipe; 40 Ft Unistrut; 1 P6-12CIT hose 6’ x 3/4

Amendment: Continuation	10/21/2008	2008162771-6

Vesco Oil Corporation	05/30/2007	2007085884-9
Equipment on loan: (1) DW165 tank, 165 gal double wall; (1) G575215A pump, flojet; (1) 1740002S strainer, flojet; (1) A770A30B-PB hose, flex 1/4” x 30”; (1) 180-685 water bibb; (1) 110-318 air regulator; (1) 29850

Schedule 7.01 - Page 6

Secured Party	File Date	File Number	Collateral
air gauge; (1) 210 air coupler; (1) P6-6 hose 6’ x 2/8” air

Vesco Oil Corporation	03/15/2010	2010034515-4	Equipment on loan 1 75500 Power Steering Fluid Service Machine, 1 M75600 SS Cleaner Appl Tool, 1 M74100 Tool, Air Intake System

Vesco Oil Corporation	03/17/2010	2010035558-5	Equipment on loan 1 M75600 SS Cleaner Appl Tool, 1 M75500 Power Steering Machine, 1 M73010 GM Kit SSAKITGM, 1 RM7805 3 Tube Power Flush Machine, 1 M98250 Brake Fluid Machine

SAI Atlanta B, LLC, f/k/a Sonic-Global Imports, L.P., d/b/a Global Imports BMW, Global Imports MINI
Georgia Central Filing

Compass Bank Amendment: Partial release (copy missing) Amendment: Continuation	03/26/1999	033-1999-005311	All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	03/16/2001	033-2001-003309

	12/08/2003	033-2003-011919

	12/19/2008	0332008-12560

BMW of North America, LLC	09/04/2007	0602007-10773	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to

Schedule 7.01 - Page 7

Secured Party	File Date	File Number	Collateral
			payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor name	03/02/2009	0602009-01822

SAI Broken Arrow C, LLC, f/k/a Speedway Chevrolet, Inc.
Oklahoma Secretary of State

American Tire Distributors, Inc.	06/21/2005	2005007653634	All inventory or merchandise purchased from secured party and held for sale or lease or furnished or to be furnished under contract of service, and all proceeds of the foregoing, and all equipment and proceeds thereof including all additions, accessions or substitutions; all proceeds

Amendment: Continuation	02/22/2010	20100222020166230

SAI Clearwater T, LLC, f/k/a Sonic Automotive-Clearwater, Inc., d/b/a/ Clearwater Toyota, Clearwater Scion
Florida Secretary of State

US Bancorp	07/20/2006	200603215252	Leased Equipment: Computer equipment

US Bancorp	11/29/2006	200604254170	Leased Equipment: Computer equipment

SAI Fort Myers B, LLC, f/k/a Sonic-FM, Inc., d/b/a BMW of Fort Myers
Florida Secretary of State

BMW of North America, LLC	04/05/2002	200200808778	A purchase money security interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives,

Schedule 7.01 - Page 8

Secured Party	File Date	File Number	Collateral
			warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Continuation	01/29/2007	200704690533

Amendment: Change Debtor information	03/10/2008	200807835615

Amendment: Change Debtor name	02/27/2009	200900101049

Amendment: Add collateral	06/01/2010	201002611537	A purchase money security interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, Sports Activity Vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and rights to payments (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor information	08/26/2010	201003111295

SAI Fort Myers M, LLC, f/k/a Sonic-FM Automotive, LLC, d/b/a Mercedes-Benz of Fort Myers
Florida Secretary of State

Mercedes-Benz USA, LLC	02/29/2000	200000050147-6	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA, Inc. in accordance with the provisions of the Mercedes-Benz Dealer Agreement

Amendment: Change S/P name from Inc. to LLC	02/16/2001	200100036392-5

Amendment: Continuation	11/19/2004	20040835754X

Amendment: Change Debtor information	12/21/2006	200604417827

Schedule 7.01 - Page 9

Secured Party	File Date	File Number	Collateral
Amendment: Change Debtor name	02/11/2009	200900014006

Amendment: Continuation	01/20/2010	20100187531X

SAI Irondale Imports, LLC, f/k/a Sonic-Williams Imports, Inc., d/b/a Tom Williams Imports, Audi, BMW, Porsche, Land Rover
Alabama Secretary of State

BMW of North America, LLC	02/17/2000	B2000-07123 FS	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor address	03/23/2004	B2000-07123AM

Amendment: Change Debtor name to delete d/b/a	02/01/2005	B2000-07123AM

Amendment: Change S/P name from BMW of North America, Inc.	02/01/2005	B2000-07123AM

Amendment: Continuation	02/01/2005	B2000-07123 CS

Amendment: Restate collateral	01/17/2006	B2000-07123 AM	A Purchase Money Security Interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America LLC (collectively “BMW”) and/or bear trademarks of BMW, all accessions and

Schedule 7.01 - Page 10

Secured Party	File Date	File Number	Collateral
additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right to set off with respect to all credits and rights to payments held by BMW, its subsidiaries and affiliates for the account of debtor, and as to all of the foregoing whether now owned or hereafter acquired.

Amendment: Change Debtor name	04/02/2009	B2000-07123AM

Amendment: Change Debtor address	10/01/2009	B2000-07123AM

Amendment: Continuation	12/10/2009	B2000-07123CS

Compass Bank dba Commercial Billing Services	08/08/2002	B02-0660244 FS
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	05/07/2007	B02-0660244CS

Compass Bank dba Commercial Billing Service	03/31/2009	B09-7049385
All present and future accounts and general intangibles purchased by or transferred to S/P pursuant to that certain agreement between debtor and S/P as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor by S/P (including without limit all amounts at any time owing to debtor by S/P in connection with said agreement) or in the possession of S/P.

SAI Irondale L, LLC, f/k/a Sonic-Williams Motors, LLC, d/b/a Tom Williams Lexus
Alabama Secretary of State

Compass Bank dba Commercial Billing Service	07/26/2002	B02-0622674 FS
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Schedule 7.01 - Page 11

Secured Party	File Date	File Number	Collateral
Amendment: Continuation	04/05/2007	B02-0622674CS

Amendment: Change Debtor name	04/23/2009	B02-0622674AM

SAI Long Beach B, Inc., d/b/a Long Beach BMW, Long Beach MINI
California Secretary of State

BMW of North America, LLC	08/13/2007	07-7125294239	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

SAI Monrovia B, Inc., d/b/a BMW of Monrovia, MINI of Monrovia
California Secretary of State

BMW of North America, LLC	07/18/2007	07-7121775916	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired.

Schedule 7.01 - Page 12

Secured Party	File Date	File Number	Collateral
SAI Montgomery B, LLC, f/k/a Sonic Montgomery B, Inc., d/b/a BMW of Montgomery
Alabama Secretary of State

BMW of North America, LLC	06/27/2005	B05-0489290 FS	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor name	04/02/2009	B05-0489290AM

Amendment: Continuation	03/10/2010	B05-0489290CS

SAI Montgomery CH, LLC, f/k/a Capitol Chevrolet and Imports, Inc., d/b/a Capitol Chevrolet, Capitol Hyundai Alabama Secretary of State

Compass Bank	08/19/2002	B02-0691500 FS	All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Change debtor information	08/15/2005	B02-0691500AM

Amendment: Continuation	05/07/2007	B02-0691500CS

SAI Nashville CSH, LLC, f/k/a Sonic-Crest Cadillac, LLC, d/b/a Crest Cadillac, Crest Hummer, Crest Saab
Tennessee Secretary of State

Compass Bank dba Commercial Billing Service	05/13/2002	102-020599	All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between

Schedule 7.01 - Page 13

Secured Party	File Date	File Number	Collateral
debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Amend amount of maximum principal indebtedness	06/01/2002	302-032546

Amendment: Continuation	02/09/2007	107-006316

Amendment: Change Debtor Name	04/23/2009	309-020596

Irwin Union Bank and Trust Company	06/29/2001	301-084579	Contract #40052138LE — Car wash machinery and equipment together with all accessions, attachments and additions thereto and replacements thereof

Amendment: Continuation	01/23/2006	206-004296

SAI Nashville H, LLC, f/k/a Sonic-Crest H, LLC, d/b/a Crest Honda
Tennessee Secretary of State

Compass Bank dba Commercial Billing Service	06/24/2002	202-036728
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	03/02/2007	307-114168

Amendment: Change Debtor name	04/23/2009	309-020595

SAI Nashville M, LLC, f/k/a Sonic Nashville M, LLC, f/k/a Sonic Nashville MB, Inc., d/b/a Mercedes-Benz of Nashville, smart Center of Nashville
Tennessee Secretary of State

Mercedes-Benz USA, LLC	04/07/2005	305-020582	Motor vehicles, parts, and accessories for which payment has not been received by Mercedes-Benz USA, LLC in accordance with the provisions of the Mercedes-Benz Dealer Agreements

Schedule 7.01 - Page 14

Secured Party	File Date	File Number	Collateral
Amendment: Change Debtor name	02/12/2009	209-007725

Amendment: Continuation	01/21/2010	210-008425

SAI Oklahoma City C, LLC, f/k/a Sonic-West Reno Chevrolet, Inc., d/b/a City Chevrolet
Oklahoma Secretary of State

American Tire Distributors, Inc.	07/25/2005	2005009154834	All inventory or merchandise purchased from secured party and held for sale or lease or furnished or to be furnished under contract of service, and all proceeds of the foregoing, and all equipment and proceeds thereof including all additions, accessions or substitutions; all proceeds

Amendment: Continuation	02/23/2010	20100223020172910

Morgan Tire LLC	03/23/2009	2009002741227	All now owned and hereafter acquired inventory of S/P, supplied products, wherever located, together with all accounts receivable and the proceeds arising from the sale and other disposition thereof, including all increases, substitutes, replacements, additions, and accessions thereto to secure the indebtedness owed by Debtor to S/P.

SAI Oklahoma City T, LLC, f/k/a Wrangler Investments, Inc., d/b/a Dub Richardson Toyota, Dub Richardson Scion
Oklahoma Secretary of State

American Tire Distributors, Inc.	02/27/2006	2006002320015	All debtors inventory or merchandise purchased from Secured Party now or hereafter acquired and held for sale or lease or furnished or to be furnished under contract of services, and all proceeds of the foregoing (all hereinafter called inventory), and all equipment and proceeds thereof including any and all additions, accessions, or substitutions; proceeds

Amendment: Continuation	11/24/2010	20101124021165130

SAI Orlando CS, LLC, f/k/a Sonic-North Cadillac, Inc., d/b/a Massey Cadillac, Massey Saab of Orlando
Florida Secretary of State

The Valvoline Company, a division of Ashland Inc.	09/08/2006	200603608203	Leased Equipment: Fluid pumping equipment

Schedule 7.01 - Page 15

Secured Party	File Date	File Number	Collateral

SAI Tulsa N, LLC, f/k/a Riverside Nissan, Inc., d/b/a Riverside Nissan
Oklahoma Secretary of State

Nissan Motor Acceptance Corporation	12/02/2004	2004014646027	Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment.

Amendment: Change S/P information	10/18/2006	E2006012619229

Amendment: Change S/P information	04/01/2008	E2008003657132

Amendment: Continuation	07/16/2009	2009007135330

SAI Tulsa T, LLC, f/k/a Sonic-Oklahoma T, Inc., d/b/a Riverside Toyota, Riverside Scion
Oklahoma Secretary of State

J.D. Young Leasing, LLC	10/30/2008	E2008012366836	Leased Equipment: 2 — PHSI Black Water Systems s/n 0650202857 and 0736207610

Sonic Automotive-1720 Mason Ave., DB, Inc.
Florida Secretary of State

American Tire Distributors, Inc.	06/23/2006	200602981172	All debtors inventory or merchandise purchased from Secured Party now or hereafter acquired and held for sale or lease or furnished or to be furnished under contract of services, and all proceeds of the foregoing (all hereinafter called inventory), and all equipment and proceeds thereof including any and all additions, accessions, or substitutions; proceeds

Sonic Automotive-1720 Mason Ave., DB, LLC, d/b/a Mercedes-Benz of Daytona Beach
Florida Secretary of State

Mercedes-Benz of North America, Inc.	01/04/1999	990000001662-8	Motor vehicles, parts and accessories for which payment has not been

Schedule 7.01 - Page 16

Secured Party	File Date	File Number	Collateral
received by Mercedes-Benz North America, Inc. in accordance with the provisions of the Mercedes-Benz Deal Agreement

Amendment: Change additional debtor d/b/a from Higgenbothem Automobiles	06/30/2000	200000151617-6

Amendment: Continuation	11/10/2003	200305418988

Amendment: Continuation	09/25/2008	200809230362

Sonic Automotive 2752 Laurens Rd., Greenville, Inc., d/b/a Century BMW, Century MINI
South Carolina Secretary of State

Compass Bank d/b/a Commercial Billing Service	10/01/1998	981001-091107A
All present and future accounts and general intangibles purchased by or transferred to the secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect; all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amount oat any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	07/14/2003	030714-1246220

Amendment: Continuation	07/16/2008	080716-0906202

BMW of North America LLC	08/05/2002	020805-1140573	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Delete debtor d/b/a	10/27/2005	051027-1204584

Schedule 7.01 - Page 17

Secured Party	File Date	File Number	Collateral
Amendment: Continuation	05/22/2007	070522-1229389

Amendment: Change Debtor information	08/19/2009	090819-1248279

Sonic Automotive 5260 Peachtree Industrial Blvd., LLC, d/b/a Dyer and Dyer Volvo, Volvo at Gwinnett Place
Georgia Secretary of State

Compass Bank	10/01/1987	87-9976	All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Change S/P from Central Bank of the South dba Commercial Billing Service	07/29/1997	044-1997-007559

Amendment: Continuation	07/29/1997	044-1997-007560

Amendment: Change Debtor name to Sonic Automotive, Inc. from Dyer & Dyer Inc.	05/20/1998	044-1998-005201

Amendment: Add additional Debtor address	09/29/1999	044-1999-008249

Amendment: Add additional Debtor address	03/03/2000	044-2000-002232

Amendment: Change Debtor name from Sonic Automotive	08/20/2001	044-2001-006054

Amendment: Continuation	07/18/2002	044-2002-003612

Amendment: Continuation	07/06/2007	044200702639

Schedule 7.01 - Page 18

Secured Party	File Date	File Number	Collateral
Sonic Automotive-9103 E. Independence, NC, LLC, d/b/a Infiniti of Charlotte
North Carolina Secretary of State

Infiniti Financial Services, a division of Nissan Motor Acceptance Corporation	12/04/2007	20070113213A
Leased Equipment: Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations.

Sonic Automotive of Chattanooga, LLC, d/b/a BMW of Chattanooga
Tennessee Secretary of State

BMW of North America, LLC	10/28/2002	302-060389	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor information	11/21/2006	206-073733

Amendment: Continuation	07/24/2007	107-039829

Sonic Automotive of Nashville, LLC, d/b/a BMW of Nashville, MINI of Nashville, Sonic Automotive Body Shop
Tennessee Secretary of State

Compass Bank dba Commercial Billing Service	10/12/1998	982-085571
All present and future accounts and general intangibles purchased by or transferred to the secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect; all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amount oat any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Schedule 7.01 - Page 19

Secured Party	File Date	File Number	Collateral
Amendment: Add Debtor address	03/26/1999	993-016437

Amendment: Continuation	07/08/2003	103-029596

Amendment: Continuation	07/16/2008	208-035771

BMW of North America, LLC	10/28/2002	302-060387	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Continuation	07/23/2007	107-039469

Amendment: Change Debtor information	08/20/2010	110-036064

Sonic Automotive of Texas, L.P., d/b/a Lone Star Ford
Texas Secretary of State

Danka Financial Services	09/26/2001	02-0004414813	Leased copier

Amendment: Continuation	09/19/2006	06-00312562

Sonic-2185 Chapman Rd., Chattanooga, LLC, d/b/a Economy Honda Cars, Economy Honda Superstore
Tennessee Secretary of State

Compass Bank dba Commercial Billing Service	08/30/2001	301-095978	All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between

Schedule 7.01 - Page 20

Secured Party	File Date	File Number	Collateral
debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	05/03/2006	306-125297

Sonic-Calabasas A, Inc., d/b/a Acura 101 West
California Secretary of State

US Bancorp	02/20/2007	07-7103274091	Leased Equipment: Optiplex 74519 ELO Flat Panel monitor desking module

US Bancorp	02/19/2008	08-7147676470	2 Optiplex 745; 2 15” flat panel; 1 network seat, custom SW desking module

Sonic-Calabasas M, Inc., d/b/a Mercedes-Benz of Calabasas
California Secretary of State

Mercedes-Benz USA, LLC	07/31/2007	07-7124004691	New motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA LLC, in accordance with the provisions of the Mercedes-Benz Dealer Agreements

Sonic-Camp Ford, L.P.
Texas Secretary of State

Dept. of Treasury — IRS	06/12/2006	06-0020027289	Federal tax lien in the amount of $11,165.91

Sonic-Capitol Cadillac, Inc., d/b/a Capitol Cadillac, Capitol Hummer
Michigan Secretary of State

Vesco Oil Corporation	04/19/2006	2006070892-7	Fluid pumping equipment

Amendment: Continuation	11/10/2010	2010150472-3

Vesco Oil Corporation	06/10/2009	2009085838-6	Equipment on loan — 1 RM74900 Refurb 74000 machine

Vesco Oil Corporation	06/26/2009	2009095738-6	Equipment on loan — 2 WO401 Enviropurge Adapter IT; 2 W31501 S-Tool; 2 RM4000 Enviropurge unit; 1 M75500 machine power steering

Schedule 7.01 - Page 21

Secured Party	File Date	File Number	Collateral
Sonic-Carson F, Inc., d/b/a Don Kott Ford
California Secretary of State

General Electric Capital Corporation	09/11/2002	0225460680	Leased computer system

Amendment: Continuation	04/26/2007	07-71117202

Sonic-Carson LM, Inc., d/b/a Don Kott Lincoln Mercury
California Secretary of State

Ford Motor Company	05/09/2002	0213060440	New, used and demonstrator motor vehicles, tractors, trailers, semi-trailers and truck and camper bodies, and other goods which are inventory or equipment on or held for lease, rental or sale, together with goods with manufacturer’s certificates and certificates of title or ownership on or held for lease, rental or sale, and all accessions thereto, pursuant to a Rent-A-Car System and Lease Agreement between secured party and debtor; manufacturer’s certificates and certificates of title, ownership or origin and all accessories and replacement parts of any of the above; all accounts, instruments, chattel paper, lease rentals, contract rights, documents, general intangibles and supporting obligations

Amendment: Change S/P address	09/12/2005	05-70410070

Amendment: Continuation	01/04/2007	07-70975818

Sonic-Fort Worth T, L.P., d/b/a Toyota of Fort Worth, Scion of Fort Worth
Texas Secretary of State

Ervin Leasing Company	10/08/2007	07-0034473311	Leased Equipment: Mobile Mini 8x20 open bay security office 2007 model s/n JS20U4W0143

Sonic-Frank Parra Autoplex, L.P., d/b/a Frank Parra Chevrolet, Frank Parra Chrysler Jeep, Frank Parra Chrysler Jeep Dodge
Texas Secretary of State

Wynns, a division of Illinois Tool Works, Inc.	09/07/2010	10-0025914840	Enviropurge with sight glass, Enviropurge tool adapter kit [collateral attributable to Frank Parra CJ]

Schedule 7.01 - Page 22

Secured Party	File Date	File Number	Collateral
Sonic-Lloyd Nissan, Inc., d/b/a Lloyd Nissan, Lloyd Automotive
Florida Secretary of State

Nissan Motor Acceptance Corporation	03/04/2004	200406349035	Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations

Amendment: Change S/P information	11/14/2006	200604141589

Amendment: Change S/P information	01/09/2008	200807387140

Amendment: Continuation	10/07/2008	200809311389

Sonic-Manhattan Fairfax, Inc., d/b/a BMW of Fairfax
Virginia Secretary of State

BMW of North America, LLC	09/27/1999	990927-7803	All unpaid BMW Motor Vehicles, including BMW automobiles and motorcycles, warranty advances, holdbacks, incentives, warranty credits, parts and accessories that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, Inc. and or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing whether now owned or hereafter acquired

Amendment: Continuation	07/09/2004	040709-7310-4

Amendment: Change S/P name from Inc. to LLC	07/14/2005	050714-7028-8

Amendment: Delete d/b/a as additional debtor	07/14/2005	050714-7026-4

Amendment: Restate collateral	12/28/2005	051228-7173-5	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC

Schedule 7.01 - Page 23

\

Secured Party	File Date	File Number	Collateral
and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor information	01/25/2007	070125-7270-6

Amendment: Change Debtor information	09/22/2008	080922-7434-6

Amendment: Continuation	06/08/2009	090608-7646-5

Sonic Momentum B, L.P., d/b/a Momentum BMW, Momentum MINI, Momentum Collision Center
Texas Secretary of State

BMW of North America, LLC	09/24/2004	04-0082933655	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Continuation	04/20/2009	09-00112142

Sonic-Newsome of Florence, Inc., d/b/a Newsome Automotive (Mercedes), Imports of Florence (BMW), Newsome Chevrolet, Capitol Chevrolet of Florence
South Carolina Secretary of State

BMW of North America, LLC	03/29/2000	000329-101319A	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and

Schedule 7.01 - Page 24

Secured Party	File Date	File Number	Collateral
accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Delete Debtor d/b/a Imports of Florence	03/18/2005	050318-1140292

Amendment: Change S/P name from Inc. to LLC	03/18/2005	050318-1141077

Amendment: Continuation	03/18/2005	050318-1142012

Amendment: Restate collateral	01/17/2006	060117-1205163	A Purchase Money Security Interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America LLC (collectively “BMW”) and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right to set off with respect to all credits and rights to payments held by BMW, its subsidiaries and affiliates for the account of debtor, and as to all of the foregoing whether now owned or hereafter acquired.

Amendment: Continuation	12/04/2009	091204-1413100

Amendment: Change Debtor information	06/02/2010	100602-0823389

Mercedes-Benz USA, LLC	02/23/2001	010223-134301A	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA, LLC in accordance with the provisions of the Mercedes-Benz Retailer Agreement

Amendment: Continuation	02/15/2006	060215-1348517

Schedule 7.01 - Page 25

Secured Party	File Date	File Number	Collateral
Amendment: Continuation	01/19/2011	110119-1456052

Sonic-Plymouth Cadillac, Inc., d/b/a Don Massey Cadillac
Michigan Secretary of State

Vesco Oil Corporation	06/30/2004	2004132905-7	Equipment on loan: 1 SP Tank custom sized .5; 1 PC275 gallon tank; 120 ft. 5/8” steel tubing; 2 P6-6 H hose 6’x3/8” air; 2 P6-6 hose 6’x3/8” air; 10 6C2ATRL 3/8” gates

Amendment: Continuation	01/06/2009	2009002019-1

Vesco Oil Corporation	08/31/2010	2010116704-4	Equipment on Loan 1 M94850 Trans Machine w/Adapter, 1 M75500 Power Steering Machine

Sonic Santa Monica M, Inc., d/b/a W.I. Simonson
California Secretary of State

Mercedes-Benz USA, LLC	06/02/2005	05-7029278010	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA, LLC in accordance with the provisions of the Mercedes-Benz Dealer Agreement.

Amendment: Continuation	04/16/2010	1072291571

State of California, Employment Development Department	04/27/2010	10-7230009789	State tax lien in the amount of $3,745.62 for the period 10/01/06 — 12/31/06

Sonic-Santa Monica S, Inc., d/b/a Santa Monica Subaru
California Secretary of State

Reyna Capital Corporation	12/14/2006	06-7095551785	Leased Equipment: Computer equipment and software

Sonic-Stevens Creek B, Inc., f/k/a Don Lucas International, Inc., d/b/a Stevens Creek BMW
California Secretary of State

BMW of North America, Inc.	01/31/2000	0003360313	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and

Schedule 7.01 - Page 26

Secured Party	File Date	File Number	Collateral
accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor address	01/30/2001	01031C0242

Amendment: Continuation	11/23/2004	04-70065566

Amendment: Change Debtor name from f/k/a	11/23/2004	04-70065565

Amendment: Change Debtor address	03/07/2005	05-70182663

Amendment: Change S/P address	05/10/2005	05-70282350

Amendment: Restate collateral	05/10/2005	05-70262352	A Purchase Money Security Interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America LLC (collectively “BMW”) and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right to set off with respect to all credits and rights to payments held by BMW, its subsidiaries and affiliates for the account of debtor, and as to all of the foregoing whether now owned or hereafter acquired

Amendment: Delete Debtor d/b/a	12/01/2005	05-70503928

Amendment: Change Debtor information	02/26/2009	09-71889092

Amendment: Continuation	12/22/2009	09-72177363

Sonic Tysons Corner Infiniti, Inc., d/b/a Infiniti of Tysons Corner

Schedule 7.01 - Page 27

Secured Party	File Date	File Number	Collateral
Virginia State Corporation Commission

Infiniti Financial Services, a division of Nissan Motor Acceptance Corporation	05/20/2008	080520-7396-2	Signs, together with all related materials, tools, parts, fittings, supports, footings, attachments, documentation, electrical cables, connections and equipment, and concrete foundations

Sonic Walnut Creek M, Inc., f/k/a Sonic-Dublin M, Inc., d/b/a Mercedes-Benz of Walnut Creek
California Secretary of State

Mercedes-Benz USA, LLC	03/16/2006	06-7062844976	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA LLC, in accordance with the provisions of the Mercedes-Benz Dealer Agreements

Amendment: Continuation	01/18/2011	11-72579286

Sonic-West Covina T., Inc., d/b/a West Covina Toyota, West Covina Scion
California Secretary of State

Lakeland Bank Equipment Leasing Division	07/26/2007	07-7123514020	Leased Equipment: Market Scan System

Sonic-Williams Cadillac, Inc., d/b/a Tom Williams Cadillac
Alabama Secretary of State

Compass Bank dba Commercial Billing Services	08/08/2002	B02-0660273FS
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	05/07/2007	B02-0660273CS

Town and Country Ford, Incorporated
North Carolina Secretary of State

American Express Business Finance Corporation	03/18/2002	20020032486H	Leased equipment

Amendment: Continuation	03/13/2007	20070024866G

Schedule 7.01 - Page 28

SCHEDULE 7.03
EXISTING INDEBTEDNESS

		Original	Principal
		Principal	Balance	Maturity
Description	Creditor	Balance	as of 5/31/11	Date
Advantage Lease Holdings*	iStar Financial	$8,213,445	$4,727,068	09/01/2016
Richmond Lease Holdings*	iStar Financial	$5,622,157	$3,017,419	11/01/2015
Momentum Lease Holdings*	iStar Financial	$12,735,033	$6,900,982	12/01/2015
Capital Lease — Concord Toyota Facility	1090 Concord Associates, LLC	$6,514,841	$5,671,189	12/01/2025

*	Indicates indebtedness constituting “Falcon Indebtedness”

Schedule 7.03 - Page 1

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
BORROWER:
Sonic Automotive, Inc.
6415 Idlewild Road, Suite 109
Charlotte, North Carolina 28212
Attention: Stephen K. Coss and Greg Young
Telephone: 704-566-2420 and 704-566-2489
Facsimile: 704-927-3412 and 704-566-2480
Email: steve.coss@sonicautomotive.com and greg.young@sonicautomotive.com
Website Address: www.sonicautomotive.com
U.S. Taxpayer ID Number: 56-2010790
ADMINISTRATIVE AGENT:
For Payments and Requests for Credit Extensions:
Bank of America, N.A.
101 North Tryon Street
Mail Code: NC1-001-04-39
Charlotte, North Carolina 28255
Attention: Jelani S. Ford
Telephone: 980-386-7637
Facsimile: 704-719-8266
Email: jelani.s.ford@bankofamerica.com
Wire Instructions:
Bank of America, N. A.
New York, New York
ABA Number: 026009593
Account Name: Bank of America Credit Services
Account Number: 136-621-225-0600
Reference: Sonic Automotive, Inc.
Schedule 10.02 — Page 1

For Credit Related Matters:
Bank of America, N.A.
100 N. Westshore Boulevard
Mail Code: FL2-399-02-05
Tampa, Florida 33609
Attention: Kenneth W. Winston
Telephone: 813-384-3638
Facsimile: 800-851-6341
Email: kenneth.winston@baml.com
with copy to:
Bank of America, N.A.
800 Hingham Street
Mail Code: MA1-600-01-01
Rockland, Massachusetts 02370
Attention: M. Patricia Kay
Telephone: 781-878-2109
Facsimile: 781-878-1136
Email: patty.kay@baml.com
Other Notices/Deliveries to Administrative Agent:
Bank of America, N.A.
231 South LaSalle Street
Mail Code: IL1-231-10-41
Chicago, Illinois 60604
Attention: Anne M. Zeschke
Telephone: 312-828-4900
Facsimile: 877-206-1771
Email: anne.m.zeschke@bankofamerica.com
LETTER OF CREDIT ISSUERS:
BANK OF AMERICA, N.A.
1000 W. Temple Street
Mail Code: CA9-705-07-05
Los Angeles, California 90012-1514
Attention: Bolivar G. Carrillo
Telephone: 213-481-7842
Facsimile: 213-457-8841
Email: bolivar.carrillo@bankofamerica.com
Schedule 10.02 — Page 2

WELLS FARGO BANK, NATIONAL ASSOCIATION
401 Linden Street
Winston-Salem, North Carolina 27101
Attention: Domestic Trade Operations — Standby
Letters of Credit Centers of Excellence
Telephone: 800-776-3862 option 2
Facsimile: 336-735-0590
Email: amy.walton1@wachovia.com
SWING LINE LENDER:
BANK OF AMERICA, N.A.
101 North Tryon Street
Mail Code: NC1-001-04-39
Charlotte, North Carolina 28255
Attention: Jelani S. Ford
Telephone: 980-386-7637
Facsimile: 704-719-8266
Email: jelani.s.ford@bankofamerica.com
Schedule 10.02 — Page 3

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date:                     , ___________
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and Wells Fargo Bank, National Association, as an L/C Issuer.
     The undersigned hereby requests (select one):
     ☐ A Borrowing of Committed Loans
     ☐ A conversion of Committed Loans
     1. On _________________________ (a Business Day).
     2. In the amount of $______________.
     3. Comprised of ____________________________.
[Type of Committed Loan requested]
     The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Credit Agreement.

SONIC AUTOMOTIVE, INC.

By:

Name:

Title:

A-1
Form of Committed Loan Notice

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE
Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and Wells Fargo Bank, National Association, as an L/C Issuer.
     The undersigned hereby requests (select one):
     ☐ A Swing Line Borrowing
     ☐ A conversion of Swing Line Loans
     1. On _______________ (a Business Day).
     2. In the amount of $______________.
     3. Comprised of ____________________________.
[Type of Swing Line Loan requested]
     The Swing Line Borrowing, if any, requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Credit Agreement.

SONIC AUTOMOTIVE, INC.

By:

Name:

Title:

B-1
Form of Swing Line Loan Notice

EXHIBIT C
FORM OF NOTE
_______________
     FOR VALUE RECEIVED, the undersigned (the “Company”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Company under that certain Second Amended and Restated Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Company, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and Wells Fargo Bank, National Association, as an L/C Issuer.
     The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
     This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall (if required by the Credit Agreement) become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

SONIC AUTOMOTIVE, INC.

By:

Name:

Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of Loan	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Made	Loan Made	Period	This Date	Date	Made By

Form of Note

EXHIBIT D
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]2 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit or the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	1. Assignor[s]:
2.

3.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

4.	2. Assignee[s]:
5.

6.		[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
7.

3.	Borrower or the Company:	Sonic Automotive, Inc., a Delaware corporation

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Second Amended and Restated Credit Agreement, dated as of July 8, 2011 among Sonic Automotive, Inc., a Delaware corporation, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and Wells Fargo Bank, National Association, as an L/C Issuer.

6.	Assigned Interest:

8.	12.
9.	13.	Aggregate
10.	14.	Amount of	Amount of	Percentage
11.	15.	Commitment	Commitment	Assigned of	CUSIP
Assignors[3]	Assignee[s][4]	for all Lenders*	Assigned*	Commitment[5]	Number
		$	$	%

		$	$	%

		$	$	%

[7.	Trade Date: __________________] [6]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[3]	List each Assignor, as appropriate.

[4]	List each Assignee, as appropriate.

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[6]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:

Title:
[Consented to and] 7 Accepted:
BANK OF AMERICA, N.A., as Administrative
   Agent [, an L/C Issuer and Swing Line Lender]

By:	Title:
[Consented to:]8
WELLS FARGO BANK, NATIONAL
   ASSOCIATION, as an L/C Issuer

By:	Title:
[Consented to:] 9
SONIC AUTOMOTIVE, INC.

By:	Title:

[7]	To be added only if the consent of the Administrative Agent, such L/C Issuer or Swing Line Lender, as applicable, is required by the terms of the Credit Agreement.

[8]	To be added only if the consent of the applicable L/C Issuer is required by the terms of the Credit Agreement.

[9]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms

Form of Assignment and Assumption

all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.

Form of Assignment and Assumption

EXHIBIT E
FORM OF SECOND AMENDED AND RESTATED
SUBSIDIARY GUARANTY
To be attached.
E-1
Form of Second Amended and Restated Subsidiary Guaranty

EXHIBIT F
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: __________, _____
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to (i) that certain Second Amended and Restated Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Revolving Credit Agreement”; all terms used herein but not otherwise defined herein have the respective meanings given thereto in the Revolving Credit Agreement), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Revolving Administrative Agent”), Swing Line Lender and an L/C Issuer and Wells Fargo Bank, National Association, as an L/C Issuer and (ii) that certain Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Floorplan Credit Agreement”; and collectively with the Revolving Credit Agreement, the “Credit Agreements”), among the Company, certain Subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Floorplan Administrative Agent”, and collectively with the Revolving Administrative Agent, the “Administrative Agents”), New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties (as defined in the Floorplan Credit Agreement).
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agents on the behalf of the Company, and that:
          [Use following paragraph 1 for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of each Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
          [Use following paragraph 1 for fiscal quarter-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of each Credit Agreement for the fiscal quarter of the Company ended as of the above date. Such quarterly financial statements fairly present the financial condition, results of

Form of Compliance Certificate

operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
          [Use following paragraph 1 for fiscal month-end financial statements, if required]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(c) of each Credit Agreement for the fiscal month of the Company ended as of the above date. Such monthly financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of each Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.
     3. A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Loan Party has performed and observed all of its Obligations under the Loan Documents, and
     [to the best knowledge of the undersigned during such fiscal period, each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Loan Party has performed and observed all of its Obligations under the Loan Documents (each defined term used in this Section 4 shall have the meanings set forth for such term in the Floorplan Credit Agreement), and
[select one:]
     [to the best knowledge of the undersigned during such fiscal period, each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

Form of Compliance Certificate

—or—
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     5. The representations and warranties of the Company and each Loan Party contained in Article V of the Revolving Credit Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Revolving Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01 of the Revolving Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     6. The representations and warranties of the Company and each Loan Party contained in Article V of the Floorplan Credit Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Floorplan Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01 of the Floorplan Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered (each defined term used in this Section 6 shall have the meanings set forth for such term in the Floorplan Credit Agreement).
     7. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, ____.

SONIC AUTOMOTIVE, INC.

By:

Name:

Title:

Form of Compliance Certificate

SCHEDULE 1
to the Compliance Certificate
Financial Statements

Form of Compliance Certificate

For the Month/Year ended __________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I. Section 7.11(a) — Consolidated Liquidity Ratio.
A. Consolidated Current Assets at Statement Date:
1. Current assets at Statement Date:	$

2. All long-term assets of discontinued operations held for sale and included in current assets at Statement Date:	$

3. Long-term assets of discontinued operations held for sale which are subject to a non-cancelable purchase and sale agreement which are to be Disposed of within 60 days of such date of Statement Date:
$

4. Investments made in connection with the Company’s supplemental executive retirement plan at Statement Date[1]:	$

5. Temporary Excess Cash at Statement Date:	$

6. Consolidated Current Assets Numerator at Statement Date (Lines I.A.1 – 2 + 3 – 4 – 5):	$

B. Revolving Facility Liquidity Amount at Statement Date:
1. Revolving Advance Limit:
(a) Aggregate Commitments at Statement Date:	$

(b) The Revolving Borrowing Base at Statement Date:	$

(c) Revolving Advance Limit L/C Reduction:[2]	$

(d) Revolving Advance Limit: ((Lesser of Lines I.B.1(a) and I.B.1(b)) minus Line I.B.1(c)):	$

2. Total Outstandings at Statement Date:	$

3. Lines I.B.1(d) — I.B.2:	$

[1]	Not to exceed (A) $5,000,000 in any given calendar year or (B) $15,000,000 in the aggregate.

[2]	See Section VII for Revolving Advance Limit L/C Reduction Calculation.

Form of Compliance Certificate

4. The largest principal amount of Loans that may be borrowed under the Credit Agreement without resulting in an Event of Default under Section 7.11(c) (on a pro forma basis as of the Statement Date) after giving pro forma effect to such Loans:
$

5. Revolving Facility Liquidity Amount at Statement Date (Lesser of Lines I.B.3 and I.B.4):	$

C. Consolidated Current Liabilities at Statement Date:	$

D. Consolidated Current Liabilities consisting of any holder put right, balloon, bullet or similar final scheduled principal payment that would repay any Indebtedness permitted by Section 7.03 in full at Statement Date:
$

E. Consolidated Current Liabilities listed in Line I.D. which are due within ninety (90) days following Statement Date:	$

F. Temporary Indebtedness at Statement Date:	$

G. Without duplication, Indebtedness (whether or not reflected as a Consolidated Current Liability) under all floorplan financing arrangements at Statement Date:	$

H. Consolidated Liquidity Ratio ((Lines I.A.6. + I.B.5) ÷ (Lines I.C. – I.D. + I.E. – I.F. + I.G.):		to 1

     Minimum Required:

Period	Ratio
Closing Date through and including March 30, 2012	1.05 to 1.00
March 31, 2012 and thereafter	1.10 to 1.00

II. Section 7.11 (b) — Consolidated Fixed Charge Coverage Ratio.
A. Consolidated EBITDAR for four consecutive fiscal quarters ending on above date (“Subject Period”):
1. Consolidated Net Income for Subject Period:	$

Form of Compliance Certificate

2. Consolidated Interest Expense with respect to non-floorplan Indebtedness (including interest expense not payable in cash) for Subject Period*:	$

3. Charges against income for foreign, Federal, state and local income taxes for Subject Period*:	$

4. Depreciation expenses for Subject Period*:	$

5. Amortization expenses (including, without limitation, amortization of other intangible assets and transaction costs) for Subject Period*:	$

6. Non-cash charges for Subject Period*:	$

7. Extraordinary losses for Subject Period*:	$

8. Legal fees, broker fees and other transaction expenses incurred in connection with any Permitted Acquisition (not to exceed $1,000,000 in the aggregate for each such Acquisition) during Subject Period*:
$

9. Consolidated Rental Expense*:	$

10. Non-cash lease termination charges, net of amortization*:	$

11. Extraordinary gains during Subject Period**:	$

12. Gains on repurchases for long-term Indebtedness during Subject Period**:	$

13. Consolidated EBITDAR for Subject Period (Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 - 11 -12):	$

B. Assumed maintenance and capital expenditures during Subject Period:
1. $100,000
2. Average daily number of physical dealership locations at which the Subsidiaries operated franchised vehicle dealerships during the Subject Period = _______
3 Line II.B.1 multiplied by Line II.B.2:	$

*	To the extent deducted in computing Consolidated Net Income in Line II.A.1. above.

**	To the extent included in computing Consolidated Net Income in Line II.A.1. above.

Form of Compliance Certificate

C. Numerator (Line II.A.13 — II.B.3):	$

D. Consolidated Fixed Charges for Subject Period:
1. Consolidated Interest Expense with respect to non-floorplan Indebtedness for Subject Period:	$

2. Interest expense not payable in cash included in Line D.1. which is not payable as a result of any default for Subject Period:	$

3. Consolidated Principal Payments for Subject Period:	$

4. Consolidated Rental Expenses for Subject Period:	$

5. Federal, state, local and foreign income taxes paid on a consolidated basis during Subject Period:	$

6. Restricted Payments permitted by Section 7.06(d) made during Subject Period:	$

7. Cash refunds of income taxes during the Subject Period:	$

8. Consolidated Fixed Charges for Subject Period (Lines II.D.1 - 2 + 3 + 4 + 5 + 6 - 7):	$

E. Consolidated Fixed Charge Coverage Ratio ((Line II.C.) ÷ Line II.D.8):		to 1

Minimum Required:

Period	Ratio
Closing Date through and including March 30, 2012	1.15 to 1.00
March 31, 2012 and thereafter	1.20 to 1.00

III. Section 7.11 (c) — Consolidated Total Lease Adjusted Leverage Ratio.
A. Consolidated Total Outstanding Indebtedness at Statement Date:

1. Aggregate outstanding principal amount of Consolidated Funded Indebtedness at Statement Date:	$

2. Indebtedness under New Vehicle Floorplan Facility at Statement Date*:	$

3. Permitted Silo Indebtedness for New Vehicle or Used Vehicle inventory at Statement Date*:	$

4. Indebtedness under the Used Vehicle Floorplan Facility at Statement Date:	$

5. Temporary Indebtedness	$

6. Consolidated Total Outstanding Indebtedness at Statement Date (Lines III.A. 1 - 2 - 3 - 4 - 5):	$

B. Consolidated Rental Expense at Statement Date:	$
C. Consolidated Rental Expense related to any real property acquired during the Subject Period:	$

D. To the extent not included in Line B. above, the Rental payments for any real property Disposed of and leased back during the Subject Period as if such sale-leaseback transaction had occurred on and such “rental payments” began on the first day of the Subject Period:
$

E. Eight (8) times Consolidated Rental Expense (8 x (Line III.B. – III.C. + III.D)):	$

F. Consolidated Total Lease Adjusted Indebtedness at Statement Date (Line III.A.6 + III.E):	$

G. Consolidated EBITDAR for Subject Period (Line II.A.13):	$

H. Consolidated Total Lease Adjusted Leverage Ratio (Line III.F ÷ Line III.G):		to 1

Maximum permitted:	5.50 to 1.00
Applicable Rate — Revolving Credit Agreement

*	To the extent such amounts were included in Consolidated Funded Indebtedness in Line III.A.1. above.

*	To the extent such amounts were included in Consolidated Funded Indebtedness in Line III.A.1. above.

Form of Compliance Certificate

			Eurodollar
			Rate Loans +
Pricing		Commitment	Letter of	Base Rate
Level	Consolidated Total Lease Adjusted Leverage Ratio	Fee	Credit Fee	Loans +
1	Less than 4.00:1.00	0.30%	2.00%	1.00%
2	Less than 4.50:1.00 but greater than or equal to 4.00:1.00	0.35%	2.25%	1.25%
3	Less 5.00:1.00 but greater than or equal to 4.50:1.00	0.35%	2.50%	1.50%
4	Greater than or equal to 5.00:1.00	0.50%	2.75%	1.75%
Applicable Rate — Floorplan Credit Agreement

		Eurodollar Rate	Base Rate Loans	Eurodollar Rate	Base Rate
		Loans + (for	+ (for New	Loans + (for	Loans + (for
Commitment Fee	Commitment Fee	New Vehicle	Vehicle	Used Vehicle	Used Vehicle
on New Vehicle	on Used Vehicle	Floorplan	Floorplan	Floorplan	Floorplan
Floorplan Facility	Floorplan Facility	Facility)	Facility)	Facility)	Facility)
0.20%	0.25%	1.50%	0.50%	1.75%	0.75%

Form of Compliance Certificate

V. Information Regarding Litigation Matters.3
Describe all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount:

VI. Information Regarding Disposition.4
Describe all asset purchase agreements entered into during Subject Period, intended closing dates of dispositions thereunder and amounts of discontinued operations and all new and used vehicle floorplan indebtedness associated therewith:

VII. Revolving Advance Limit L/C Reduction Calculation.
The Revolving Advance Limit L/C Reduction is the Outstanding Amount of all L/C Obligations as of the Statement Date which have not been Cash Collateralized and shall be calculated when any period referenced below is applicable:
     (x) any period commencing one hundred and ten (110) days prior to any Other Indebtedness Maturity Date, and ending on the date such applicable Indenture Indebtedness or other Indebtedness is repaid in full, or
     (y) any period (1) commencing on any date on which each of the following conditions are met: (A) such date is less than one hundred eleven (111) days prior to any Put Option Date, (B) on at least twenty (20) of the thirty (30) Trading Days immediately preceding such date, the average Last Reported Sale Price of the Company’s Class A Common Stock was less than 130% of the Conversion Price set forth in the applicable documentation related to the Indebtedness subject to such Put Option, and (C) the Maturity Date Test Amount on such day is less than $100,000,000, and (2) ending on the date the Company’s obligations under such Put Option are paid in full.

[3]	To be included with Compliance Certificates delivered for each March, June, September and December.

[4]	VI. to be completed if Line I.A.3. is included in the Consolidated Liquidity Ratio or if Consolidated Interest Expense, Consolidated Principal Payments or Consolidated Rental Expenses attributable to Permitted Dispositions are excluded from the Consolidated Fixed Charge calculation above

Form of Compliance Certificate

EXHIBIT G
FORM OF REVOLVING JOINDER AGREEMENT
To be attached.
G-1
Form of Joinder Agreement

EXHIBIT H-1
FORM OF SECOND AMENDED AND RESTATED
PLEDGE AGREEMENT
To be attached.
H-1-1
Form of Amended and Restated Pledge Agreement

EXHIBIT H-2
FORM OF SECOND AMENDED AND RESTATED
ESCROW AND SECURITY AGREEMENT
To be attached.
H-2-1
Form of Amended and Restated Escrow and Security Agreement

EXHIBIT H-3
FORM OF SECOND AMENDED AND RESTATED
SONIC FINANCIAL PLEDGE AGREEMENT
To be attached.
H-3-1
Form of Amended and Restated Sonic Financial Pledge Agreement

EXHIBIT I
FORM OF REVOLVING
BORROWING BASE CERTIFICATE
Date: ___________, _____
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer and Wells Fargo Bank, National Association, as an L/C Issuer. Terms used herein not otherwise defined herein have the respective meanings given thereto in the Credit Agreement.
     The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that at the close of business on _________________ (the “Calculation Date”) the Revolving Borrowing Base1 was $_____________, computed as set forth on the schedule attached hereto.

SONIC AUTOMOTIVE, INC.

By:

Name:

Title:

[1]	See definition of Revolving Borrowing Base in the Credit Agreement.

Form of Revolving Borrowing Base Certificate

REVOLVING BORROWING BASE SCHEDULE

Available Revolving
Borrowing Base Amount
	Column 1	Column 2
I. Eligible Accounts
Factory Receivables, Net of Holdback:
A. Net Book Value of factory receivables	$

B. Net Book Value of warranty claims receivables — factory	$

C. Net Book Value of warranty claims receivables — other	$

D. 2210 — A/R factory holdback	$

E. Net Book Value of Accounts which constitute factory receivables, net of holdback (Lines I.A + B + C – D)	$

F. Net Book Value of Accounts described in Line I.E which are subject to any Lien (other than the Administrative Agent’s Lien or Liens permitted by Section 7.01(j) and (m) of the Credit Agreement so long as such Liens are subject to the Master Intercreditor Agreement)[2]
$

G. Net Book Value of any other Accounts described in Line I.E which fail to satisfy any of the requirements set forth in the definition of “Eligible Accounts” in the Credit Agreement	$

H. Lines I.F + G	$

I. Net Book Value of Eligible Accounts which constitute factory receivables, net of holdback (Lines I.E – H)	$

J. Line I.I x 80%		$

Finance Receivables:
K. Net Book Value of Accounts which constitute current finance receivables	$

L. Net Book Value of Accounts described in Line I.K which are subject to any Lien (other than the Administrative Agent’s Lien or Liens permitted by Section 7.01(j) and (m) of the Credit Agreement so long as such Liens are subject to the Master Intercreditor Agreement)
$

M. Net Book Value of any other Accounts described In Line I.K which fail to satisfy any of the requirements set forth in the definition of “Eligible Accounts” in the Credit Agreement	$

N. Lines I.L + M	$

[2]	Administrative Agent’s Lien means a perfected Lien of the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Loan Documents with the priority referenced in the Master Intercreditor Agreement.

Form of Revolving Borrowing Base Certificate

Available Revolving
Borrowing Base Amount
	Column 1	Column 2
O. Net Book Value of Eligible Accounts which constitute current finance receivables (Lines I.K — N)	$

P. Line I.O x 80%		$

Parts & Service Receivables:
Q. Net Book Value of Accounts which constitute receivables for parts and services	$

R. Allowance for doubtful Accounts described in Line I.Q	$

S. Amounts payable in connection with parts and services related to the Accounts described in Line I.Q	$

T. Lines I.R + S	$

U. Lines I.Q — T	$

V. Net Book Value of Accounts described in Line I.U which are subject to any Lien (other than the Administrative Agent’s Lien or Liens permitted by Section 7.01(j) and (m) of the Credit Agreement so long as such Liens are subject to the Master Intercreditor Agreement)
$

W. Net Book Value of any other Accounts described in Line I.U which fail to satisfy any of the requirements set forth in the definition of “Eligible Accounts” in the Credit Agreement	$

X. Lines I.V + W	$

Y. Net Book Value of Eligible Accounts which constitute receivables for parts and services (after netting any amounts payable in connection with such parts and services) (Lines I.U — X)	$

Z. Line I.Y x 80%		$

II. Eligible Inventory
A. Net Book Value of parts Inventory	$

B. Net Book Value of accessories Inventory	$

C. Net Book Value of parts and accessories Inventory (Lines II.A + B)	$

D. Net Book Value of parts and accessories Inventory described in Line II.C which is subject to any Lien (other than the Administrative Agent’s Lien or Liens permitted by Section 7.01(j) and (m) of the Credit Agreement so long as such Liens are subject to the Master Intercreditor Agreement)
$

E. Net Book Value of any other parts and accessories Inventory described in Line II.C which fails to satisfy any of the requirements set forth in the definition of “Eligible Inventory” in the Credit Agreement
$

Form of Revolving Borrowing Base Certificate

Available Revolving
Borrowing Base Amount
	Column 1	Column 2
F. Lines II.D + E	$

G. Net Book Value of Eligible Inventory which constitutes parts and accessories (Lines II.C — F)	$

H. Line II.G x 65%		$

III. Eligible Equipment
A. Gross Book Value of equipment — machinery and shop	$

B. Gross Book Value of equipment — parts and accessories	$

C. Gross Book Value of furniture and trade fixtures (signage)	$

D. Gross Book Value of computer equipment	$

E. Gross Book Value of company Vehicles (excluding Inventory and any other Vehicles financed by the New Vehicle Floorplan Facility, Permitted Silo Indebtedness, Permitted Service Loaner Indebtedness or included in the Used Vehicle Borrowing Base (as defined in the Floorplan Credit Agreement)
$

F. Lines III.A + B +C + D + E	$

G. Accumulated depreciation — machinery and shop	$

H. Accumulated depreciation — parts and accessories	$

I. Accumulated depreciation — furniture and trade fixtures (signage)	$

J. Accumulated depreciation — computer equipment	$

K. Accumulated depreciation — company vehicles	$

L. Lines III.F + G + H + I + J + K	$

M. Amount of Equipment Notes payable	$

N. Net Book Value of Equipment, less Equipment Notes payable (Lines III.L — M)	$

O. Net Book Value of Equipment described in Line III.N which is subject to any Lien (other than the Administrative Agent’s Lien or Liens permitted by Section 7.01(j) and (m) of the Credit Agreement so long as such Liens are subject to the Master Intercreditor Agreement)
$

P. Net Book Value of any other Equipment described in Line III.N which fails to satisfy any of the requirements set forth in the definition of “Eligible Equipment” in the Credit Agreement	$

Q. Lines III.O + P	$

R. Net Book Value of Eligible Equipment (Lines III.N — Q)	$

S. Line III.R. x 40%		$

Form of Revolving Borrowing Base Certificate

Available Revolving
Borrowing Base Amount
	Column 1	Column 2
IV. Stock of Speedway Motor Sports, Inc.
A. Fair market value (determined using the average daily share price for the five (5) Business Days immediately preceding the Calculation Date) of the 5,000,000 shares of common stock of Speedway Motor Sports, Inc. pledged as Collateral
$

B. Line IV.A. x 50%		$

V. Revolving Borrowing Base (Total of Column 2)
A. Total of column 2	$

B. Lesser of (i) Aggregate Commitments and (ii) Line V.A.	$

VI. Revolving Advance Limit
A. Revolving Advance Limit (Lines V.B)	$

B. Outstanding Amount of all Committed Loans	$

C. Outstanding Amount of all Swing Line Loans	$

D. Outstanding Amount of all L/C Obligations	$

E. Lines VI.B + C + D	$

F. Amount available to be drawn under revolving credit facility provided for by the Credit Agreement (Lines VI.A — E)		$

Form of Revolving Borrowing Base Certificate

EXHIBIT J
FORM OF SECOND AMENDED AND RESTATED
SECURITY AGREEMENT
To be attached.
J-1
Form of Amended and Restated Security Agreement

EXHIBIT K
OPINION MATTERS
To be attached.
K-1
Opinion Matters

EXHIBIT L
FORM OF MASTER
INTERCREDITOR AGREEMENT
To be attached.
L-1
Form of Master Intercreditor Agreement

EXHIBIT M
FORM OF REPORT OF
LETTER OF CREDIT INFORMATION

To:	Bank of America, N.A. as Administrative Agent

Attention:

Telephone No.:

Facimile No.:

Reference:	Letters of Credit Issued for the account of Sonic Automotive, Inc. or any Subsidiary thereof under the Second Amended and Restated Credit Agreement July [___], 2011

Reporting Period:	___/___/20__ through___/___/20__

Escalating
				Y/N(?)					Auto
	Maximum	Current		If “Y”					Renewal	Date	Amount	Type
L/C	Face	Face	Currency	Provide	Beneficiary	Issuance	Expiry	Auto	Period/	of	of	of
No.	Amount	Amount	of L/C	Schedule*	Name	Date	Date	Renewal	Notice	Amendment	Amendment	Amendment

M-1
Form of Report of Letter of Credit Information

EXHIBIT N
FORM OF FORD MOTOR CREDIT CONSENT
To be attached.
N-1
Form of Ford Motor Credit Consent

EXHIBIT O
FORM OF MATURITY DATE TEST AMOUNT CERTIFICATE
Maturity Date Test Amount Certificate Date: __________, _____
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to (i) that certain Second Amended and Restated Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Revolving Credit Agreement”; all terms used herein but not otherwise defined herein have the respective meanings given thereto in the Revolving Credit Agreement), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Revolving Administrative Agent”), Swing Line Lender and an L/C Issuer and Wells Fargo Bank, National Association, as an L/C Issuer and (ii) that certain Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Floorplan Credit Agreement”; and collectively with the Revolving Credit Agreement, the “Credit Agreements”), among the Company, certain Subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Floorplan Administrative Agent”, and collectively with the Revolving Administrative Agent, the “Administrative Agents”), New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties (as defined in the Floorplan Credit Agreement).
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [________________________] of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agents on the behalf of the Company, and that:
     Reference is hereby made to [DESCRIBE APPLICABLE INDEBTEDNESS MATURITY DATE OR PUT OPTION DATE].
     1. Attached hereto as Schedule 1 are the calculations required by each Credit Agreement setting forth the Maturity Date Test Amount as of [_____________] (the “Reporting Date”).
     2. The calculations of the Maturity Date Test Amount set forth on Schedule 1 attached hereto are true and correct on and as of the date of this Certificate.
[INSERT THE FOLLOWING IN THE EVENT MATURITY DATE TEST AMOUNT CERTIFICATE IS DELIVERED WITH RESPECT TO A PUT OPTION DATE]

Form of Maturity Date Test Amount Certificate

     [3. On at least twenty (20) of the thirty (30) Trading Days immediately preceding the Reporting Date the average Last Reported Sale Price of the Company’s Class A Common Stock [was][was not] less than 130% of the Conversion Price set forth in the applicable documentation related to the Indenture Indebtedness subject to the applicable Put Option.]
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, ____.

SONIC AUTOMOTIVE, INC.

By:

Name:

Title:

Form of Maturity Date Test Amount Certificate

SCHEDULE 1
to Maturity Date Test Amount Certificate
Maturity Date Test Amount as of the Reporting Date

1. the sum of (without duplication)
a. Cash, cash equivalents and short-term marketable securities reflected on the books of the Company and it Subsidiaries as of the Reporting Date[1]:	$

b. Net Book Value of contracts-in-transit as of the Reporting Date[2]:	$

c. Net Book Value of New Vehicles (other than Service Loaner Vehicles) as of the Reporting Date:	$

d. Net Book Value of Service Loaner Vehicles as of the Reporting Date:	$

e. Net Book Value of Used Vehicles (net of Lien payoffs and purchases) as of the Reporting Date:	$

f. 75% of Line 1.e.:	$

g. Revolving Facility Liquidity Amount as of the Reporting Date (without giving effect to any Revolving Advance Limit L/C Reduction):
i. Revolving Advance Limit:
A. Aggregate Commitments at Reporting Date:	$

B. Revolving Borrowing Base at Reporting Date:	$

C. Revolving Advance Limit (Lesser of Lines 1.g.i.A and 1.g.i.B):	$

ii. Total Outstandings at Reporting Date:	$

iii. Lines 1.g.i.C. — 1.g.ii.	$

[1]	In each case, not subject to any Lien (other than Liens created under the Loan Documents, the Flooplan Facility, Permitted Silo Indebtedness or Permitted Third Party Service Loaner Indebtedness).

[2]	In each case, not subject to any Lien (other than Liens created under the Loan Documents, the Flooplan Facility or Permitted Silo Indebtedness).

Form of Maturity Date Test Amount Certificate

iv. the largest principal amount of Loans that may be borrowed as of the Reporting Date without resulting in an Event of Default under Section 7.11(c):	$

v. Revolving Facility Liquidity Amount at Reporting Date (Lesser of Line 1.g.iii. and Line 1.g.iv.):	$

h. Line 1.a. + Line 1.b. + Line 1.c. + Line 1.d. + Line 1.f. + Line 1.g.v.:	$

2. the sum of (without duplication):
a. Total outstanding amount of Indebtedness under the New Vehicle Floorplan Facility (other than Indebtedness relating to the financing of Service Loaner Vehicles) as of the Reporting Date:	$

b. Total outstanding amount of Permitted Silo Indebtedness for New Vehicle Inventory (other than Indebtedness relating to the financing of Service Loaner Vehicles) as of the Reporting Date:	$

c. Total outstanding amount of Used Vehicle floorplan Indebtedness as of the Reporting Date:	$

d. Total outstanding amount of Indebtedness related to the financing of Service Loaner Vehicles under the New Vehicle Floorplan Facility, Permitted Silo Indebtedness or Permitted Third Party Service Loaner Indebtedness as of the Reporting Date:
$

e. Line 2.a. + Line 2.b. + Line 2.c. + Line 2.d.	$

3. Outstanding principal amount of the applicable Indenture Indebtedness or other Indebtedness subject to such maturity date or Put Option Date:	$

4. Maturity Test Date Amount:
Line 1.f. — Line 2.e. — Line 3.	$

Form of Maturity Date Test Amount Certificate

EXHIBIT P
FORM OF REPURCHASE TEST AMOUNT CERTIFICATE
Repurchase Test Amount Certificate Date: __________, _____
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to (i) that certain Second Amended and Restated Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Revolving Credit Agreement”; all terms used herein but not otherwise defined herein have the respective meanings given thereto in the Revolving Credit Agreement), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Revolving Administrative Agent”), Swing Line Lender and an L/C Issuer and Wells Fargo Bank, National Association, as an L/C Issuer and (ii) that certain Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Floorplan Credit Agreement”; and collectively with the Revolving Credit Agreement, the “Credit Agreements”), among the Company, certain Subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Floorplan Administrative Agent”, and collectively with the Revolving Administrative Agent, the “Administrative Agents”), New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties (as defined in the Floorplan Credit Agreement).
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [ ] of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agents on the behalf of the Company, and that:
     1. Attached hereto as Schedule 1 are the calculations required by each Credit Agreement setting forth the Repurchase Test Amount as of [_____________] (the “Reporting Date”).
     2. The calculations of the Repurchase Test Amount set forth on Schedule 1 attached hereto are true and correct on and as of the date of this Certificate.
P-1
Form of Repurchase Test Amount Certificate

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________, ____.

SONIC AUTOMOTIVE, INC.

By:

Name:

Title:

Form of Repurchase Test Amount Certificate

SCHEDULE 1
to Repurchase Test Amount Certificate
SECTION I. Repurchase Test Amount as of the Reporting Date

		First	Second	Third
	Current	Succeeding	Succeeding	Succeeding
	Fiscal	Fiscal	Fiscal	Fiscal
	Quarter	Quarter	Quarter	Quarter
1. the sum of (without duplication):
a. Cash, cash equivalents and short-term marketable securities reflected on the books of the Company and it Subsidiaries as of the Reporting Date[1]:	$	$	$	$

b. Net Book Value of contracts-in-transit as of the Reporting Date[2]:	$	$	$	$

c. Net Book Value of New Vehicles (other than Service Loaner Vehicles) as of the Reporting Date:	$	$	$	$

d. Net Book Value of Service Loaner Vehicles as of the Reporting Date:	$	$	$	$

[1]	In each case, not subject to any Lien (other than Liens created under the Loan Documents, the Flooplan Facility, Permitted Silo Indebtedness or Permitted Third Party Service Loaner Indebtedness).

[2]	In each case, not subject to any Lien (other than Liens created under the Loan Documents, the Flooplan Facility or Permitted Silo Indebtedness).

Form of Repurchase Test Amount Certificate

		First	Second	Third
	Current	Succeeding	Succeeding	Succeeding
	Fiscal	Fiscal	Fiscal	Fiscal
	Quarter	Quarter	Quarter	Quarter
e. Net Book Value of Used Vehicles (net of Lien payoffs and purchases) as of the Reporting Date:	$	$	$	$

f. 75% of Line 1.e.:	$	$	$	$

g. Revolving Facility Liquidity Amount as of the Reporting Date:	$	$	$	$

i. Revolving Advance Limit:
A. Aggregate Commitments at Reporting Date:	$	$	$	$

B. The Revolving Borrowing Base at Reporting Date:	$	$	$	$

C. Revolving Advance Limit L/C Reduction:[3]	$	$	$	$

D. Revolving Advance Limit ((Lesser of Lines 1.g.i.A and 1.g.i.B)) minus Line 1.g.i.C.):	$	$	$	$

[3]	See Section II for Revolving Advance Limit L/C Reduction Calculation

Form of Repurchase Test Amount Certificate

		First	Second	Third
	Current	Succeeding	Succeeding	Succeeding
	Fiscal	Fiscal	Fiscal	Fiscal
	Quarter	Quarter	Quarter	Quarter
ii. Total Outstandings at Reporting Date:	$	$	$	$

iii. Lines 1.g.i.D. — 1.g.ii.	$	$	$	$

iv. the largest principal amount of Loans that may be borrowed as of the Reporting Date without resulting in an Event of Default under Section 7.11(c):	$	$	$	$

v. Revolving Facility Liquidity Amount at Reporting Date (Lesser of Line 1.g.iii. and Line 1.g.iv.):	$	$	$	$

h. Line 1.a. + Line 1.b. + Line 1.c. + Line 1.d. + Line 1.f. + Line 1.g.v.:	$	$	$	$

2. the sum of (without duplication):

Form of Repurchase Test Amount Certificate

		First	Second	Third
	Current	Succeeding	Succeeding	Succeeding
	Fiscal	Fiscal	Fiscal	Fiscal
	Quarter	Quarter	Quarter	Quarter
a. Total outstanding amount of Indebtedness under the New Vehicle Floorplan Facility (other than Indebtedness relating to the financing of Service Loaner Vehicles) as of the Reporting Date:	$	$	$	$

b. Total outstanding amount of Permitted Silo Indebtedness for New Vehicle Inventory (other than Indebtedness relating to the financing of Service Loaner Vehicles) as of the Reporting Date:	$	$	$	$

c. Total outstanding amount of Used Vehicle floorplan Indebtedness as of the Reporting Date:	$	$	$	$

Form of Repurchase Test Amount Certificate

		First	Second	Third
	Current	Succeeding	Succeeding	Succeeding
	Fiscal	Fiscal	Fiscal	Fiscal
	Quarter	Quarter	Quarter	Quarter
d. Total outstanding amount of Indebtedness related to the financing of Service Loaner Vehicles under the New Vehicle Floorplan Facility, Permitted Silo Indebtedness or Permitted Third Party Service Loaner Indebtedness as of the Reporting Date:
	$	$	$	$

e. Line 2.a. + Line 2.b. + Line 2.c. + Line 2.d.	$	$	$	$

3. the aggregate amount of:
a. Outstanding principal amount of the applicable Indentured Payments the Company intends in good faith to make in the fiscal quarter that includes the Reporting Date:	$	$	$	$

b. Restricted Payments described in Section 7.06(f) the Company intends in good faith to make in the fiscal quarter that includes the Reporting Date:	$	$	$	$

Form of Repurchase Test Amount Certificate

		First	Second	Third
	Current	Succeeding	Succeeding	Succeeding
	Fiscal	Fiscal	Fiscal	Fiscal
	Quarter	Quarter	Quarter	Quarter
c. aggregate amount: Line 3.a. + Line 3.b.	$	$	$	$

4. Repurchase Test Amount:[4]
Line 1.h. — Line 2.e. — Line 3.c.	$	$	$	$

SECTION II. Revolving Advance Limit L/C Reduction Calculation.
The Revolving Advance Limit L/C Reduction is the Outstanding Amount of all L/C Obligations as of the Reporting Date which have not been Cash Collateralized and shall be calculated when any period referenced below is applicable:
     (x) any period commencing one hundred and ten (110) days prior to any Other Indebtedness Maturity Date, and ending on the date such applicable Indenture Indebtedness or other Indebtedness is repaid in full, or
     (y) any period (1) commencing on any date on which each of the following conditions are met: (A) such date is less than one hundred eleven (111) days prior to any Put Option Date, (B) on at least twenty (20) of the thirty (30) Trading Days immediately preceding such date, the average Last Reported Sale Price of the Company’s Class A Common Stock was less than 130% of the Conversion Price set forth in the applicable documentation related to the Indebtedness subject to such Put Option, and (C) the Maturity Date Test Amount on such day is less than $100,000,000, and (2) ending on the date the Company’s obligations under such Put Option are paid in full.

[4]	In each case, as evidenced by the reasonable satisfaction of the Administrative Agent.

Form of Repurchase Test Amount Certificate